Exhibit 10.1

                                EXECUTION VERSION



                                CREDIT AGREEMENT

                          Dated as of November 15, 2001

                                      Among

                             SOUTHERN POWER COMPANY
                                   as Borrower

                                       and

                        THE INITIAL LENDERS NAMED HEREIN
                               as Initial Lenders

                                       and

                                 CITIBANK, N.A.
                                    as Agent



                            SALOMON SMITH BARNEY INC.
                     as Lead Arranger and Syndication Agent


                       THE BANK OF TOKYO-MITSUBISHI, LTD.
                                 as Co-Arranger


            BAYERISCHE LANDESBANK GIROZENTRALE, CAYMAN ISLANDS BRANCH
                                 as Co-Arranger


               COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
                                 as Co-Arranger


                      THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                 as Co-Arranger





                                TABLE OF CONTENTS

                                                                                                                Page

                                    Article I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.         Certain Defined Terms.......................................................................1
SECTION 1.02.         Computation of Time Periods................................................................30
SECTION 1.03.         Accounting Terms...........................................................................30
SECTION 1.04.         Interpretation.............................................................................30

                                   Article II

                        AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.         The Advances...............................................................................31
SECTION 2.02.         Making the Advances........................................................................32
SECTION 2.03.         Fees.......................................................................................34
SECTION 2.04.         Termination or Reduction of the Commitments................................................34
SECTION 2.05.         Repayment of the Advances..................................................................34
SECTION 2.06.         Interest on the Advances...................................................................34
SECTION 2.07.         Interest Rate Determination................................................................35
SECTION 2.08.         Optional Conversion of the Advances........................................................37
SECTION 2.09.         Prepayments................................................................................37
SECTION 2.10.         Increased Costs............................................................................39
SECTION 2.11.         Illegality.................................................................................39
SECTION 2.12.         Payments and Computations..................................................................40
SECTION 2.13.         Taxes......................................................................................41
SECTION 2.14.         Sharing of Payments, Etc...................................................................43
SECTION 2.15.         Reservation of CP Commitments..............................................................44
SECTION 2.16.         Use of Proceeds............................................................................45

                                   Article III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.         Conditions Precedent to Effectiveness of Sections 2.01 and 2.15............................45
SECTION 3.02.         Conditions Precedent to the Initial Advances for Each Initial Project......................47
SECTION 3.03.         Conditions Precedent to Subsequent Advances for an Initial Project.........................48
SECTION 3.04.         Conditions Precedent to the Initial Advances for Each Subsequent Project...................49
SECTION 3.05.         Conditions Precedent to Subsequent Advances for a Subsequent Project.......................54
SECTION 3.06.         Conditions Precedent to CP Commitment Reservations.........................................55
SECTION 3.07.         Conditions Precedent to the Working Capital and CP Advances................................56
SECTION 3.08.         Determinations Under Sections 3.01 Through 3.07, Inclusive.................................56

                                   Article IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.         Representations and Warranties of the Borrower.............................................57

                                    Article V

                            COVENANTS OF THE BORROWER

SECTION 5.01.         Affirmative Covenants......................................................................60
SECTION 5.02.         Negative Covenants.........................................................................66

                                   Article VI

                                EVENTS OF DEFAULT

SECTION 6.01.         Events of Default..........................................................................70

                                   Article VII

                                    THE AGENT

SECTION 7.01.         Authorization and Action...................................................................72
SECTION 7.02.         Agent's Reliance, Etc......................................................................72
SECTION 7.03.         Citibank and Affiliates....................................................................73
SECTION 7.04.         Lender Credit Decision.....................................................................73
SECTION 7.05.         Indemnification............................................................................73
SECTION 7.06.         Successor Agent............................................................................73

                                  Article VIII

                                  MISCELLANEOUS

SECTION 8.01.         Amendments, Etc............................................................................74
SECTION 8.02.         Notices, Etc...............................................................................75
SECTION 8.03.         No Waiver; Remedies........................................................................76
SECTION 8.04.         Costs and Expenses, Etc....................................................................76
SECTION 8.05.         Right of Set-off...........................................................................79
SECTION 8.06.         Binding Effect.............................................................................79
SECTION 8.07.         Assignments and Participations.............................................................79
SECTION 8.08.         Confidentiality............................................................................83
SECTION 8.09.         Governing Law..............................................................................85
SECTION 8.10.         Execution in Counterparts..................................................................85
SECTION 8.11.         Jurisdiction, Etc..........................................................................85
SECTION 8.12.         No Bankruptcy Proceedings..................................................................86
SECTION 8.13.         Waiver of Jury Trial.......................................................................86


Schedules
---------

Schedule I        -        List of Commitments and Applicable Lending Offices

Schedule II       -        Terms of Subordination

Schedule III      -        Project Limits for Initial Projects

Schedule IV       -        Scheduled Completion Date, Guaranteed Heat Rate and Guaranteed Output for Each Initial Project

Schedule V        -        Testing Procedures and Reliability Test

Exhibits

Exhibit A         -        Form of Note

Exhibit B         -        Form of Notice of Utilization

Exhibit C         -        Form of Assignment and Acceptance

Exhibit D         -        Form of Confidentiality Agreement

Exhibit E         -        Form of Opinions of Counsel for the Loan Parties

Exhibit F         -        Form of Designation Agreement

Exhibit G         -        Form of Southern Equity Agreement

Exhibit H         -        Form of Southern Completion Guarantee

Exhibit I-1       -        Form of Independent Engineer and Environmental Consultant Certificate (for Funds Availability Date)

Exhibit I-2       -        Form of Independent Engineer and Environmental Consultant Certificate (other than for Funds Availability
                           Date)

Exhibit I-3       -        Form of Independent Engineer and Environmental Consultant Bring-Down Certificate

Exhibit J-1       -        Form of Independent Insurance Consultant Certificate (for Funds Availability Date)

Exhibit J-2       -        Form of Independent Insurance Consultant Certificate (other than for Funds Availability Date)

Exhibit J-3       -        Form of Independent Insurance Consultant Bring-Down Certificate

Exhibit K-1       -        Form of Independent Market Consultant Certificate (for Funds Availability Date)

Exhibit K-2       -        Form of Independent Market Consultant Certificate  (other than for Funds Availability Date)

Exhibit K-3       -        Form of Independent Market Consultant Bring-Down Certificate

Exhibit L-1       -        Form of Substantial Completion Certificate

Exhibit L-2       -        Form of Final Completion Certificate

Exhibit M         -        Form of Development Authority Sale/Leaseback Letter


                                CREDIT AGREEMENT

                          Dated as of November 15, 2001

                  SOUTHERN POWER COMPANY, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages of this agreement (the "Initial Lenders") and CITIBANK, N.A. ("Citibank"), as administrative agent (the "Agent") for the Lenders (as hereinafter defined), agree as follows:

Article I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.     Certain Defined Terms.
                  ---------------------

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Acceptable Credit Party" means any Person whose corporate credit rating is, or whose unsecured, non-credit enhanced long-term debt securities are, rated not less than "BBB" and "Baa2" by S&P and Moody's, respectively.

                  "Acceptable Credit Support" means, with respect to any Power Purchase Agreement, any of the following in form and substance reasonably satisfactory to the Majority Lenders: (a) a guaranty from an Acceptable Credit Party; (b) an irrevocable standby letter of credit, with a tenor not less than the term of such Power Purchase Agreement (or, if shorter than such term, which may be drawn if not automatically renewed prior to the stated maturity of such Power Purchase Agreement) and issued by a financial institution organized under the laws of the United States, or any state thereof, or the New York City branch of a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, in each case, whose unsecured, non-credit enhanced long-term debt securities are rated at least "A" by S&P and "A2" by Moody's and which has a combined capital and surplus of at least $1,000 million; or (c) any other instrument reasonably acceptable to the Majority Lenders.

                  "Acceptable PPA Counterparty" means, with respect to any Power Purchase Agreement, any Person which is (a) an Acceptable Credit Party, or whose obligations under such Power Purchase Agreement are secured by Acceptable Credit Support until the stated maturity of such Power Purchase Agreement; or (b) with respect to Power Purchase Agreements for not more than twenty percent (20%) of the total output of all Plants only, any Person (i) whose corporate credit rating is, or whose unsecured, non-credit enhanced long-term debt securities are, rated not less than "BBB-" and "Baa3" by S&P and Moody's, respectively; or (ii) whose obligations under such Power Purchase Agreement are secured by a Person whose corporate credit rating is, or whose unsecured, non-credit enhanced long-term debt securities are, rated not less than "BBB-" and "Baa3" by S&P and Moody's, respectively, until the stated maturity of such Power Purchase Agreement.

                  "Adjusted Project Budget" means, for each Project, the project budget for such Project setting forth the adjusted Project Costs for such Project (as compared to its Initial Project Budget), prepared in the same format as its Initial Project Budget and certified by the Borrower to be complete and correct, and delivered to the Agent by the Borrower at (a) the time of any change in the Project Limit for such Project pursuant to Section 2.01(b); and (b) the earlier of the Non-Recourse Date for such Project and the Refinancing Date with respect to such Project.

                  "Advance" means an advance by a Lender to the Borrower pursuant to Article II and refers, as the context may require, (a) to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance); or (b) to a Project Advance, a Working Capital Advance or a CP Advance (each of which shall be a "Category" of Advance).

                  "Affiliate" means, as to any Person (other than an individual), any other Person (other than an individual) that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

                  "Affiliate Subordinated Debt" means Debt of the Borrower which is subordinated to the Borrower's obligations under the Facility on terms and conditions specified in Schedule II and which is owed to or held by an Affiliate of the Borrower other than a Subsidiary of the Borrower.

                  "Agent" has the meaning set forth in the introductory paragraph to this Agreement.

                  "Agent's Account" means the account of the Agent maintained by the Agent at Citibank with its office at 2 Penns Way, Suite 200, New Castle, DE 19720, Account No. 36852248, Attention: Dave Graber re Southern Power Company.

                  "Agreement" means this agreement.

                  "Applicable Commitment Fee Percentage" means, as of any date, a percentage per annum determined by reference to the Rating Level in effect on such date and whether such date is a Low Use Date or a High Use Date, as set forth below:


                             Applicable Commitment      Applicable Commitment
             Rating Level      Fee Percentage on          Fee Percentage on
                                 Low Use Date               High Use Date
           ---------------------------------------------------------------
                Level 1             0.300%                     0.200%
           ---------------------------------------------------------------
                Level 2             0.350%                     0.250%
           ---------------------------------------------------------------
                Level 3             0.400%                     0.300%
           ---------------------------------------------------------------
                Level 4             0.475%                     0.375%
           ---------------------------------------------------------------
                Level 5             0.550%                     0.450%
           ---------------------------------------------------------------

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Margin" means, as of any date:

(a)      with respect to Base Rate Advances, 0% per annum; and

(b) with respect to Eurodollar Rate Advances, a percentage per annum determined by reference to the Rating Level in effect on such date and whether such date is a Low Use Date or a High Use Date, as set forth below:

                  --------------------------------------------------------------
                   Rating Level  Applicable Margin    Applicable Margin on High
                                 on Low Use Date               Use Date
                 ---------------------------------------------------------------
                      Level 1          1.125%                        1.250%
                 ---------------------------------------------------------------
                      Level 2          1.250%                        1.375%
                 ---------------------------------------------------------------
                      Level 3          1.500%                        1.625%
                 ---------------------------------------------------------------
                      Level 4          2.500%                        2.625%
                 ---------------------------------------------------------------
                      Level 5          2.750%                        2.875%
                 ---------------------------------------------------------------

                  "Arrangers" means, collectively, the Lead Arranger and the Co-Arrangers; each individually, an "Arranger".

                  "Assets" means, with respect to any Person, all or any part of its business, property and assets, both tangible and intangible, wherever situated.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and one or more Eligible Assignees (or other Persons approved by the Borrower and the Agent), and, if required under this Agreement, accepted by the Agent and the Borrower, in substantially the form of Exhibit C.

                  "Autaugaville 1 Project" means the approximately 618MW gas-fired electric generation plant constructed or to be constructed by the Borrower or an Affiliate of the Borrower in Autauga County, Alabama with an expected completion date in June 2003, and which is not the Autaugaville 2 Project.

                  "Autaugaville 2 Project" means the approximately 618MW gas-fired electric generation plant constructed or to be constructed by the Borrower or an Affiliate of the Borrower in Autauga County, Alabama with an expected completion date in June 2003, and which is not the Autaugaville 1 Project.

                  "Availability Period" means the period from the Funds Availability Date until the Final Maturity Date.

                  "Base Case Projections" means the Initial Base Case Projections or, if the Agent has received any Project Base Case Projections pursuant to Section 3.04, the then most recent Updated Base Case Projections.

                  "Base Rate" means for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
         (a) the Federal Funds Effective Rate as in effect at such time plus 0.5%; and (b) the per annum rate of interest from time to time publicly announced by the Agent at its principal office in the United States as its base lending rate for domestic (United States) commercial loans (which rate may not be the lowest rate of interest charged by the Agent in connection with extensions of credit to its other customers); provided that (i) if for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, the Base Rate shall be determined without regard to clause (a) of this definition until the circumstances giving rise to such inability no longer exist; and (ii) any change in the Base Rate due to a change in the rate referred to in clause (b) of this definition or in the Federal Funds Effective Rate shall be effective as of the opening of business on the date of such change in the rate referred to in such clause (b) or the Federal Funds Effective Rate, respectively.

                  "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i).

                  "Baseload" means, on any date, an electric generation plant which is projected (in the then most recent Independent Market Consultant report delivered pursuant to Article III or Section 5.01(r)) to have an average Capacity Factor of 65% or more during the Remaining Base Case Period.

                  "Borrower" has the meaning set forth in the introductory paragraph to this Agreement.

                  "Borrower Group Members" means, collectively, the Borrower and all Relevant Subsidiaries; each individually, a "Borrower Group Member".

                  "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type and Category made by each of the Lenders pursuant to Section 2.01.

                  "Borrowing Limit" means, with respect to (a) all Utilizations for any Project, the Project Limit applicable to such Project; and (b) Working Capital Advances, $25,000,000.

                  "Business Day" means any day other than a Saturday, Sunday or any day on which any Lender specifically or banking institutions generally are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings in Dollars are carried on in the London interbank market.

                  "Buydown Amount" means, with respect to any Substantially Completed Project, the aggregate principal amount of all Project Debt with respect to such Substantially Completed Project required to be prepaid upon the occurrence of a Southern Event of Default or the Buydown Date for such Substantially Completed Project pursuant to Sections 2.09(b)(i)(B) and 2.09(b)(ii)(B), respectively, in each case, so as to result in the minimum and average Portfolio Adjusted Base Case Projections, calculated on the assumptions that (a) all Recourse Debt of the Borrower Group Members (other than Recourse Debt incurred with respect to Uncompleted Plants) outstanding immediately after such prepayment is repaid in full on or prior to the end of the Remaining Base Case Period; and (b) all liquidated damages for completion of such Substantially Completed Project at a reduced capacity from that contracted for under each Power Purchase Agreement for such Substantially Completed Project which are then payable or which, after the date of determination, would become payable as a result thereof (in each case, calculated by reference to the performance of such Substantially Completed Plant, as certified by Southern to the Agent for purposes of its Substantial Completion), are paid in full when due. If on any date the Buydown Amount for more than one Substantially Completed Project is to be calculated, for purposes of calculating the Buydown Amount for each such Substantially Completed Project, all other Substantially Completed Projects shall be deemed to be Uncompleted Projects.

                  "Buydown Date" means, with respect to any Project, the date which is twenty-four (24) months after the Scheduled Completion Date for such Project, or such earlier date as may be notified in writing to the Agent by Southern.

                  "Buydown Event" means, with respect to any Project which achieves Substantial Completion, the occurrence of the Buydown Date for such Project before such Project achieves Final Completion.

                  "Capacity Factor" means, with respect to an electric generation plant in connection with determining the Required Project DSCR applicable to such plant at any time, the ratio, expressed as a percentage, of (a) the total electrical energy expected to be generated by such electric generation plant during the relevant period, as projected in the then most recent Independent Market Consultant report delivered pursuant to Article III or Section 5.01(r), to (b) the maximum possible electrical energy such electric generation plant could have generated during such period if operated at its maximum capacity rating, (i) as determined for purposes of the Power Purchase Agreement in effect with respect to such electric generation plant at such time, if any (or, if there is more than one such Power Purchase Agreement, the lowest such output under all such Power Purchase Agreements); or
         (ii) if there is no such Power Purchase Agreement then in effect, as determined as of the Non-Recourse Date for such Project.

                  "Cash Available for Corporate Debt Service" for any period means, without duplication, (a) cash earnings from operations prior to interest, principal and tax payments based on income with reference to the Borrower's consolidated financial statements (but excluding any such cash earnings attributable to Unrestricted Subsidiaries); plus (b) cash received (net of transaction costs and expenses) during such period by the Borrower and its consolidated Subsidiaries (other than Unrestricted Subsidiaries) from Sales or other dispositions of Assets not required to prepay Debt; plus (c) cash received by the Borrower from Southern in the form of equity contributions (other than Equity Contributions) or Affiliate Subordinated Debt, which cash is received during such period; plus (d) cash dividends or cash distributions received by the Borrower from Unrestricted Subsidiaries.

                  "Category" has the meaning specified in the definition of "Advance".

                  "Citibank" has the meaning set forth in the introductory paragraph to this Agreement.

                  "Co-Arrangers" means The Bank of Tokyo-Mitsubishi, Ltd., Bayerische Landesbank Girozentrale, Cayman Islands Branch, Commerzbank AG, New York and Grand Cayman Branches and The Industrial Bank of Japan, Limited.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commercial Paper" means commercial paper issued by the Borrower (a) rated at least "A-2" or better by S&P and at least "P-2" or better by Moody's; (b) having a maturity not exceeding 180 days from its issuance and occurring on or before the Final Maturity Date; and
         (c) the obligations with respect to which are not secured by any Liens or subject to any form of credit enhancement other than liquidity support provided pursuant to this Facility.

                  "Commitment" has the meaning specified in Section 2.01.

                  "Commitment Termination Date" means the date on which the Commitments of all Lenders have been terminated or cancelled in accordance with this Agreement.

                  "Completed Plants" means, as at any relevant time, (a) all Projects which (i) have then achieved Final Completion; or (ii) have then achieved Substantial Completion, the relevant Buydown Dates for which have occurred and for which the relevant Buydown Amounts, if required, have been paid; and (b) all other Plants which have then commenced commercial operation and achieved Substantial Completion.

                  "Completed Project Advances" means, at any time, all Advances then outstanding with respect to Completed Projects; each individually, a "Completed Project Advance".

                  "Completed Projects" means all Projects the Non-Recourse Date for which has occurred; each individually, a "Completed Project".

                  "Confidential Information" means information concerning the Borrower or its Affiliates which is non-public, confidential or proprietary in nature, or any information that is marked or designated confidential by or on behalf of the Borrower, which is furnished to any Lender by the Borrower or any of its Affiliates directly or through the Agent or any Arranger in connection with this Agreement or the transactions contemplated hereby (at any time on, before or after the date of this Agreement), together with all analyses, compilations or other materials prepared by such Lender or its respective directors, officers, employees, agents, auditors, attorneys, consultants or advisors (collectively, "Representatives") which contain or otherwise reflect such information.

                  "Control" has the meaning set forth in rule 12b-2 promulgated under the Securities Exchange Act of 1934.

                  "Controlled Group" means (a) the controlled group of corporations as defined in Section 414(b) of the Code and the applicable regulations thereunder; or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Code and the applicable regulations thereunder, of which the Borrower is a part or may become a part.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07 or 2.08.

                  "Corporate Interest" means, for any period, the sum of (a) the aggregate of interest expense accrued during such period by the Borrower and the Relevant Subsidiaries on Recourse Debt less the amount of interest, if any, included in such interest expense which was capitalized in accordance with GAAP, plus (b) to the extent not included in clause (a), rent or similar payments on Recourse Debt consisting of Finance Leases, capital leases, sale-leasebacks that are capitalized in accordance with GAAP, Synthetic Leases, all amortizations of the discount on Debt issued at discount, or other similar arrangements.

                  "CP Advance" has the meaning specified in Section 2.16.

                  "CP Commitment" has the meaning specified in Section 2.15.

                  "CP Commitment Reservation" means the simultaneous creation of CP Commitments by each of the Lenders pursuant to Section 2.15, and refers, as the context may require, to a CP Commitment (Original CP) Reservation or a CP Commitment (Refinancing CP) Reservation (each of which shall be a "Kind" of CP Commitment Reservation).

                  "CP Commitment (Original CP) Reservation" means a CP Commitment Reservation which is made with respect to Original Commercial Paper.

                  "CP Commitment (Refinancing CP) Reservation" means a CP Commitment Reservation which is made with respect to Refinancing Commercial Paper.

                  "Dahlberg Project" means the ten unit, approximately 810MW gas-fired electric generation plant constructed by Georgia Power Company and located in Jackson County, Georgia.

                  "Debt" means for any Person any obligations of such Person for or in respect of (a) moneys borrowed or raised (whether or not for cash) by whatever means (including acceptances, deposits, discounting, letters of credit, factoring (other than on a non-recourse basis), Finance Leases, Lease Obligations and any other form of financing which is recognized in accordance with GAAP in such Person's financial statements as being in the nature of a borrowing (excluding for the avoidance of doubt, share capital, share premium account and any capital prepayment reserve) or is treated as "off-balance" sheet financing (including all amounts financed under any Synthetic Lease or other synthetic financing transaction (excluding, in the case of any Person other than Southern, such portion of such amounts for which Southern is also directly liable and such portion of such amounts equal to any committed equity amounts from Southern in respect thereof) and all minority equity investments)); (b) the deferred purchase price of Assets or services (other than goods and services obtained on normal commercial terms in the ordinary course of business or operations); and
         (c) guarantees by such Person of obligations which constitute Debt of another Person under clause (a) or (b) above; provided that (i) for any Subsidiary of the Borrower, "Debt" shall not include any such obligation owed to the Borrower or to any Relevant Subsidiary; (ii) except for purposes of Section 6.01(d), "Debt" shall not include any obligations in connection with Trust Preferred Securities; and (iii) with respect to the Borrower, "Debt" for purposes of Section 5.01(a) shall not include up to $10,000,000 of obligations, in the aggregate amount at any time outstanding, which are secured by Liens referred to in any of paragraphs (iv), (vii), (viii), (ix), (xv) and (xvi) of
         Section 5.02(c).

                  "Debt/Equity Ratio" means with respect to any (a) Initial Project, 60:40; and (b) Subsequent Project, the ratio of (i) the Project Limit for such Project to (ii) the amount by which the Project Costs for such Project (as set forth in its Project Budget) exceeds such Project Limit.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Designated Lender" means a special purpose corporation that is identified as such on the signature pages of this Agreement, as well as each special purpose corporation that (a) shall have become a party to this Agreement pursuant to Section 8.07(i); and (b) is not otherwise a Lender.

                  "Designated Lender Note" means a Note evidencing the obligation of the Borrower to repay Advances made by a Designated Lender.

                  "Designating Lender" means each Lender that is identified as such on the signature pages of this Agreement, as well as each Lender that shall designate a Designated Lender pursuant to Section 8.07(i).
                  "Designation Agreement" means a designation agreement in substantially the form of Exhibit F, entered into by a Lender and a Designated Lender and accepted by the Agent.

                  "Development Authority Sale/Leaseback" means (a) the Wansley Sale/Leaseback; and (b) any sale of a Project (other than the Wansley Project) to a development authority created and existing under the laws of the State of Georgia (or any political sub-division thereof), where
         (i) such development authority is a political sub-division or agency of a local government of the State of Georgia; (ii) the purchase price for such Project is paid for with proceeds from the issuance of Project Bonds which are purchased by the Borrower or a wholly owned Subsidiary of the Borrower; (iii) such Project is leased by a Borrower Group Member which has the right to purchase such Project at any time at a nominal purchase price so long as all Project Bonds relating thereto have been repaid in full, (iv) Southern has issued a support letter in the form of Exhibit M; and (v) all such Project Bonds are issued at par with a repayment or maturity date which is subsequent to the Final Maturity Date and with no amortization of the Debt thereunder occurring prior thereto.

                  "Dollars" means the lawful currency of the United States.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) a commercial bank organized under the laws of the United States, or any State thereof; (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof; (e) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (e); (f) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business; and (g) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; provided that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee; provided further that the entities listed in clauses (c)-(g) above shall have a short-term credit rating of at least "Prime-2" (or the then equivalent grade) by Moody's or "A-2" (or the then equivalent grade) by S&P or "F-2" (or the then equivalent grade) by Fitch, or, if no short-term credit rating is available, a long-term credit rating of at least "Baa2" (or the then equivalent grade) by Moody's or "BBB" (or the then equivalent grade) by S&P or Fitch; provided further that if any entity listed in clause (g) above shall have no short-term or long-term credit rating, the relevant credit rating shall be the short-term or long-term credit rating of the country of which such entity is the central bank.

                  "Equity Contributions" means, with respect to any Project, (a) all equity contributed to the Borrower by Southern with respect to such Project, if any, which, if contributed after the date of this Agreement, is contributed pursuant to the Southern Equity Agreement; and (b) all retained earnings of the Borrower available for the making of a Restricted Payment in accordance with Section 5.02(b), if any, which are applied to pay outstanding Project Costs with respect to such Project.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

                  "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a member of the same "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

                  "Eurocurrency Reserve Requirements" means for any day as applied to a Eurodollar Rate Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities") in Regulation D of such Board maintained by a member bank of such System.

                  "Eurodollar Base Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Rate Advance, the rate per annum equal to the average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the respective rates notified to the Agent by each of the Reference Banks as the rate at which such Reference Bank is offered Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the London interbank eurodollar market for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Rate Advance to be outstanding during such Interest Period.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Rate" means with respect to each day during each Interest Period pertaining to a Eurodollar Rate Advance, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/100 of 1%):

                              Eurodollar Base Rate
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii).

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Exempt Asset Sale Proceeds" means the proceeds from any sale of Assets (a) in the ordinary course, which sale would not reasonably be expected to result in a material adverse effect to the operation and maintenance of the Projects; (b) other than Assets relating to any Project, to conform with governmental regulations; (c) consisting of short-term readily marketable investments purchased for cash management purposes; or (d) owned by an Unrestricted Subsidiary.

                  "Facility" means the senior unsecured revolving credit facility made or to be made available by the Lenders to the Borrower under this Agreement.

                  "Facility Rating" means, as of any date, the credit rating then in effect by S&P, Moody's or Fitch as the case may be, for the Debt under the Facility, as demonstrated by written evidence delivered to the Agent which is in form and substance reasonably satisfactory to the Agent.

                  "Federal and State Energy Law and Regulation" includes the Federal Power Act, as amended, the Public Utility Regulatory Policies Act of 1978, as amended, the Powerplant and Industrial Fuel Use Act of 1978, as amended, the Public Utility Holding Company Act of 1935, as amended, the Energy Policy Act of 1992, as amended, any State law regulating public utility companies, electric utilities, public service companies, or any similar entity, as well as any regulation implementing any of the foregoing.

                  "Federal Funds Effective Rate" means, with respect to each day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as the Agent may reasonably determine.

                  "FERC" means the Federal Energy Regulatory Commission.
                   ----

                  "Filing Condition" means, with respect to any order, approval, permit or authorization issued by FERC, (a) a ministerial subsequent filing, reporting or notification condition customarily imposed on sellers with market-based rate approval from FERC; or (b) with respect to a Power Purchase Agreement only, a condition that an unredacted version of such contract be filed on a non-confidential basis but with the requirement to make such filing held in abeyance pending resolution of a proceeding as to whether a redacted or unredacted version of such Power Purchase Agreement is to be filed on a non-confidential basis.

                  "Final Completion" means the date on which Southern certifies in the form of Exhibit L-2 to the Agent that, in the case of (a) any Project, (i) such Project has achieved Substantial Completion; and (ii) the tested output in megawatts for such Project has achieved 100% of its Guaranteed Output and such Project has achieved a tested heat rate not greater than 100% of its Guaranteed Heat Rate, in each case, as set forth in the Project Schedule for such Project and as tested in accordance with the testing procedures applicable to such Project set forth in, or determined in accordance with, Schedule V; and (b) any other electric generation plant owned or leased by the Borrower or any Relevant Subsidiary, the equivalent thereof has occurred.

                  "Final Maturity Date" means November 15, 2004.
                   -------------------

                  "Finance Lease" means, for any Person, any lease, or any hire purchase, conditional sale or other form of title retention agreement which is recognized, in accordance with GAAP, in such Person's financial statements as being in the nature of a borrowing.

                  "Fitch" means Fitch IBCA, Duff & Phelps, a division of Fitch, Inc.


                  "Funds Availability Date" has the meaning specified in Section 3.01.

                  "Generally Accepted Accounting Principles" or "GAAP" means those accounting principles, standards and practices generally accepted in the United States consistent with those applied by the Borrower, as in effect at the relevant time.

                  "Goat Rock 1 Project" means the approximately 571MW gas-fired electric generation plant constructed or to be constructed by the Borrower or an Affiliate of the Borrower in Lee County, Alabama with an expected completion date in April 2002.

                  "Goat Rock 2 Project" means the approximately 615MW gas-fired electric generation plant constructed or to be constructed by the Borrower or an Affiliate of the Borrower in Lee County, Alabama with an expected completion date in June 2003.

                  "Governmental Authority" means any nation or government, any state, province or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

                  "Granting Lender" has the meaning specified in Section
         8.07(j).

                  "Guaranteed Heat Rate" means, with respect to (a) any Initial Project, the average heat rate associated with such Project while operating in base mode (namely, at 100% combustion turbine load) at the average ambient rated conditions for such Project, as set forth in
         Schedule IV; and (b) any Subsequent Project, the average heat rate associated with such Project, as set forth in the Project Schedule delivered pursuant to Section 3.04 for such Project, while operating in the mode of operation and at the rated conditions set forth therein.

                  "Guaranteed Output" means, with respect to (a) any Initial Project, the capability of such Project with all possible modes of operation in use at rated summer conditions for such Project, including the following: operation in base load (namely, 100% combustion turbine load), full pressure operation, evaporative cooling, and power augmentation modes, as set forth in Schedule IV; and (b) any Subsequent Project, the capability of such Project, as set forth in the Project Schedule delivered pursuant to Section 3.04 for such Project, while operating in the mode of operation and at the rated conditions set forth therein.

                  "High Use Date" means each day on which the aggregate amount of all outstanding Advances exceeds 33% of the aggregate of the Commitments of all Lenders.

                  "Indemnified Costs" has the meaning specified in Section 7.05.

                    "Indemnified  Party" has the  meaning specified  in Section
               8.04(b)(i).

                  "Independent  Engineer and  Environmental Consultant" means
               R.W. Beck, Inc. or any successor consultant appointed by the Agent and reasonably acceptable to the Borrower.

                    "Independent  Insurance Consultant" means Marsh USA Inc. or any successor consultant appointed by the Agent and reasonably acceptable to the Borrower.

                    "Independent Market Consultant" means PA Consulting, Inc. or any successor consultant appointed by the Agent and reasonably acceptable to the Borrower.

                  "Information Memorandum" means the information memorandum dated October 8, 2001 and used by the Arrangers in connection with the syndication of the Commitments by the Arrangers (excluding, however, the report of the Independent Market Consultant, the Independent Engineer and Environmental Consultant and the Independent Insurance Consultant, and the information in such information memorandum the source of which is identified as the report of the Independent Market Consultant, the Independent Engineer and Environmental Consultant or the Independent Insurance Consultant).

                  "Initial Base Case Projections" means a projection prepared by the Borrower of the operating results for the Initial Projects for a period from the date of this Agreement up to and including December 31, 2023.

                    "Initial   Lenders"   has  the  meaning  set  forth in  the
               introductory paragraph to this Agreement.

                  "Initial Project Budget" means, for each Project, the project budget setting forth the Projects Costs incurred or to be incurred for such Project delivered to the Agent by the Borrower prior to the first Utilization related to such Project pursuant to Section 3.01, 3.02 or 3.06, as applicable (in the case of an Initial Project) or Section 3.04 or 3.06, as applicable (in the case of a Subsequent Project).

                  "Initial Project Limit" means, with respect to each Project, the aggregate amount of all Utilizations related to such Project that is permitted under this Agreement, which amount with respect to (a) each Initial Project, is set forth in Schedule III; and (b) each Subsequent Project, shall be calculated by the Borrower (and agreed to by the Agent) based upon the Initial Project Budget and the Project Base Case Projections for such Project as the maximum principal amount of Utilizations permitted with respect to such Project, such determination to be consistent with the Required Project DSCR for such Project (but which shall not, in any event, exceed 60% of the Project Costs, as set forth in the Initial Project Budget for such Project).

                  "Initial Projects" means, collectively, the Autaugaville 1 Project, the Autaugaville 2 Project, the Dahlberg Project, the Goat Rock 1 Project, the Goat Rock 2 Project and the Wansley Project, in each case, owned or leased (pursuant to a Development Authority Sale/Leaseback) by the Borrower, and including all buildings, structures and improvements, and easements with respect thereto, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all leases of personal property related thereto, and all other real and tangible and intangible personal property related thereto; each individually, an "Initial Project".

                  "Insurance Account" means an account of the Borrower established with the Agent pursuant to Section 5.01(l)(ii) and maintained with the Agent for purposes of holding Loss proceeds (other than business interruption insurance proceeds) in excess of $1,000,000, which are, or may become, payable with respect to Completed Projects.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter with respect to each Eurodollar Rate Advance, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one (1), two (2), three
         (3) or six (6) months, or such other period agreed between the Borrower and the Agent (acting on the instructions of all Lenders), as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided that:

                    (a) the  Borrower  may not select any  Interest  Period that ends after the Final Maturity Date;

                    (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                    (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, such Interest Period shall be extended to end on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                    (d) whenever the first day of any Interest  Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                    (e) no more than three (3)  different  Interest  Periods may exist concurrently with respect to all outstanding Advances of each Category.

                  "Intermediate (High)" means, on any date, any electric generation plant which is projected, in the then most recent Independent Market Consultant report delivered pursuant to Article III or Section 5.01(r), to have an average Capacity Factor of 45% or more, but less than 65%, in each case, during the Remaining Base Case Period.

                  "Intermediate (Low)" means, on any date, any electric generation plant which is projected, in the then most recent Independent Market Consultant report delivered pursuant to Article III or Section 5.01(r), to have an average Capacity Factor of 20% or more, but less than 45%, in each case, during the Remaining Base Case Period.

                  "Investment Grade Rating" means (a) with respect to any Person other than the Borrower, a rating of any class of its non-credit-enhanced long-term senior unsecured Debt of at least "Baa3" by Moody's and "BBB-" by S&P; and (b) with respect to the Borrower, a rating of the Debt under the Facility (giving effect to the Southern Completion Guarantee) of at least "Baa3" by Moody's and "BBB-" by each of S&P and Fitch.

                  "Kind" has the meaning specified in the definition of "CP Commitment Reservation".

                  "Law" means any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure having the force of law (and "lawful" and "unlawful" shall be construed accordingly).

                  "Lead Arranger" means Salomon Smith Barney Inc.
                   -------------

                  "Lease Obligations" means, with respect to any Person who is a lessee under any lease which is not a Synthetic Lease or a Finance Lease, the present value of all payment obligations (without double-counting) that are in the nature of a rental payment obligation or are otherwise not avoidable at the option of the lessee without incurring other costs or risks (including for this purpose purchase rights for which the failure to exercise results in other payment obligations and guarantees of value) such Person may have under such lease and related documents, provided that (i) payments which such Person may be entitled unilaterally to determine not to pay without incurring other payment obligations, (ii) termination value obligations which may be due if events not expected to happen occur (but not excluding any which are expected to be payable), and (iii) indemnity obligations, shall not be included in the meaning of "Lease Obligations". For this purpose, the present value of such "Lease Obligations" with respect to any such lease shall equal the amount obtained by discounting all relevant obligations from their respective due dates to the date of determination in accordance with accepted financial practice and at a discount factor of 10% per annum.

                  "Lenders" means the Initial Lenders, each Person that shall become a party to this Agreement pursuant to Section 8.07(a) and the Designated Lenders, if any; provided that the term "Lender" shall exclude each Designated Lender when used in reference to an Advance (except to the extent a Designated Lender is the obligee of an Advance actually funded by it pursuant to Section 2.01(c)), terms relating to the Advances (except as noted above) and the Commitments.

                  "Lien" means any mortgage, pledge, lien, hypothecation, security interest or other charge, encumbrance or other arrangement in the nature of a security interest in property; provided that the term "Lien" shall not mean any easements, rights-of-way, zoning restrictions, leases, subleases, licenses, sublicenses, other restrictions on the use of property, defects in title to property or other similar encumbrances, in each case, that do not interfere materially with the use of such property for its intended purpose.

                  "Liquidity Lender" means, with respect to any Designated Lender, any Person (other than its Designating Lender) which may be liable for the Debt of such Designated Lender.

                  "Loan Documents" means, collectively, this Agreement, the Notes, the Southern Completion Guarantee and the Southern Equity Agreement; each individually, a "Loan Document".

                    "Loan  Parties"  means,   collectively,   the Borrower and
         Southern; each individually, a "Loan Party".

                  "Loss" means, with respect to any Completed Project (a) any total or partial loss, as a result of a casualty of such Project; or
         (b) if such Project (or a substantial portion thereof) is condemned, seized, compulsorily acquired or otherwise expropriated by any Governmental Authority under power of eminent domain.

                  "Low Use Date" means each day which is not a High Use Date.

                  "Majority Lenders" means at any time Lenders owed at least a majority of the then aggregate unpaid principal amount of the Advances owing to the Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority of the aggregate amount of the Commitments.

                  "Material Adverse Effect" means a material adverse change in, or material adverse effect on, (a) the financial condition, operations, business or properties of the Borrower or Southern, as the case may be, which would have a material adverse effect on the ability of the Borrower or Southern to pay amounts owed by, or to perform obligations of, the Borrower from time to time under any Loan Document, or Southern under the Southern Completion Guarantee or the Southern Equity Agreement, as the case may be; or (b) the rights or remedies of the Lenders under, or the validity, enforceability or legality of, any Loan Document.

                  "Material Documents" means the Loan Documents and the PPA Documents.

                  "Mechanical Completion" means, with respect to any electric generation plant owned or to be owned, or leased or to be leased, by a Borrower Group Member (including the Projects), the time at which the construction manager for such plant certifies to the Borrower (a) that all construction work for such plant is complete according to the proper scope of work and such plant is ready for performance testing with the exception of Punch List Items; (b) of the satisfactory completion of the materials and equipment associated with individual turnover packages (all items within the turnover package shall be completed to the satisfaction of the Borrower's start-up or testing manager, all equipment shall be capable of operation in a safe and proper manner without voiding warranties, all equipment systems installed associated with the turnover package, including remote control systems, shall be ready to commence start-up and testing) and the satisfactory completion and documentation of the construction completion testing; and (c) of the removal of all construction, temporary facilities that may interfere with or disrupt the Borrower's start-up and plant testing activities, waste material and rubbish from the work area.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Nature" means, with respect to any Advance, a Completed Project Advance or an Uncompleted Project Advance, as the context may require.

                  "Non-Recourse Date" means, with respect to any Project, the earlier to occur of Final Completion of, and the Buydown Date (but, if a Buydown Amount is payable with respect to such Project, only if the Buydown Amount has been paid) for, such Project.

                  "Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A, evidencing the aggregate maximum indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

                  "Notice of Utilization" has the meaning specified in Section 2.02(a).

                  "Original Commercial Paper" means Commercial Paper other than
         (a) Refinancing Commercial Paper; or (b) Rollover Commercial Paper.

                  "Other Taxes" has the meaning specified in Section 2.13(a).

                  "Participant" means any Person to whom a participation has been granted by a Lender of its rights and obligations under this Agreement pursuant to Section 8.07(f).

                  "Peaker" means (a) a quickstart gas-fired simple cycle electric generation plant; or (b) on any date, any electric generation plant which is projected, in the then most recent Independent Market Consultant report delivered pursuant to Article III or Section 5.01(r), to have an average Capacity Factor of less than 20% during the Remaining Base Case Period.

                  "Permitted Encumbrances" shall mean liens for taxes not yet due and payable or being contested in good faith, mechanics' and similar liens arising or incurred in the ordinary course of business and representing obligations not yet due, and such other liens, imperfections in or failure of title, charges, easements, restrictions and encumbrances which do not materially detract from the value of the Projects for their contemplated use or materially interfere with the contemplated use thereof.

                  "Person" means any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case, whether or not having separate legal personality).

                  "Plan" means any single-employer plan as defined in Section 4001 of ERISA and to which ERISA applies, which is maintained, or at any time during the five (5) calendar years preceding the date of this Agreement was maintained, for employees of the Borrower, any Subsidiary of the Borrower or an ERISA Affiliate.

                  "Plants" means the Projects and other electric generation plants owned or leased by the Borrower or any Relevant Subsidiary.

                  "Portfolio Adjusted Base Case Projections" means, with respect to any Relevant Event, the weighted average of each of the minimum Required Project DSCRs (for each year, or part thereof, during the Remaining Base Case Period) and the average Required Project DSCRs (for the Remaining Base Case Period) applicable, in each case, to all Relevant Completed Plants immediately after such Relevant Event, with such weighted average determined, in each case, based upon the cash earnings from operations (after all operating expenses but prior to interest and principal payments and income taxes) for each such Relevant Completed Plant during the Remaining Base Case Period, determined (a) with respect to each Plant which has achieved (i) Substantial Completion but not Final Completion, by reference to the performance of such Plant, as certified by Southern to the Agent for purposes of its Substantial Completion; and (ii) Final Completion, by reference to the performance of such Plant, as certified by Southern to the Agent for purposes of its Final Completion; and (b) using the figures in an updated Independent Market Consultant report provided in connection with such Relevant Event pursuant to Section 5.01(r).

                  "Power Purchase Agreement" means any contract for the sale of electric capacity and energy by a Borrower Group Member with a term in excess of one year.

                  "PPA Documents" means all Power Purchase Agreements and, if any such Power Purchase Agreement is not with an Acceptable PPA Counterparty, all Acceptable Credit Support relating thereto.

                  "PPA Parameters" means, with respect to any electric generation plant, any Power Purchase Agreement not previously provided in the form necessary to satisfy Section 3.01(c)(ix)(D):

                           (a) with a purchaser or off-taker which is an Acceptable PPA Counterparty;

                           (b) which provides for capacity or fixed or other
                  payments to the Seller which are payable regardless of availability (except to the extent caused by the Seller or by force majeure) or actual dispatch of such plant, and which are sufficient to achieve the Required Project DSCR applicable to such plant (in each case, prorated if such Power Purchase Agreement is not for the entire capacity of such plant);

                           (c) pursuant to which (i) if such plant has not yet
                  achieved Substantial Completion, upon Substantial Completion, all conditions precedent for commencement of the obligations of the purchaser or off-taker with respect to payment for capacity, energy or ancillary services provided under such Power Purchase Agreement (other than the passage of time) will have been satisfied; (ii) if such plant has achieved Substantial Completion, all conditions precedent for commencement of the obligations of the purchaser or off-taker with respect to payment for capacity, energy or ancillary services provided under such Power Purchase Agreement (other than the passage of time) have been satisfied; and (iii) penalties or liquidated damages for delay in completion of construction or completion of such plant at a reduced capacity from that contracted for under such Power Purchase Agreement (or equivalent sums), if any, are payable by the Seller at or are only accrued as of or prior to Substantial Completion;

                           (d) pursuant to which the obligations of the Seller
                  (i) with respect to the date when, and the extent to which, such plant is available for dispatch, is consistent with the Scheduled Completion Date for such Project (or the equivalent thereof, as applicable), as confirmed by the Independent Engineer and Environmental Consultant, or may otherwise be met with other resources available to the Seller; and (ii) which relate to performance of such plant (with respect to output, heat rate and availability) are consistent with the design of, and technical and performance parameters applicable to, such plant, as confirmed by the Independent Engineer and Environmental Consultant, or may otherwise be met with other resources available to the Seller;

                           (e) pursuant to which substantially all costs and
                  expenses payable by the Seller with respect to fuel (including any transportation thereof) for the generation of capacity, energy and/or ancillary services provided to the purchaser or off-taker thereunder are (i) subject to a full "pass-through" to, or may otherwise be recovered in full from, the purchaser or off-taker; or (ii) recoverable from the purchaser or off-taker, based on a fuel price index that matches with reasonable closeness the projected fuel type and fuel costs of such Project, to the extent that the heat rate of such plant satisfies applicable heat rates agreed between the parties in such Power Purchase Agreement;

                           (f) pursuant to which fixed and variable operations
                  and maintenance costs and expenses will be provided for either in the capacity payment under such Power Purchase Agreement or in a separate $/kW-year or $/MWh payment;

                           (g) which would not subject the Seller to market
                  damages to cover replacement costs incurred by the purchaser or off-taker for any failure by the Seller to perform its obligations under such Power Purchase Agreement, to the extent such failure is due to planned or scheduled outages of such plant or events of force majeure (whether expressly provided or after taking into account the availability factor utilized in such Power Purchase Agreement);

                           (h) which does not require the granting of any Lien in connection therewith; and

                           (i) which is not assignable, except to another
                  Acceptable PPA Counterparty or unless such assignment does not release the original Acceptable Counterparty from its obligations.

                  "Project Advance" has the meaning specified in Section 2.16.

                  "Project Base Case Projections" means, with respect to any Subsequent Project, projections prepared by the Independent Engineer and Environmental Consultant (and approved by the Borrower) for such Project in the same format as the Initial Base Case Projections and reflecting the prices, costs and other relevant amounts set forth in the certificates from the Independent Market Consultant and the Independent Engineer and Environmental Consultant delivered in connection with such Project pursuant to Section 3.04.

                  "Project Bonds" means industrial development revenue bonds issued by any development authority created and existing under the laws of the State of Georgia in connection with a Development Authority Sale/Leaseback.

                  "Project Budget" means, for each Project, its Initial Project Budget or, if an Adjusted Project Budget has been received by the Agent for such Project pursuant to Section 2.01(b) or 5.01(r), the then most recent Adjusted Project Budget.

                  "Project Costs" means, with respect to any Project, the cost of the development, design, engineering, acquisition, installation, equipping, construction, assembly, inspection, testing, completion, and start-up of such Project, including (without duplication): (a) all amounts payable under any construction contracts, any contractor bonuses, site acquisition and preparation costs, any interconnection and transmission upgrade costs payable by any Borrower Group Member, all steam and water interconnection costs, all costs related to water clarification facilities and/or water treatment facilities, all costs of acquisition and construction of natural gas fuel handling and processing equipment (if any) and interconnection expenses payable by any Borrower Group Member and all other costs payable by any Borrower Group Member under all Power Purchase Agreements and other contracts relating to such Project; (b) all other costs, including fuel-related costs and prepaid fuel costs, management services fees and expenses and expenses to complete the development, acquisition, construction and financing of such Project; and (c) interest on Advances made with respect to, and commitment fees on the unused portion of the Commitments available to, such Project; provided that in the case of Projects that are not wholly owned or leased (pursuant to a Development Authority Sale/Leaseback) by the Borrower or a wholly owned Subsidiary (other than an Unrestricted Subsidiary) of the Borrower, Project Costs shall consist of a pro rata portion (based on the Borrower's ownership or leasehold interest percentage in such Project or direct or indirect ownership percentage in the Person owning such Project, as the case may
         be) of the amounts of costs described above.

                  "Project Debt" means, at any time with respect to any Project, all Advances then outstanding and all Commercial Paper then outstanding (and as to which a CP Commitment Reservation is then in effect), in each case, with respect to such Project.

                  "Project DSCR" means, at any time with respect to any electric generation plant, a pro forma ratio, for each of the twenty (20) years (or part thereof) after the Scheduled Completion Date for such electric generation plant (or equivalent thereof if such plant is not a Project), of (a) all cash earnings from operations of such electric generation plant, prior to interest, principal and any income tax payments during such year (or part thereof, as the case may be), to (b) all Debt service during such year (or part thereof, as the case may be) with respect to Debt incurred with respect to such electric generation plant (assuming such Debt is fully amortized during such twenty (20) year period and a fixed interest rate of 8.25% per annum).

                  "Project Finance Debt" means Debt incurred or existing in connection with the financing or refinancing of any Asset (other than a Project or the Assets comprising a Project, or any portion thereof), the repayment of which Debt is to be made from the revenues arising out of, or other proceeds of realization from, the acquired or created Asset or project, with recourse to those revenues and proceeds and Assets forming the subject matter of such Asset or project (including insurance, contracts and shares or other rights of ownership in the entity(ies) which own the relevant Assets or project) and other Assets ancillary thereto but without substantial recourse to any other Asset (other than Assets of any Unrestricted Subsidiary) or otherwise to the Borrower or any Relevant Subsidiary; provided that substantial recourse shall not be deemed to exist by reason of normal and customary sponsor support arrangements if (a) the Borrower's obligations under such arrangements, together with all other such arrangements then in existence, does not exceed the net cash available for Restricted Payments by the Borrower pursuant to Section 5.02(b) in its two (2) fiscal quarters immediately preceding the incurrence thereof; and (b) the Borrower has an Investment Grade Rating which is reaffirmed by S&P and Moody's immediately after the incurrence of such obligations.

                  "Project Limit" means, with respect to each Project, the aggregate amount of all Utilizations related to such Project that is permitted under this Agreement, which amount with respect to (a) each Initial Project, is set forth in Schedule III; and (b) each Subsequent Project, shall be calculated by the Borrower (and agreed to by the Agent) based upon the Initial Project Budget and the Project Base Case Projections for such Subsequent Project as the maximum principal amount of Utilizations permitted with respect to such Project, such determination to be consistent with the Required Project DSCR for such Project (but which shall not, in any event, exceed the amount equal to 60% of the Project Costs, as set forth in the Initial Project Budget for such Project), in each case, as amended pursuant to Section 2.01(b); provided that the "Project Limit" for (i) each Project which is an Uncompleted Project on the date of the first Utilization with respect to such Project shall, from and after the Non-Recourse Date for such Project, be the aggregate principal amount of all Utilizations outstanding as of the date of determination (including the Utilizations, if any, made on the Non-Recourse Date or repaid or reduced (in the case of a repayment of Commercial Paper and the corresponding reduction in the outstanding CP Commitments, if any, made with respect to such Commercial Paper) on or after the Non-Recourse
         Date); and (ii) each Project which is a Completed Project on the date of the first Utilization with respect to such Project shall, as of each date after the date of such first Utilization, be the aggregate principal amount of all Utilizations outstanding on the date of determination (including the Utilizations, if any, made on such date or repaid or reduced (in the case of a repayment of Commercial Paper and the corresponding reduction in the outstanding CP Commitments, if any, made with respect to such Commercial Paper) on such date).

                  "Project Schedule" means, with respect to each Project, a schedule for such Project which, with respect to each (a) Initial Project, is set forth in Schedule IV; and (b) Subsequent Project, is delivered by the Borrower to the Agent prior to the first Utilization related to such Project pursuant to Section 3.04 or 3.06 (as the case may be), setting forth such Project's Scheduled Completion Date (if such Project has not yet achieved Final Completion) and the Guaranteed Output and Guaranteed Heat Rate for such Project.

                  "Projects" means, collectively, the Initial Projects and the Subsequent Projects; each individually, a "Project".

                  "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

                  "Punch List Items" means, with respect to the construction of any electric generation plant, those incomplete work items that do not have a material effect on the operations and maintenance of such plant, including painting, platforms, and damaged instrument glass.

                  "Rating Level" means, with respect to any date, any of the following levels (with Level 1 being the "highest" of such Rating Levels and Level 5 being the "lowest"), as determined by reference to the Facility Ratings, if any, on such date issued by S&P, Fitch and
         Moody's:

        ----------------------------------------------------
                                        Facility Rating:
           Rating Level                 S&P/Moody's/Fitch
        ----------------------------------------------------
              Level 1               BBB+/Baa1/BBB+ or higher
        ----------------------------------------------------
              Level 2                     BBB/Baa2/BBB
        ----------------------------------------------------
              Level 3                    BBB-/Baa3/BBB-
        ----------------------------------------------------
              Level 4                 BB+/Ba1/BB+ or lower
        ----------------------------------------------------
              Level 5                Unrated/Partially Rated
        ----------------------------------------------------

         provided that (i) if on any day the Facility Ratings established by S&P, Fitch and Moody's fall within different Rating Levels, the Rating Level for such day shall be determined by reference to the lowest such Facility Rating; (ii) if any Facility Rating established by S&P, Fitch or Moody's shall be changed, such change shall be effective as of the date on which such change is notified in writing to the Borrower, or is announced publicly, by the rating agency making such change; and (iii) if S&P, Fitch or Moody's shall change the basis on which ratings are established, each reference to a Facility Rating announced by S&P, Fitch or Moody's, as the case may be, shall refer to the then equivalent rating by S&P, Fitch or Moody's, as the case may be.

                  "Recourse Debt" means all Debt of the Borrower and each Relevant Subsidiary (including subordinated debt) other than Affiliate Subordinated Debt.

                  "Reference Banks" means Citibank, The Bank of Tokyo-Mitsubishi, Ltd. and Commerzbank AG.

                  "Refinancing" means the incurrence of Debt by the Borrower or any Subsidiary (other than pursuant to the issuance of Original Commercial Paper or Rollover Commercial Paper) for purposes of refinancing Project Costs for, or outstanding Utilizations made with respect to, one or more Projects.

                  "Refinancing Commercial Paper" means Commercial Paper the proceeds of which are used to refinance outstanding Project Advances made with respect to the same Project.

                  "Refinancing Date" means, with respect to any Project, the date on which there are no outstanding Advances made with respect to such Project and no Commitments available with respect to such Project.

                  "Register" has the meaning specified in Section 8.07(d).

                  "Relevant Completed Plants" means, when used to determine (a) the Buydown Amount to be paid in connection with the occurrence of the Buydown Date for any Substantially Completed Project, all Completed Plants as of such Buydown Date (other than any other Substantially Completed Project for which a Buydown Amount is also paid or to be paid on such Buydown Date) and such Substantially Completed Project; (b) the Buydown Amount to be paid with respect to any Substantially Completed Project upon the occurrence of a Southern Event of Default, all Completed Plants as of such Buydown Date (other than any other Substantially Completed Project for which a Buydown Amount is also paid or to be paid as a result of such Southern Event of Default) and such Substantially Completed Project; and (c) the amount, if any, to be prepaid pursuant to Section 2.09(b)(iii) on the Sale Prepayment Date relating to any Sale, all Completed Plants as of such Sale Prepayment Date.

                  "Relevant Event" means, as the context may require, a Buydown Event, a Southern Event of Default or a Sale Event.

                  "Relevant Subsidiaries" means, collectively, all Subsidiaries (other than Unrestricted Subsidiaries) of the Borrower; each individually, a "Relevant Subsidiary".

                  "Remaining Base Case Period" means, as of any date, the period from the first day of the fiscal quarter in which such day occurs up to and including December 31, 2023.

                  "Reportable Event" means a "reportable event" as defined in
         Section 403 of ERISA with respect to which the notice requirements to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto) have not been waived.

                  "Representatives" has the meaning specified in the definition of "Confidential Information".

                  "Required Lenders" means at any time Lenders owed at least 75% of the then aggregate unpaid principal amount of the outstanding Advances, or, if no such principal amount is then outstanding, Lenders having at least 75% of the aggregate amount of the Commitments.

                  "Required Project DSCR" means, at any date with respect to any electric generation plant, the following minimum Project DSCR for each of the years (or part thereof) thereafter during the 20 years after the Scheduled Completion Date of such plant (if it is a Project), or the equivalent thereof (if such plant is not a Project), and the following average Project DSCR for such period: (a) if such electric generation plant is a Baseload, an average Project DSCR of 3.30:1.00 and a minimum Project DSCR of 2.50:1.00; (b) if such electric generation plant is an Intermediate (High), an average Project DSCR of 3.60:1.00 and a minimum Project DSCR of 2.80:1.00; (c) if such electric generation plant is an Intermediate (Low), an average Project DSCR of 4.30:1.00 and a minimum Project DSCR of 3.70:1:00; and (d) if such electric generation plant is a Peaker, an average Project DSCR of 5.00:1.00 and a minimum Project DSCR of 4.50:1.00; provided that (i) an average and a minimum Project DSCR of 1.60:1.00 shall be applicable during the term of any Power Purchase Agreement entered into with respect to the entire capacity of such electric generation plant which is owned by the Borrower or any Relevant Subsidiary, if the Agent has received a Required Project DSCR Certificate, dated as of such date, with respect to such electric generation plant; and (ii) if the entire capacity of such electric generation plant which is owned by the Borrower or any Relevant Subsidiary is not contracted for under all such Power Purchase Agreements, the average and minimum Project DSCRs applicable to such electric generation plant shall be determined by reference to the weighted average of 1.60:1.00 and the minimum and average Project DSCR (as the case may be) applicable to such electric generation plant if there were no such Power Purchase Agreement, with such weighted average determined based upon the portion of the capacity of such electric generation plant which is the subject of such Power Purchase Agreement(s) at any relevant time.

                  "Required Project DSCR Certificate" means a certificate of the Borrower certifying, with respect to each Power Purchase Agreement and related Acceptable Credit Support, if any, entered into with respect to
         (a) any Project, and which PPA Documents were previously delivered to the Agent in satisfaction of Section 3.01(c)(ix)(D), 3.02(c)(ii), 3.04(c) or 3.06(a) or (d), that each such PPA Document remains in full force and effect, all necessary approvals under all Federal and State Energy Laws and Regulations required to be obtained with respect thereto under Section 3.02, 3.04 or 3.06 (as applicable) remain in full force and effect, and there is no litigation, arbitration or administrative proceeding currently pending against any Borrower Group Member concerning (i) the pricing terms under such Power Purchase Agreement; or (ii) any such PPA Document which has had or would reasonably be expected to have a Material Adverse Effect; and (b) any other Plant which is not a Project, and which PPA Documents are delivered to the Agent together with such certificate, that (i) such Power Purchase Agreement complies with all of the PPA Parameters and does not contain any additional terms not set forth in the PPA Parameters which impose additional material obligations outside the ordinary course of business of the industry generally on, or otherwise materially reduce the benefit to, any Borrower Group Member thereunder;
         (ii) such PPA Documents are in full force and effect; and (iii) all necessary approvals required to be obtained with respect to such PPA Documents under all Federal and State Energy Laws and Regulations have been obtained, are in full force and effect and are final and non-appealable but for any Filing Conditions, and do not contain any restrictions, conditions or requirements which are then required to be satisfied and have not been satisfied, other than any Filing Conditions.

                  "Restricted Payments" means, with respect to any Person, any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any class of capital stock of such Person.

                  "Rollover Commercial Paper" means any Commercial Paper which is issued in the amount of, and for the repayment of, existing Commercial Paper on the maturity thereof and for which CP Commitments are then outstanding under the Facility.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Sale" means the sale (including by way of sale/leaseback other than a Development Authority Sale/Leaseback), in whole or in part, of any Asset of the Borrower or any of its Relevant Subsidiaries or the ownership interest in any direct or indirect Relevant Subsidiary to a Person which is not a Borrower Group Member.

                  "Sale Event" means, with respect to any Sale, the earlier to occur of (a) the date which is six (6) months after receipt of all or any part of the Sale Proceeds arising from such Sale; and (b) issuance of a prepayment notice from the Borrower with respect to the Sale Proceeds from such Sale.

                  "Sale Prepayment Date" has the meaning specified in Section 2.09(b)(iii).

                  "Sale Proceeds" means, with respect to any Sale, the proceeds arising from such Sale, net of customary transaction costs and expenses, other than (a) Exempt Asset Sale Proceeds; and (b) proceeds which are applied to repay all Recourse Debt of the Borrower and its Relevant Subsidiaries, other than Debt under the Facility, incurred in connection with the acquisition, improvement, development, ownership or operation of such Asset.

                  "Scheduled Completion Date" means, with respect to each Project, the date on which its Final Completion is expected to occur, as set forth in the Project Schedule for such Project.

                  "Seller" means, with respect to any electric generation plant, the Borrower or any Relevant Subsidiary which owns or leases such plant, as the case may be.

                  "Similar Asset" means any gas-fired electric generation plant (other than an Initial Project or a Subsequent Project) in, or to be constructed in, the United States, which is, or is to be, owned wholly or partially (as tenants-in-common) or leased (pursuant to a Development Authority Sale/Leaseback) by the Borrower or by any Relevant Subsidiary which is wholly or majority owned by, and is controlled by, the Borrower, including all buildings, structures and improvements, and easements with respect thereto, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all leases of personal property related thereto, and all other real and tangible and intangible personal property related thereto.

                  "Southern" means The Southern Company, a Delaware corporation.

                  "Southern Completion Guarantee" means the agreement executed or to be executed among the Borrower, the Agent and Southern in the form or substantially in the form of Exhibit H.

                  "Southern Equity Agreement" means the agreement executed or to be executed among the Borrower, the Agent and Southern in the form or substantially in the form of Exhibit G.

                  "Southern Event" means any Southern Event of Default or any event, occurrence or circumstance which with the passage of time and/or giving of any notice would become a Southern Event of Default.

                  "Southern Event of Default" has the meaning specified for the terms "Guarantor Event of Default" and "Southern Event of Default" in
         Section 5 of the Southern Completion Guarantee and Section 2(i) of the Southern Equity Agreement, respectively.

                  "SPV" has the meaning specified in Section 8.07(j).

                  "Stub Period" means, with respect to any Project and any Power Purchase Agreement relating to such Project, the period from the Scheduled Completion Date for such Project up to and including the date when all obligations of the purchaser or off-taker under such Power Purchase Agreement commences.

                  "Subsequent Projects" means, collectively, (a) gas-fired electric generation plants (other than the Initial Projects) in, or to be constructed in, the United States, which are or are to be wholly or partially financed by the Facility, owned wholly or partially (as tenants-in-common) or leased (pursuant to a Development Authority Sale/Leaseback) by the Borrower or by any Relevant Subsidiary which is wholly or majority owned by, and is controlled by, the Borrower, including all buildings, structures and improvements, and easements with respect thereto, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all leases of personal property related thereto, and all other real and tangible and intangible personal property related thereto; and (b) each Similar Asset acquired in accordance with Section 5.01(l)(iii) or pursuant to a reinvestment of Sale Proceeds made in accordance with Section 5.01(m); each individually, a "Subsequent Project".

                  "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which (or in which) shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

                  "Substantial Completion" means the date on which Southern certifies in the form of Exhibit L-1 to the Agent that, in the case of
         (a) any Project, (i) such Project has achieved Mechanical Completion;
         (ii) such Project has passed an emissions test demonstrating that it can operate in accordance with its permits; (iii) such Project has achieved at least 95% of its Guaranteed Output and has achieved a heat rate not greater than 105% of its Guaranteed Heat Rate, in each case, as set forth in the Project Schedule for such Project and as tested in accordance with the testing procedures applicable to such Project set forth in, or determined pursuant to, Schedule V; (iv) such Project has successfully completed the reliability run applicable thereto, as set forth in, or determined pursuant to, Schedule V; (v) such Project has obtained final, non-appealable permits required to operate as designed as of such date; and (vi) all necessary facilities for the transportation of natural gas to, the necessary electric interconnect facilities for, and all necessary facilities for the procurement, transportation and discharge of water to and from, such Project have been completed; and (b) any other electric generation plant owned or leased by the Borrower or any Relevant Subsidiary, the equivalent thereof has occurred.

                  "Substantially Completed Projects" means, as at any date, all Projects which have achieved Substantial Completion but not Final Completion as of such date; each individually, a "Substantially Completed Project".

                  "Synthetic Lease" means a financing for any Asset which is characterized as an operating lease under GAAP, but which is treated as a financing under the Code.

                  "Taxes" has the meaning specified in Section 2.13(a).

                  "Total Capitalization" means the sum of (a) the aggregate of the capital stock and other equity accounts (including retained earnings and paid-in capital) of the Borrower; (b) to the extent not included under clause (a) or (d), the aggregate amount of any funded Equity Contributions; (c) Recourse Debt; and (d) Affiliate Subordinated Debt; provided that "Total Capitalization" shall not include (i) the obligations of any Borrower Group Member with respect to any Trust Preferred Securities; and (ii) any capital stock or other equity (including paid-in capital and retained earnings, other than retained earnings which are permitted to be distributed by an Unrestricted Subsidiary to a Borrower Group Member) attributable, directly or indirectly, to an Unrestricted Subsidiary.

                  "Total Project Costs" means, with respect to each Completed Project, the Project Costs incurred with respect to such Project as of the Non-Recourse Date for such Project (including all Project Costs incurred on such date).

                  "Trust Preferred Securities" means deferrable interest debt securities, and any related securities issued by a trust or other special purpose entity in connection therewith, as long as (a) the maturity date of all such Debt is subsequent to the Final Maturity Date and there is no amortization of such Debt prior to the Final Maturity Date; (b) the obligations with respect thereto are not secured by any Liens (other than Liens on such debt securities and any proceeds thereof); and (c) the Borrower's obligations under the Facility are senior in right of payment in full in cash to such Debt, and such Debt is expressly made fully subordinated in right of payment in full in cash to all obligations of the Borrower with respect to the Facility.

                  "Type" has the meaning specified in the definition of "Advance".

                  "Uncompleted Plants" means all Plants which are not Completed Plants; each individually, an "Uncompleted Plant".

                  "Uncompleted Project Advances" means, at any time, all Advances then outstanding with respect to Uncompleted Projects; each individually, an "Uncompleted Project Advance".

                  "Uncompleted Projects" means all Projects which are not Completed Projects; each individually, an "Uncompleted Project".

                  "United States" means the United States of America.

                  "Unrated/Partially Rated" means the Debt under the Facility is not rated by each of S&P, Fitch and Moody's.

                  "Unrestricted Subsidiary" means any Subsidiary of the Borrower (other than any Subsidiary of the Borrower which directly or indirectly owns a Project or any portion thereof) all the Debt of which (a) is nonrecourse to the Borrower or any of the Borrower's other Subsidiaries (other than any other Unrestricted Subsidiary), other than with respect to stock or other ownership interest of the Borrower or any of its other Subsidiaries in such Subsidiary or to the extent permitted with respect to Project Finance Debt; and (b) is not secured by any Assets of the Borrower or any of its Subsidiaries (other than the Assets of, or stock or other ownership interests in, an Unrestricted Subsidiary).

                  "Unused" means, with respect to each Lender's Commitment, the amount which is equal to such Lender's Commitment minus all outstanding Advances made by such Lender.

                  "Updated Base Case Projections" means, as of any date, the Initial Base Case Projections, as supplemented by all Project Base Case Projections previously delivered pursuant to Section 3.04, in each case, for a period from such date up to and including December 31, 2023.

                  "U.S. Tax Law Change" has the meaning specified in Section 2.13(a).

                  "Utilizations" means a Borrowing or a CP Commitment Reservation, as the context may require; each individually, a "Utilization".

                  "Wansley Project" means the approximately 1,134MW gas-fired electric generation plant constructed or to be constructed by the Borrower or an Affiliate of the Borrower in Heard County, Georgia with an expected completion date in June 2002.

                  "Wansley Sale/Leaseback" means the sale/leaseback of the Wansley Project, pursuant to the Lease Agreement dated as of December 1, 2000 between the Development Authority of Heard County (a public body corporate and politic created and existing under the laws of the State of Georgia), as lessor, and the Borrower (as assignee of Georgia Power Company), as lessee (as amended, modified and supplemented from time to time to extend such lease to additional real or personal property comprising the Wansley Project), and all documents relating thereto.

                  "Working Capital Advance" has the meaning specified in Section 2.16.

                    SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                    SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                    SECTION   1.04.    Interpretation.  In  this Agreement:

                         (a) the  singular  includes  the  plural and the plural
                    includes the singular;

                         (b) the word "or" is not exclusive;

                         (c) the words "include", "includes" and "including" are
                    not limiting;

                         (d) a  reference  to an Article,  Section, Schedule or
                    Exhibit is to the Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated, and Schedules and Exhibits to this Agreement shall be deemed incorporated by reference in this Agreement;

                         (e) references to any document, instrument or agreement
                    shall  include  (i)  all   schedules,  exhibits  and  other
                    attachments thereto; and (ii) all documents, instruments or agreements issued or executed in replacement thereof;

                         (f) references to any document or agreement, including
                    this Agreement, shall be deemed to include references to such document or agreement as amended, supplemented, modified or restated and in effect from time to time in accordance with its terms and subject to the conditions set forth herein and therein;

                         (g) references to "days" shall mean calendar days, unless the term "Business Days" shall be used; and

                         (h) the Loan  Documents are the result of  negotiations
                    among the Loan Parties, the Agent, each Initial Lender and their respective counsel. Accordingly, the Loan Documents shall be deemed the product of all parties thereto, and no ambiguity shall be construed in favor of or against the Loan Parties, the Agent or any Lender.

                                   Article II

                        AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Advances. (a) The Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Borrower from time to time on any Business Day during the period from the Funds Availability Date to the Final Maturity Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on Schedule I or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to
Section 8.07(d), as such amount may be reduced pursuant to Section 2.04 (such Lender's "Commitment"); provided that (i) only one Borrowing of Project Advances shall be permitted with respect to each of the Dahlberg Project and any Subsequent Project which, as of the date of acquisition thereof by a Borrower Group Member, is a Completed Project; (ii) Project Advances for any Project shall be made in an aggregate amount not to exceed the Project Limit for such Project (as reduced, in accordance with Section 2.15, to reflect the aggregate amount of all outstanding CP Commitment Reservations, if any, relating to such Project); (iii) CP Advances for any Project shall be made in an aggregate amount not to exceed the aggregate of all CP Commitment Reservations for such Project;
(iv) Working Capital Advances shall be made in an aggregate amount not to exceed the lesser of (A) the Borrowing Limit for Working Capital Advances; and (B) the aggregate of all Unused Commitments minus all CP Commitment Reservations; and
(v) the aggregate principal amount of all outstanding Advances and CP Commitment Reservations shall not exceed $850,000,000. Each Borrowing shall be in an aggregate amount of $5,000,000 and an integral multiple of $1,000,000 in excess thereof, except for any Borrowing of the remaining Unused portion of the Commitments available for the making of Advances within the applicable Borrowing Limit. Each Borrowing shall consist of Advances of the same Type and Category made on the same day by the Lenders ratably according to their respective Commitments. The Borrower may make more than one Borrowing on the same day; provided that (x) such Borrowings are of different Categories; and (y) no more than two Borrowings of each Category may be made during any one calendar month. Within each Lender's Commitment, the applicable Borrowing Limit and the Availability Period, and subject to the conditions set forth in Article III, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.

          (b) Project Limit Modification. The Borrower shall have the right, upon at least thirty (30) days' notice to the Agent,to modify the Project Limit applicable to any Uncompleted Project; provided that:

                         (i) the aggregate  principal amount of all outstanding
                    Advances and CP Commitment Reservations shall not exceed $850,000,000;

                         (ii) the  aggregate  of all  increases  in the Project
                    Limit for any Project may not exceed 10% of the Initial Project Limit for such Project;

                         (iii) other than with respect to any modification reducing such Project Limit to zero, the Agent shall have received an Adjusted Project Budget for such Project; and

                         (iv) the aggregate  principal amount of all outstanding
                    Advances and CP Commitment Reservations with respect to such Project shall not exceed the Project Limit, upon such modification, for such Project.

          (c) Designated Lenders. For any Lender which is a Designating Lender, any Advance to be made by such Lender may from time to time be made by its Designated Lender in such Designated Lender's sole discretion, and nothing herein shall constitute a commitment to make Advances by such Designated Lender; provided that if any Designated Lender elects not to, or fails to, make any such Advance, its Designating Lender hereby agrees that it shall make such Advance pursuant to the terms of this Agreement. Any Advance actually funded by a Designated Lender shall constitute a utilization of the Commitment and, in the case of a CP Advance, the CP Commitment of the Designating Lender for all purposes under this Agreement.

          SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or not later than 11:00 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Utilization") shall be by telephone, confirmed immediately by telecopier in substantially the form of Exhibit B, (i) specifying therein the requested (A) date of such Borrowing;
     (B) Type and Category of Advances comprising such Borrowing; (C) aggregate amount of such Borrowing; (D) in the case of a Borrowing comprising Project Advances or CP Advances, aggregate principal amount of the Advances to be made with respect to each Project; and (E) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance; (ii) in the case of a Borrowing comprising of Project Advances, specifying therein the relevant Project(s) and containing a representation that proceeds of the requested Borrowing will be used to finance Project Costs for such Project(s) (including, in the case of any Project, repayment of any Affiliate Subordinated Debt incurred by the Borrower to fund the costs of acquiring such Project and Project Costs paid in respect of such Project prior to the initial Advances hereunder in respect of such Project); (iii) in the case of a Borrowing comprising CP Advances, specifying the relevant Project(s) and CP Commitment Reservation(s) pursuant to which such CP Advances are requested; (iv) containing a representation that such Borrowing will not result in the applicable Borrowing Limit to be exceeded or the aggregate principal amount of all outstanding Advances and CP Commitment Reservations to exceed $850,000,000; and (v) specifying the aggregate principal amount of all outstanding Advances and the unused Commitments and CP Commitments, in each case, after giving effect to the proposed Borrowing. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing; provided that if a Notice of Utilization in respect of a proposed Borrowing consisting of Base Rate Advances is given on the date of such Borrowing, the Lenders shall so make available their ratable portions of such Borrowing before 3:00 P.M. (New York City time) on such date. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02.

          (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for any Borrowing if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07(e) or 2.11.

          (c) The Borrower shall indemnify each Lender against any actual and documented loss (excluding any loss of profit and/or margin), cost or expense reasonably incurred by such Lender as a result of (i) the revocation by the Borrower of (A) any Notice of Utilization for a Borrowing that such Notice of Utilization specifies is to be comprised of Eurodollar Rate Advances; or (B) any notice given by the Borrower pursuant to Section
     2.08 of the Conversion of Base Rate Advances to Eurodollar Rate Advances; and (ii) any failure to fulfill on or before the date specified in a Notice of Utilization for a Borrowing the applicable conditions set forth in
     Article III, including, in each such case, any loss (excluding loss of profit and/or margin), cost or expense reasonably incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing or as a result of such Conversion when such Advance, as a result of such revocation or failure, is not made on the date specified therefor in the relevant Notice of Utilization or when such Base Rate Advances, as a result of such revocation, are not converted to Eurodollar Rate Advances, but excluding, however, any such losses, costs and expenses resulting from any such revocation or failure which has occurred more than ninety (90) days prior to demand being made to the Borrower by such Lender for indemnification. The payment of such indemnity to a Lender shall be made within thirty (30) days of a demand by such Lender complying with Section 8.04(d).

          (d) With respect to any Borrowing, unless the Agent shall have received notice from a Lender prior to the date of such Borrowing (in the case of a proposed Borrowing consisting of Eurodollar Rate Advances) or on or before 1:00 P.M. (New York City time) on the date of such Borrowing (in the case of a Borrowing consisting of Base Rate Advances) that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with
     Section 2.02(a) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing; and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

          (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, under this Agreement to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03. Fees. (a) Commitment Fee. The Borrower shall pay to the Agent for the account of each Lender a commitment fee on the daily Unused portion of such Lender's Commitment, (i) in the case of each Initial Lender, from the date of this Agreement; and (ii) in the case of each other Lender (other than a Designated Lender), from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, in each case, until the Commitment Termination Date at a rate per annum equal to the Applicable Commitment Fee Percentage in effect from time to time, payable in arrears on the fifteenth day of each March, June, September and December, and on the Commitment Termination Date.

          (b) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

          SECTION  2.04.  Termination  or  Reduction  of  the  Commitments. The
     Borrower shall have the right, upon at least three (3) Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that
     (a) each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof; and (b) the aggregate of all Commitments, upon such reduction, shall not be less than the aggregate principal amount of all Utilizations then outstanding.

          SECTION 2.05. Repayment of the Advances. The Borrower shall repay to the Agent for the ratable account of the Lenders on the Final Maturity Date the aggregate principal amount of the Advances then outstanding.

          SECTION 2.06. Interest on the Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

               (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
          (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears on the fifteenth day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

               (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three (3) months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

     (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a) or any failure to prepay or repay any Project Debt in accordance with Section 2.09(b), the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender (in the case of such an Event of Default or any failure to prepay or repay Project Debt in accordance with any of Section 2.09(b)(ii), (iii), (iv) or (v)) or each Advance so required to be prepaid pursuant to Section 2.09(b)(i), as the case may be, in each case, payable in arrears on the dates referred to in Section 2.06(a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to Section 2.06(a)(i) or (a)(ii) above; and (ii) to the fullest extent permitted by Law, the amount of any interest, fee or other amount payable under this Agreement or under any Note that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to Section 2.06(a)(i) above.

SECTION 2.07. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent, at its request, timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.06(a)(ii).

(b) If (i) the Agent is unable for any reason to determine the Eurodollar Rate for any Interest Period; (ii) if applicable, fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any Interest Period pursuant to Section 2.07(a); or (iii) the Majority Lenders notify the Agent by 12:00 noon (London time) two Business Days prior to the first day of any Interest Period that the Majority Lenders were unable to obtain, at approximately 11:00 A.M. (London time) on such Business Day and at the applicable Eurodollar Rate, Dollar deposits for a period equal to such Interest Period and in amounts substantially equal to such Majority Lenders' respective Eurodollar Rate Advances comprising part of the Borrowing to be outstanding during such Interest Period, the Agent shall promptly notify the Borrower and the Lenders of such event, whereupon:

     (A) within five (5) Business Days of receipt of such notification, the Agent and the Borrower shall enter into good faith negotiations for a period of fifteen (15) days (or such shorter period as is required to agree to the alternative basis referred to in this clause (A)) with a view to agreeing on an alternative basis for determining the rate of interest applicable to such Eurodollar Rate Advances;

     (B) any alternative basis agreed under clause (A) above with the approval of the Majority Lenders and any interest rate determined pursuant thereto will be binding on all the parties to this Agreement and will be retroactive to, and take effect from, the first day of the applicable Interest Period;

     (C) if no alternative basis is agreed under clause (A) above within the 15-day period there specified, the Agent, upon instructions of the Majority Lenders, shall, on behalf of each of the Lenders, set forth an alternative basis for determining the rate of interest applicable to such Eurodollar Rate Advances on or before the last day of the Interest Period to which the notification relates or, if earlier, within ten (10) days after the expiration of the 15-day period set forth in clause (A) above. Each Lender shall certify to the Agent and to the Borrower such Lender's actual cost of funds for funding its applicable Eurodollar Rate Advances, and the Majority Lenders shall certify to the Agent and the Borrower in reasonable detail the alternative basis for determining the rate of interest to be applicable to such Eurodollar Rate Advances and such interest rate as so determined;

     (D) any interest rate determined pursuant to clause (C) above shall not, in any event, exceed (1) the Majority Lenders' reasonable determination of the cost to the Lenders, as certified by them pursuant to clause (C) above, of funding their applicable Eurodollar Rate Advances plus (2) the Applicable Margin;

     (E) each alternative basis so certified by the Majority Lenders pursuant to clause (C) above and each interest rate determined pursuant thereto shall be binding on the Borrower and the Lenders and shall be retroactive to, and take effect from, the first day of the applicable Interest Period; and

     (F) so long as any alternative basis referred to above is in force, the Agent, in consultation with the Borrower and the Majority Lenders, shall from time to time, but not less frequently than monthly, review whether or not the circumstances referred to in this Section 2.07(b) still prevail with a view to returning to the normal provisions of this Agreement in relation to the method of determining interest as soon as practicably possible.

     (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, then on the last day of the then existing Interest Period therefor, if the Borrower could have selected an Interest Period for such Eurodollar Rate Advances in accordance with such provisions, an Interest Period with a duration of three (3) months shall be applicable to such Eurodollar Rate Advances or, if the Borrower could not have selected any Interest Period for such Eurodollar Rate Advances in accordance with such provisions, such Eurodollar Rate Advances will automatically, on such last day, Convert into Base Rate Advances, and the Agent shall promptly notify the Borrower and the Lenders thereof.

     (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

     (e) Upon the occurrence and during the continuance of (i) any Event of Default, (A) each Eurodollar Rate Advance then outstanding will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance; and (B) the obligation of the Lenders to make, or to Convert Base Rate Advances into, Eurodollar Rate Advances shall be suspended until all Events of Default have been cured or waived; and (ii) any failure to prepay any Eurodollar Rate Advance in accordance with Section 2.09(b)(i), (A) each
Eurodollar Rate Advance required to be so prepaid will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance; and (B) the Lenders shall have no obligation to Convert any Base Rate Advances required to be prepaid pursuant to Section 2.09(b)(i) into Eurodollar Rate Advances.

SECTION 2.08. Optional Conversion of the Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances and any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.01(a). Each such notice of a Conversion shall, within the restrictions specified above, specify (a) the date of such Conversion; (b) the Advances to be Converted; and (c) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance.

SECTION 2.09. Prepayments. (a) Optional Prepayments. The Borrower may, upon at least three (3) Business Days' notice (in the case of Eurodollar Rate Advances) or upon at least one Business Day's notice (in the case of Base Rate Advances) to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that (i) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof; and (ii) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

(b) Mandatory Prepayments. (i) Upon the occurrence of a Southern Event of Default, the Borrower shall prepay, (A) with respect to all Projects which have not yet achieved Substantial Completion, all Project Debt then outstanding with respect to such Projects; and (B) with respect to each Substantially Completed Project the Buydown Date for which has not then occurred, such portion of Project Debt then outstanding with respect to such Substantially Completed Project as is equal to the Buydown Amount for such Substantially Completed Project, in each case, in accordance with clause (c) below.

(ii) Upon the occurrence of the Buydown Date for any Project, the Borrower shall prepay (A) if Substantial Completion of such Project has not then been achieved, all Project Debt then outstanding with respect to such Project; or (B) if Substantial Completion of such Project has then been achieved, such portion of such Project Debt as is equal to the Buydown Amount for such Project, in each case, in accordance with clause (c) below.

(iii) On the date (the "Sale Prepayment Date") which is either (1) the earlier of (A) the date falling six (6) months after any Sale; and (B) the prepayment date specified in a prepayment notice from the Borrower with respect to the Sale Proceeds from such Sale, or (2) the date specified in sub-clauses (B), (D) or
(F) below, if applicable, to the extent any Sale Proceeds from such Sale have not been reinvested in a Similar Asset in accordance with Section 5.01(m), the Borrower shall use such Sale Proceeds to prepay the then outstanding Project Debt (but in no event more than in an amount equal to such Sale Proceeds) to the extent necessary to result in the minimum and average Portfolio Adjusted Base Case Projections, calculated on the assumption that all Recourse Debt of the Borrower and the Relevant Subsidiaries outstanding immediately following such prepayment is repaid in full on or prior to the end of the Remaining Base Case Period, with such Debt being prepaid or repaid (as the case may be) in the following order of priority: (A) Completed Project Advances, if any, on a pro rata basis, together with interest thereon; (B) to the extent of any such Sale Proceeds remaining thereafter, Commercial Paper, if any, then outstanding with respect to Completed Projects, on the maturity date thereof and on a pro rata basis, together with interest thereon (if any); (C) to the extent of any such Sale Proceeds remaining thereafter, Advances, if any, then outstanding with respect to the Asset the sale of which resulted in such Sale Proceeds, on a pro rata basis, together with interest thereon; (D) to the extent of any such Sale Proceeds remaining thereafter, Commercial Paper, if any, then outstanding with respect to such Asset, on the maturity date thereof and on a pro rata basis, together with interest thereon; (E) to the extent of any such Sale Proceeds remaining thereafter, all other Advances, if any, then outstanding, on a pro rata basis, together with interest thereon; and (F) to the extent of any such Sale Proceeds remaining thereafter, all other Commercial Paper, if any, then outstanding, on the maturity date thereof and on a pro rata basis, together with interest thereon.

                  Contemporaneously with (AA) such prepayment of Advances, the Project Limit for the relevant Project shall automatically be reduced by the amount of such prepayment; and (BB) such repayment of Commercial Paper, each of the Project Limit for the relevant Project and the CP Commitments of the Lenders with respect to such Commercial Paper, if any, shall automatically be reduced (on a pro rata basis) by the amount of such repayment.

(iv) Upon any Loss with respect to a Completed Project, the Borrower shall repay, if required, the relevant Project Debt then outstanding in accordance with Section 5.01(l).

(v) Within five (5) Business Days after receipt of the proceeds of any Refinancing relating to any Project, and upon at least three (3) Business Days' notice (in the case of Eurodollar Rate Advances) or upon at least one Business Day's notice (in the case of Base Rate Advances) to the Agent stating the proposed date and aggregate principal amount of the payment, apply such proceeds to repay Project Debt then outstanding with respect to such Project, and interest thereon, in accordance with clause (c) below.

(c) All prepayments or repayments (as the case may be) of Project Debt with respect to any particular Project pursuant to clause (b)(i), (ii), (iv) and (v) above and Section 5.01(l) shall be made using funds other than the proceeds of any Borrowing or any Commercial Paper as to which CP Commitments are outstanding or requested, in the following order of priority:

     (i) firstly, to all Project Advances and all CP Advances, if any, made with respect to such Project, on a pro rata basis, together with interest thereon; and

     (ii) secondly, upon the maturity thereof, to all Commercial Paper, if any, then outstanding with respect to such Project and as to which CP Commitments are then in effect, on a pro rata basis, together with interest thereon (if any).

                  Contemporaneously with (A) such prepayment of Advances, the Project Limit for the relevant Project shall automatically be reduced by the amount of such prepayment; and (B) such repayment of Commercial Paper, each of the Project Limit for the relevant Project and the CP Commitments of the Lenders with respect to such Commercial Paper, if any, shall automatically be reduced (on a pro rata basis) by the amount of such repayment.

SECTION 2.10. Increased Costs. The Borrower agrees to indemnify each Lender for its actual and documented losses (whether due to decreased revenues or increased costs) that are the result of a change of Law or in the official interpretation thereof or compliance with any guideline or request from any central bank or other Governmental Authority having jurisdiction over such Lender (whether or not having the force of law) adopted or made (a) in the case of the Initial Lenders, after the date of this Agreement; and (b) in the case of any other Lender, after the date such Lender shall have become a party to this Agreement by executing and delivering an Assignment and Acceptance or a Designation Agreement (as the case may be), which costs are reasonably incurred by such Lender and are the result of (i) such Lender agreeing to make or making, funding or maintaining Eurodollar Rate Advances; or (ii) any increase in the amount of capital required to be maintained by such Lender or any corporation controlling such Lender, based upon the existence of such Lender's commitment to lend under this Agreement and other commitments of this type, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend under this Agreement. The foregoing indemnity shall not apply to (A) any such change of Law or interpretation or any adoption or making of any such guideline or request that is anticipated on the date of this Agreement, (B) any period or periods ending more than one hundred and twenty (120) days prior to demand for indemnification being made or (C) any such losses resulting from (1) Taxes or Other Taxes (as to which Section 2.13 shall govern); or (2) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof. The Borrower shall from time to time, within thirty (30) days following demand by such Lender complying with Section 8.04(d) (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such losses.

SECTION 2.11. Illegality. If as a result of a change in Law or in the official interpretation thereof (a) in the case of the Initial Lenders, after the date of this Agreement; and (b) in the case of any other Lender, after the date such Lender shall have become a party to this Agreement by executing and delivering an Assignment and Acceptance or a Designation Agreement (as the case may be), it shall have become unlawful, or if after the applicable date set forth above any central bank or other Governmental Authority having jurisdiction over such Lender asserts that it is unlawful, for such Lender to (i) allow all or part of its commitment to make Eurodollar Rate Advances to remain outstanding; or (ii) make, fund or allow to remain outstanding all or part of its Eurodollar Rate Advances, such Lender may notify the Borrower and the Agent thereof in reasonable detail (together with supporting documentation) of such event, whereupon:

                  (A) such Lender's obligations to make Eurodollar Rate Advances shall be suspended and, forty-five (45) days following such notification, shall be canceled if such unlawfulness shall then be continuing; and

                  (B) the Borrower will prepay such Lender's Eurodollar Rate Advances or convert them to Base Rate Advances at the time or times and to the extent necessary to avoid such unlawfulness, together with unpaid accrued interest thereon, unpaid accrued fees and any other amounts due and payable to such Lender, unless, in either case, prior thereto, the Borrower shall have given notice to such Lender that the Borrower will require such Lender to assign and transfer all of its interests in this Agreement pursuant to Section 8.07(b) and shall have caused such Lender to have so assigned and transferred such interests.

     SECTION 2.12. Payments and Computations. (a) The Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees to the Lenders ratably in accordance with such amounts owing to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement; provided that unless otherwise expressly provided in this Agreement, funds so paid by the Borrower on account of any principal or interest due under this Agreement shall be applied first to satisfy such amounts due with respect to Completed Project Advances and, after all such amounts are paid, to the corresponding amounts due with respect to Uncompleted Project Advances. Upon its acceptance of an Assignment and Acceptance or a Designation Agreement and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance or Designation Agreement (as the case may be), the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance or Designation Agreement (as the case may be) shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

               (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Effective Rate and of commitment fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Agent of an interest rate under this Agreement shall be conclusive and binding for all purposes, absent manifest error.

               (c) Whenever any payment under this Agreement or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day; provided that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day. Any such extension or reduction of time shall be included in the computation of payment of interest or commitment fee, as the case may be.

               (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders under this Agreement that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Effective Rate.

     SECTION 2.13. Taxes. (a) Any and all payments by the Borrower under this Agreement or under the Notes shall be made, in accordance with Section 2.12, without deduction for any Taxes or Other Taxes (each as defined below).

                  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Agent, taxes imposed on its income, net worth or gross receipts and franchise or similar taxes imposed on it by a jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or in which its principal executive office is located or any political subdivision thereof or, in the case of each Lender, in which its Applicable Lending Office is located or any political subdivision thereof; and (ii) in the case of each Lender, any United States withholding tax imposed on such payments except to the extent that such Lender is subject to United States withholding tax by reason of a U.S. Tax Law Change.

                  "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

                  "U.S. Tax Law Change" means with respect to any Lender the occurrence (i) in the case of the Initial Lenders, after the date of this Agreement; and (ii) in the case of any other Lender, after the date such Lender shall have become a party to this Agreement by executing and delivering an Assignment and Acceptance or a Designation Agreement (as the case may be), of the adoption of any applicable United States federal law or regulation relating to taxation, or any change therein or in the official interpretation thereof, or the entry into force, modification or revocation of any income tax convention or treaty to which the United States is a party.

                  If the Borrower shall be required by Law to deduct any Taxes or Other Taxes from or in respect of any sum payable under this Agreement or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law; and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof.

     (b) The Borrower agrees to indemnify each Lender and the Agent for the full amount of actual and documented Taxes or Other Taxes (including taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or the Agent (as the case may be) as a result of any U.S. Tax Law Change and any actual and documented liability (including penalties, interest and expenses) arising therefrom or with respect thereto paid by such Lender or the Agent (as the case may be), but excluding, however, any Taxes or Other Taxes so paid by such Lender or the Agent more than one hundred and twenty
(120) days prior to demand being made to the Borrower by such Lender or the Agent for indemnification. The payment of such indemnity shall be made within thirty (30) days from the date such Lender or the Agent (as the case may be) makes written demand therefor complying with Section 8.04(d).

     (c) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of the Initial Lenders and on the date of the Assignment and Acceptance or Designation Agreement (as the case may be) pursuant to which it becomes a Lender in the case of any other Lender, and from time to time thereafter as requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two completed and duly executed original Internal Revenue Service forms W-8 W-8ECI or W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, or other documentation reasonably requested by the Borrower or the Agent, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form. If any form or document referred to in this subsection (c) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date of this Agreement by Internal Revenue Service form W-8, W-8ECI or W-8BEN, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

     (d) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form or document (or information required by such form or document) described in Section 2.13(c) (other than if such failure is due to a U.S. Tax Law Change), such Lender shall not be entitled to payments without deduction and indemnification under Section 2.13(a) or (b) with respect to any Taxes or Other Taxes which would not have been payable had such form or document (or information required thereby) been so provided; provided that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form or document (or information required thereby), required under Section 2.13(c), the Borrower shall take such reasonable steps as the Lender shall request to assist the Lender to recover such Taxes (it being understood, however, that the Borrower shall have no liability to such Lender in respect of such Taxes).

     (e) If the Borrower is required to indemnify or pay additional amounts to or for the account of any Lender pursuant to this Section 2.13, then such Lender will take such action (including changing the jurisdiction of its Applicable Lending Office) as in the reasonable judgment of such Lender (i) will eliminate or reduce any such additional payment which may thereafter accrue; and (ii) is not otherwise commercially unreasonable.

     (f) Each Lender and the Agent shall use its reasonable efforts to obtain in a timely fashion any refund, deduction or credit of any Taxes and Other Taxes paid or reimbursed by the Borrower pursuant to this Section 2.13. If any Lender or the Agent receives a benefit in the nature of a refund, deduction or credit (including a refund in the form of a deduction from or credit against taxes that are otherwise payable by the Lender or the Agent) of any Taxes or Other Taxes with respect to which the Borrower has made a payment under Section 2.13(a) or
(b), such Lender or the Agent (as the case may be) agrees to reimburse the Borrower to the extent of the benefit of such refund, deduction or credit promptly after the Agent or such Lender reasonably determines that such refund, deduction or credit has become final; provided that nothing contained in this subsection (f) shall require any Lender or the Agent (as the case may be) to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) or to attempt to obtain any such refund, deduction or credit, which attempt would be inconsistent with any reporting position otherwise taken by the Agent or such Lender on its applicable tax returns.

          SECTION 2.14. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances of any Nature owing to it (other than pursuant to Section 2.02(c), 2.03, 2.10, 2.11, 2.13 or 8.04)
     in excess of its ratable share of payments on account of Advances of the same Nature obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances of such Nature owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender such purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.15. Reservation of CP Commitments. On the terms and conditions set forth in this Agreement, each Lender shall allocate from time to time all or any portion of its Commitment (such Lender's "CP Commitment") to provide liquidity support for Commercial Paper issued or to be issued by the Borrower with respect to any Project; provided that such CP Commitment shall be automatically reduced if and to the extent of all CP Advances made with respect to such CP Commitment and if and to the extent the Commercial Paper with respect to which such CP Commitment was established is not refinanced on its maturity by the issuance of Rollover Commercial Paper. The Borrower may make more than one CP Commitment Reservation on the same day; provided that (a) no more than two CP Commitment Reservations of each Kind may be made during any one calendar month; and (b) only one CP Commitment (Original CP) Reservation shall be permitted with respect to any Project which is a Completed Project as of the Funds Availability Date or, if later, the date of acquisition of such Project by a Borrower Group Member. Each CP Commitment Reservation shall be made during the Availability Period, in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be made pro rata among all Lenders (according to their respective Commitments) following notice by the Borrower, given not later than the third Business Day prior to the date of a proposed CP Commitment Reservation, to the Agent (which shall give to each Lender prompt notice thereof), and upon a Utilization by way of CP Commitment Reservation with respect to any Project, and to the extent it is still outstanding, (A) the unused portion of the Commitments available to the Borrower for Project Advances, Working Capital Advances and other CP Commitment Reservations shall be reduced by the outstanding amount of such Utilization; and (B) the Project Limit for
     such  Project shall  be  reduced  by  the   outstanding  amount  of  such
     Utilization. Each such notice of a CP Commitment Reservation shall be by telephone, confirmed immediately by telecopier in substantially the form of Exhibit B, (a) specifying therein (i) the requested date of such CP
     Commitment  Reservation  and  aggregate   amount  of  such  CP  Commitment
     Reservation; (ii) in the case of Original Commercial Paper, the aggregate principal amount of the Commercial Paper issued, or to be issued, for which such CP Commitment Reservation is requested (the amount of which Commercial Paper shall equal the CP Commitment Reservation requested) and specifying the relevant Project with respect to which such Commercial Paper is, or is to be, issued; and (iii) in the case of Refinancing Commercial Paper, the Project Advances to be repaid with proceeds from such Commercial Paper; (b) containing a representation that proceeds of such Commercial Paper will be used to finance Project Costs (including, in the case of any Project, repayment of any Affiliate Subordinated Debt incurred by the Borrower to fund the costs of acquiring such Project and Project Costs paid in respect of such Project prior to the initial Advances hereunder in respect of such Project) incurred for such Project (in the case of a CP Commitment (Original CP) Reservation) and/or to repay outstanding Project Advances made with respect to such Project (in the case of a CP Commitment (Refinancing CP) Reservation); and (c) specifying the aggregate principal amount of all outstanding Advances, the unused Commitments and all outstanding CP Commitments, in each case, after giving effect to the proposed CP Commitment Reservation, issuance of such Commercial Paper and application of proceeds therefrom.

     SECTION 2.16. Use of Proceeds. The proceeds of Advances shall be used (a) to finance Project Costs or to repay any Affiliate Subordinated Debt incurred by the Borrower to fund the acquisition and construction of any Project prior to the date of the initial Advances hereunder with respect to such Project (such Advances, "Project Advances"); (b) for the Borrower's general corporate purposes or to provide working capital for the Borrower (such Advances, "Working Capital Advances"); or (c) to pay amounts due under Commercial Paper issued by the Borrower to finance or refinance Project Costs with respect to any Project up to the CP Commitment Reservation previously established for such Project (such Advances, "CP Advances").

                                  Article III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

     SECTION 3.01.  Conditions  Precedent to  Effectiveness of Sections 2.01 and
2.15. Sections 2.01 and 2.15 shall become effective on and as of the first date (the "Funds Availability Date") on which the following conditions precedent have been satisfied:

          (a) The Borrower shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of each of special New York counsel and regulatory counsel to the Agent) that are then due and payable.

          (b) On the Funds Availability Date, the representations and warranties contained in Section 4.01 and in Sections 4 and 2 of the Southern Completion Guarantee and the Southern Equity Agreement, respectively, shall be true and correct as though made on and as of the Funds Availability Date, and the Agent shall have received for the account of each Lender a certificate to such effect signed by a duly authorized officer of each of the Borrower (with respect to Section 4.01) and Southern (with respect to Sections 4 and 2 of the Southern Completion Guarantee and the Southern Equity Agreement, respectively).

          (c) The Agent shall have received on or before the Funds Availability Date the following, each dated such day and (except for the Notes) in sufficient copies for each Lender: (i) Each of the Southern Completion
     Guarantee and the Southern Equity Agreement, duly executed by the Loan Parties.

               (ii) A Note payable to the order of each Lender, duly executed by the Borrower.

               (iii) Certified copies of the certificate of incorporation and the bylaws of each Loan Party.
               (iv) Certified copies of the resolutions of the board of directors of each Loan Party authorizing each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each Loan Document to which it is or is to be a party.

               (v) A certificate of the secretary or an assistant secretary of each Loan Party certifying the names and true signatures of the officers of each Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered under each such Loan Document.

               (vi) Certificate of the Independent Engineer and Environmental Consultant substantially in the form of Exhibit I-1.

               (vii) Certificate of the Independent Insurance Consultant substantially in the form of Exhibit J-1.

               (viii) Certificate of the Independent Market Consultant substantially in the form of Exhibit K-1.

               (ix) Certificate of the Borrower attaching:

               (A) the Initial Project Budget for each Initial Project (other than the Dahlberg Project), in form and substance satisfactory to the Lenders (after consultation with the Independent Engineer and Environmental Consultant), together with a calculation showing a determination of the Initial Project Limit for each Initial Project;

               (B) Base Case Projections reflecting the Initial Projects through December 31, 2023, together with a statement of the assumptions underlying such projections;

               (C) a list of all Assets of the Borrower and its Subsidiaries which, as of the Funds Availability Date, are subject to any Lien, together with reasonable details concerning all such Liens, if any;

               (D) if available at the Funds Availability Date, a certified copy of each executed or draft PPA Document (or a detailed term sheet with respect to each PPA Document to be entered into) with respect to each Initial Project;

               (E) an unaudited consolidated balance sheet of the Borrower as of September 30, 2001; and

               (F) if any Initial Project or the entire legal and beneficial ownership of any Initial Project is not acquired on or before the Funds Availability Date, evidence that the Borrower has, subject to required regulatory approvals, the right to acquire and develop each such Initial Project.

               (x) A Notice of Utilization, duly executed by the Borrower, dated the Funds Availability Date.

               (xi) Opinions of counsel for the Loan Parties, substantially in the respective forms of Exhibit E.

               (xii) An opinion of Shearman & Sterling, counsel for the Agent.

     SECTION 3.02. Conditions Precedent to the Initial Advances for Each Initial Project. The obligation of each Lender to make a Project Advance on the occasion of the first Borrowing with respect to any Initial Project shall be subject to the following conditions precedent:

               (a) The Funds Availability Date shall have occurred.

               (b) On the date of such Borrowing the representations and warranties contained in Section 4.01 and Sections 4 and 2 of the Southern Completion Guarantee and the Southern Equity Agreement, respectively, are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (and each of the giving of the applicable Notice of Utilization and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty made herein, with respect to Section 4.01, by the Borrower to such effect).

               (c) The Agent shall have received, together with or prior to delivery of the Notice of Utilization with respect to such Borrowing, a certificate of the Borrower:

               (i) certifying the Project Costs and/or net book value acquisition costs incurred by the Borrower or an Affiliate of the Borrower prior to such Borrowing in connection with such Project;

               (ii) attaching certified copies of the executed PPA Documents for such Project (if not previously provided to the Lenders pursuant to
          Section 3.01(c)(ix)(D)), and certifying that such PPA Documents (A) either (1) conform to the relevant form provided to the Lenders pursuant to Section 3.01(c)(ix)(D); or (2) substantially and accurately reflect the term sheet provided to the Lenders pursuant to
          Section 3.01(c)(ix)(D) or comply with all of the PPA Parameters, and do not contain any additional terms not set forth in such term sheet or the PPA Parameters (as applicable) which impose additional material obligations outside the ordinary course of business of the industry generally on, or otherwise materially reduce the benefit to, any Borrower Group Member under such PPA Documents; and (B) are in full force and effect, and that all necessary regulatory approvals required to be obtained with respect to such PPA Documents under all Federal and State Energy Laws and Regulations by the Borrower and each of its Affiliates (if any) party thereto, have been obtained, are in full force and effect and are final and non-appealable but for any Filing Conditions, and do not contain any restrictions, conditions or requirements which are then required to be satisfied and have not been satisfied, other than any Filing Conditions;

               (iii) certifying that proceeds of the Borrowing shall be used to fund, pro rata with Equity Contributions, Project Costs for such Project so that the ratio of outstanding Debt to Equity Contributions, in each case, with respect to such Project does not exceed the Debt/Equity Ratio applicable to such Project, as at the date of such Borrowing and after giving effect to such Borrowing and such Equity Contributions, and the application of proceeds therefrom; and

               (iv) in the case of the first Borrowing only, certifying that the PPA Documents for the Dahlberg Project have been assigned to the Borrower.

               (d) If the first Borrowing with respect to any Initial Project is not made within six (6) months after the Funds Availability Date, the Agent shall have received each of the following documents at least thirty (30) days before such Borrowing:

               (i) A certificate of the Independent Engineer and Environmental Consultant, substantially in the form of I-3.

               (ii) A certificate of the Independent Insurance Consultant, substantially in the form of J-3.

               (iii)  A  certificate  of  the  Independent   Market  Consultant,
          substantially in the form of K-3.

               (iv) A certificate of the Borrower:

               (A) Confirming that the Initial Project Budget for such Project has not changed since it was delivered pursuant to Section 3.01 or, if it has changed, a revised and updated Initial Project Budget for such Project in form and substance satisfactory to the Required Lenders; and

               (B)  Base  Case  Projections  for the  Initial  Projects through
          December 31, 2023, together with a statement of the assumptions underlying such projections, updated, if necessary, to reflect the contents of the certificates referred to in clauses (i), (ii) and
          (iii) above and of the Initial  Project  Budget  referred to in clause
          (A) above, in each case, in form and substance satisfactory to the Required Lenders.

               (e) in the case of the first Borrowing with respect to the Wansley Project only, a support letter from Southern regarding the Development Authority Sale/Leaseback for the Wansley Project in the form of Exhibit M.

     SECTION 3.03. Conditions Precedent to Subsequent Advances for an Initial Project. The obligation of each Lender to make a Project Advance on the occasion of each Borrowing after the first Borrowing, in each case, with respect to any Initial Project shall be subject to the following conditions precedent:

          (a) All  representations  and  warranties  contained in Section  4.01
     (other   than  those   listed  in   Sections  4.01(h)  and  (j)) and  all
     representations and warranties contained in Sections 4 and 2 of the Southern Completion Guarantee and the Southern Equity Agreement (other than Sections 4(f) and (h) and 2(f) and (h), respectively), are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (and each of the giving of the applicable Notice of Utilization and the acceptance by the
     Borrower  of  the   proceeds  of  such Borrowing shall constitute  a
     representation and warranty made herein, with respect to Section 4.01 and to Sections 4 and 2 of the Southern Completion Guarantee and the Southern Equity Agreement, respectively, by the Borrower to such effect).

          (b) The Agent shall have received, together with or prior to delivery of the Notice of Utilization with respect to such Borrowing, a certificate of the Borrower:

               (i) certifying the Project Costs, including construction and related costs, interest and commitment fees, that have been incurred in connection with such Project since the immediately preceding Borrowing related to it;

               (ii) confirming  that (A) except as otherwise  provided in clause
          (B) below, all Borrowings previously made to the Borrower for such Project were applied to pay Project Costs for, or to repay Affiliate Subordinated Debt incurred with respect to, such Project in accordance with this Agreement; and (B) the proceeds of such Borrowing, and of the immediately preceding Borrowing (but only to the extent not previously applied in accordance with clause (A) above), will be applied to Project Costs for such Project which have been paid, are then due or will become due within three (3) months from the date of such Borrowing (or, in the case of the last Borrowing with respect to such Project only, then due or to become due after the date of such Borrowing), in each case, in accordance with this Agreement; and

               (iii) certifying that proceeds of the Borrowing shall be used to fund, pro rata with Equity Contributions, Project Costs for such Project so that the ratio of outstanding Debt to Equity Contributions, in each case, with respect to such Project does not exceed the Debt/Equity Ratio applicable to such Project, as at the date of such Borrowing and after giving effect to such Borrowing and such Equity Contributions, and the application of proceeds therefrom.

     SECTION 3.04. Conditions Precedent to the Initial Advances for Each Subsequent Project. The obligation of each Lender to make a Project Advance on the occasion of the first Borrowing with respect to any Subsequent Project shall be subject to the following conditions precedent:

               (a) If, at the time of such Borrowing, the Borrower does not have an Investment Grade Rating:

               (i) All representations and warranties of the Borrower contained in Section 4.01 and all representations and warranties of Southern contained in Sections 4 and 2 of the Southern Completion Guarantee and the Southern Equity Agreement, respectively, are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (and each of the giving of the applicable Notice of Utilization and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty made herein, with respect to
          Section 4.01, by the Borrower to such effect).

               (ii) The Agent shall have received no later than thirty (30) days before such Borrowing a certificate of the Borrower:

     (A)  certifying  that such Project will not cause the number of  Subsequent
Projects (including such Project) to be greater than two (2) or cause the projected aggregate amount of Utilizations made or to be made under the Facility related to Subsequent Projects, including such Project (in each case, as set forth in their respective Project Budgets), to exceed $500,000,000;

     (B) attaching an Initial Project Budget (together with a calculation by the Borrower, and agreed to by the Agent, showing a determination of the Initial Project Limit for such Project) and a Project Schedule for such Project;

     (C) attaching Project Base Case Projections for such Project, together with a statement of the assumptions underlying such projections demonstrating the Required Project DSCR applicable to such Project;

     (D) certifying that, including such Project, Peakers represent no more than 25% of the total megawatt capacity owned by the Borrower and all Relevant Subsidiaries; and

     (E) certifying the Project Costs, including construction and related costs, acquisition cost, construction interest and commitment fees, as the case may be, incurred in connection with such Project prior to such Borrowing.

               (iii) The Agent shall have received, together with or prior to delivery of the Notice of Utilization with respect to such Borrowing, a certificate of the Borrower:

     (A) certifying that proceeds of the Borrowing shall be used to fund, pro rata with Equity Contributions, Project Costs for such Project so that the ratio of outstanding Debt to Equity Contributions, in each case, with respect to such Project does not exceed the Debt/Equity Ratio applicable to such Project, as at the date of such Borrowing and after giving effect to such Borrowing and such Equity Contributions, and the application of proceeds therefrom;

     (B) attaching resolutions of the Borrower authorizing such Project; and

     (C) if such Project is a Peaker only, attaching details (as agreed with the Independent Engineer and Environmental Consultant) of testing procedures applicable to, and a seven day reliability run to be successfully completed as a condition for, Substantial Completion of such Project.

          (iv) The Agent shall have received no later than thirty (30) days before such Borrowing:

     (A) If such Project is an Uncompleted Project, a certificate of Southern certifying that each of the Southern Completion Guarantee and the Southern Equity Agreement is still in full force and effect and has not been amended since the Funds Availability Date except to apply to Subsequent Projects.

     (B) If such Project is an Uncompleted Project, the Southern Completion Guarantee and the Southern Equity Agreement, in each case, amended in accordance with the terms thereof to extend its terms to apply to such Project.

     (C) A certificate of the Independent Engineer and Environmental Consultant with respect to such Project, substantially in the form of Exhibit I-2.

     (D) A certificate of the Independent Insurance Consultant with respect to such Project, substantially in the form of Exhibit J-2.

(E) A certificate of the Independent Market Consultant with respect to such Project, substantially in the form of Exhibit K-2.

               (v) If such Project is not wholly owned by a Borrower Group Member, each other owner shall, on or before the date of such Borrowing, have contributed its pro rata share of Project Costs or in the event that any such third party owner fails to contribute its pro rata share of Project Costs, the Borrower shall have funded such Project Costs through Equity Contributions.

               (b) If, at the time of such Borrowing, the Borrower has an Investment Grade Rating:

                    (i) All representations and warranties  contained in Section
               4.01 and all representations and warranties contained in Sections 4 and 2 of the Southern Completion Guarantee and the Southern Equity Agreement, respectively, are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (and each of the giving of the applicable Notice of Utilization and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty made herein, with respect to Section 4.01, by the Borrower to such effect).

                    (ii) The Agent shall have  received,  together with or prior to delivery of the Notice of Utilization with respect to such Borrowing, an affirmation by Moody's, Fitch and S&P of the Investment Grade Rating for the Borrower, taking into account such Project and the Debt to be incurred with respect thereto.

                    (iii) The Agent  shall have  received  no later than  thirty
               (30) days before such Borrowing a certificate of the Borrower:

     (A) attaching an Initial Project Budget (together with a calculation by the Borrower, and agreed to by the Agent, showing a determination of the Initial Project Limit for such Project) and a Project Schedule for such Project;

     (B) attaching Project Base Case Projections for such Project, together with a statement of the assumptions underlying such projections demonstrating the Required Project DSCR applicable to such Project; provided that the Required Project DSCR need not be satisfied during any Stub Period for such Project if
(1) such Stub Period does not exceed one year in duration; (2) the relevant PPA Documents for such Project are executed on or before such Borrowing; and (3) Stub Periods shall apply to no more than two Subsequent Projects (including such Project, and no more than one of which may be a Peaker), at any time, the aggregate Project Costs of which does not exceed $400,000,000;

     (C) certifying that, including such Project, Peakers represent no more than 25% of the total megawatt capacity owned by the Borrower and all Relevant Subsidiaries; and

     (D) certifying the Project Costs, including construction and related costs, acquisition cost, construction interest and commitment fees, as the case may be, incurred in connection with such Project prior to such Borrowing.

          (iv) The Agent shall have received, together with or prior to delivery of the Notice of Utilization with respect to such Borrowing, a certificate of the Borrower:

     (A) certifying that proceeds of such Borrowing are used to fund, pro rata with Equity Contributions, Project Costs for such Project so that the ratio of outstanding Debt to Equity Contributions, in each case, with respect to such Project does not exceed the Debt/Equity Ratio applicable to such Project, as at the date of such Borrowing and after giving effect to such Borrowing and such Equity Contributions, and the application of proceeds therefrom;

     (B) attaching resolutions of the Borrower authorizing such Project; and

     (C) if such Project is a Peaker only, attaching details (as agreed with the Independent Engineer and Environmental Consultant) of testing procedures applicable to, and a seven day reliability run to be successfully completed as a condition for, Substantial Completion of such Project.

          (v) The Agent shall have received no later than thirty (30) days before such Borrowing:

     (A) If such Project is an Uncompleted Project, a certificate of Southern certifying that each of the Southern Completion Guarantee and the Southern Equity Agreement are still in full force and effect and has not been amended since the Funds Availability Date except to apply to Subsequent Projects.

     (B) If such Project is an Uncompleted Project, the Southern Completion Guarantee and the Southern Equity Agreement, in each case, amended in accordance with the terms thereof to extend its terms to apply to such Project.

     (C) A certificate of the Independent Engineer and Environmental Consultant with respect to such Project, substantially in the form of Exhibit I-2.

     (D) A certificate of the Independent Insurance Consultant with respect to such Project, substantially in the form of Exhibit J-2.

     (E) A certificate of the Independent Market Consultant with respect to such Project, substantially in the form of Exhibit K-2.

               (vi) If such Project is not wholly owned by any Borrower Group Member, each other owner shall, on or before the date of such Borrowing, have contributed its pro rata share of Project Costs or in the event that any such third party owner so fails to contribute its pro rata share of Project Costs, the Borrower shall have funded such Project Costs through Equity Contributions.

               (c) The Agent shall have received no later than thirty (30) days before such Borrowing, a certificate of the Borrower attaching certified copies of the executed PPA Documents for such Project (if any, and if not previously provided to the Lenders in satisfaction of
          Section 3.01(c)(ix)(D), and certifying that such PPA Documents (i) either (A) conform to the relevant form provided to the Lenders in satisfaction of Section 3.01(c)(ix)(D); or (B) substantially and accurately reflect the term sheet provided to the Lenders in satisfaction of Section 3.01(c)(ix)(D) or comply with all of the PPA Parameters, and do not contain any additional terms not set forth in such term sheet or the PPA Parameters (as applicable) which impose additional material obligations outside the ordinary course of business of the industry generally on, or otherwise materially reduce the benefit to, any Borrower Group Member under such PPA Documents; and (ii) are in full force and effect, and that all necessary regulatory approvals required to be obtained with respect to such PPA Documents under all Federal and State Energy Laws and Regulations have been obtained, are in full force and effect and are final and non-appealable but for any Filing Conditions, and do not contain any restrictions, conditions or requirements which are then required to be satisfied and have not been satisfied, other than any Filing Conditions.

     SECTION 3.05. Conditions Precedent to Subsequent Advances for a Subsequent Project. The obligation of each Lender to make a Project Advance on the occasion of each Borrowing after the first Borrowing, in each case, with respect to any Subsequent Project shall be subject to the following conditions precedent:

          (a) All  representations  and  warranties contained  in Section  4.01
     (other   than  those   listed  in   Sections   4.01(h)  and (j))  and  all
     representations and warranties contained in Sections 4 and 2 of the Southern Completion Guarantee and the Southern Equity Agreement (other than Sections 4(f) and (h) and 2(f) and (h), respectively), are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (and each of the giving of the applicable Notice of Utilization and the acceptance by the
     Borrower  of  the   proceeds  of  such   Borrowing shall constitute  a
     representation and warranty made herein, with respect to Section 4.01 and to Sections 4 and 2 of the Southern Completion Guarantee and the Southern Equity Agreement, respectively, by the Borrower to such effect).

          (b) The Agent shall have received, together with or prior to delivery of the Notice of Utilization with respect to such Borrowing, a certificate of the Borrower:

               (i) certifying the Project Costs, including construction and related costs, construction interest and commitment fees, that have been incurred in connection with such Project since the immediately preceding Borrowing related to it;

               (ii) confirming  that (A) except as otherwise  provided in clause
          (B) below, all Borrowings previously made to the Borrower for such Project were applied to pay Project Costs for such Project in accordance with this Agreement; and (B) the proceeds of such Borrowing, and of the immediately preceding Borrowing (but only to the extent not previously applied in accordance with clause (A) above), will be applied to Project Costs for such Project which have been paid, are then due or will become due within three (3) months from the date of such Borrowing (or, in the case of the last Borrowing with respect to such Project only, then due or to become due after the date of such Borrowing), in each case, in accordance with this Agreement; and

               (iii) certifying that proceeds of the Borrowing shall be used to fund, pro rata with Equity Contributions, Project Costs for such Project so that the ratio of outstanding Debt to Equity Contributions, in each case, with respect to such Project does not exceed the Debt/Equity Ratio applicable to such Project, as at the date of such Borrowing and after giving effect to such Borrowing and such Equity Contributions, and the application of proceeds therefrom.

     SECTION 3.06. Conditions Precedent to CP Commitment Reservations. The obligation of each Lender to establish a CP Commitment on the occasion of each CP Commitment Reservation shall be subject to the following conditions precedent:

     (a) In the case of the first CP Commitment (Original CP) Reservation for any Initial Project requested prior to the first Borrowing with respect to such Initial Project, the satisfaction of all conditions referred to in Sections 3.02(a) through (e) inclusive, with all references therein to "Borrowing" and proceeds of any Borrowing thereunder being read and construed as references to "CP Commitment (Original CP) Reservation" and the proceeds of the Commercial Paper with respect to which such CP Commitment (Original CP) Reservation is being requested, where appropriate.

     (b) In the case of any CP Commitment (Original CP) Reservation requested after the first Borrowing or the first CP Commitment Reservation, in each case with respect to an Initial Project, the satisfaction of all conditions referred to in Section 3.03(a) and (b), with all references therein to "Borrowing" and proceeds of any Borrowing thereunder being read and construed as references to "CP Commitment (Original CP) Reservation" and the proceeds of the Commercial Paper for which such CP Commitment (Original CP) Reservation is being requested, where appropriate.

     (c) In the case of any CP Commitment (Refinancing CP) Reservation requested with respect to any Initial Project, the satisfaction of the condition referred to in Section 3.03(a), with all references therein to "Borrowing" and proceeds of any Borrowing thereunder being read and construed as references to "CP Commitment (Refinancing CP) Reservation" and the proceeds of the Project Advances being refinanced by the Refinancing Commercial Paper for which such CP Commitment (Refinancing CP) Reservation is being requested, where appropriate.

     (d) In the case of the first CP Commitment (Original CP) Reservation for any Subsequent Project requested prior to the first Borrowing with respect to such Subsequent Project, the satisfaction of all conditions referred to in
Sections 3.04(a) through (c) inclusive, with all references therein to "Borrowing" and proceeds of any Borrowing thereunder being read and construed as references to "CP Commitment (Original CP) Reservation" and the proceeds of the Commercial Paper with respect to which such CP Commitment (Original CP) Reservation is being requested, where appropriate.

     (e) In the case of any CP Commitment (Original CP) Reservation requested after the first Borrowing or the first CP Commitment Reservation, in each case, with respect to a Subsequent Project, the satisfaction of all conditions referred to in Section 3.05(a) and (b), with all references therein to "Borrowing" and proceeds of any Borrowing thereunder being read and construed as references to "CP Commitment (Original CP) Reservation" and the proceeds of the Commercial Paper for which such CP Commitment (Original CP) Reservation is being requested, where appropriate.

     (f) In the case of any CP Commitment (Refinancing CP) Reservation requested with respect to any Subsequent Project, the satisfaction of the condition referred to in Section 3.05(a), with all references therein to "Borrowing" and proceeds of any Borrowing thereunder being read and construed as references to "CP Commitment (Refinancing CP) Reservation" and the proceeds of the Project Advances being refinanced by the Refinancing Commercial Paper for which such CP Commitment (Refinancing CP) Reservation is being requested, where appropriate.

     SECTION 3.07. Conditions Precedent to the Working Capital and CP Advances. The obligation of each Lender to make a Working Capital Advance or a CP Advance with respect to an existing CP Commitment Reservation relating to the same Project, on the occasion of the related Borrowing thereto, shall be subject to the following conditions precedent:

     (a) All representations and warranties contained in Section 4.01 (other than those listed in Sections 4.01(h) and (j)) and all representations and warranties contained in Sections 4 and 2 of the Southern Completion Guarantee and the Southern Equity Agreement (other than Sections 4(f) and (h) and 2(f) and
(h), respectively), are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (and each of the giving of the applicable Notice of Utilization and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty made herein, with respect to Section 4.01 and to Sections 4 and 2 of the Southern Completion Guarantee and the Southern Equity Agreement, respectively, by the Borrower to such effect).

     (b) The Agent shall have received a certificate of the Borrower certifying that the proceeds of such Borrowings shall be used (i) in the case of a Borrowing comprising of Working Capital Advances, for the Borrower's working capital or general corporate purposes; and (ii) in the case of a Borrowing comprising of CP Advances, for payment of obligations owing with respect to Commercial Paper for which such CP Commitment Reservation was established.

     (c) In the case of a Borrowing comprising of Working Capital Advances, the Agent shall have received a certificate of the Borrower certifying that the aggregate outstanding amount of all Working Capital Advances, before and after giving effect to such Advance and to the application of the proceeds therefrom, does not exceed $25,000,000.

     SECTION 3.08. Determinations Under Sections 3.01 Through 3.07, Inclusive. For purposes of determining compliance with the conditions specified in Sections
3.01 through 3.07, inclusive, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the Funds Availability Date (in the case of Section 3.01) or the date of the relevant Borrowing or CP Commitment Reservation, as applicable (in all other cases), specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Funds Availability Date.

                                   Article IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

     (a) Organization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each
Relevant Subsidiary is a limited liability company or a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower Group Member is duly qualified or licensed and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed.

     (b) Power and Authority. Each Borrower Group Member has the power to execute, deliver and perform its obligations under each Material Document to which it is or is to be a party and to take all action necessary to consummate the transactions contemplated by each such Material Document.

     (c) Due Authorization. The execution, delivery and performance by each Borrower Group Member of each Material Document to which it is or is to be a party (including, with respect to any applicable PPA Document, the assignment of rights to, and the assumption of liabilities by, such Borrower Group Member thereunder) and the transactions contemplated thereby have been duly authorized by all necessary action and do not (i) contravene its certificate of incorporation  or bylaws (or similar  constitutive or governing  documents);  or
(ii) conflict with or contravene any Law to which it or any of its Assets are subject which has had or would reasonably be expected to have a Material Adverse Effect as to the Borrower.

     (d) Governmental Approval. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of the Loan Documents, or the transactions contemplated thereby, except for those which have been duly obtained or made and are in full force and effect. With respect to each Project for which a Utilization is then outstanding or a Notice of Utilization has been issued by the Borrower, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is then required for the due execution, delivery and performance by each Borrower Group Member of the PPA Documents relating to such Project and to which it is or is to be a party, or the transactions contemplated thereby, except for those which have been duly obtained or made and are in full force and effect.

     (e) Binding and Enforceable. The Material Documents constitute the legal, valid and binding obligation of each Borrower Group Member party thereto, enforceable against the Borrower Group Member party thereto in accordance with their respective terms, subject to Laws affecting the enforcement of creditors' rights generally and to general principles of equity.

     (f) No Violation. The execution, delivery and performance by each Borrower Group Member of each Material Document to which it is a party do not violate, in a manner which has had or would reasonably be expected to have a Material Adverse Effect as to the Borrower, any agreement binding on it.

     (g) No Default. No Default or Event of Default has occurred and is continuing, other than any Default or Event of Default which has been waived.

     (h) Litigation. No litigation, arbitration or administrative proceeding is currently pending or, to the Borrower's knowledge, threatened against any Borrower Group Member (i) to restrain the entry by such Borrower Group Member into, the enforcement of, or exercise of any rights by the Lenders or the Agent under, or the performance or compliance by such Borrower Group Member with any obligations under, any Material Document to which it is a party; (ii) which has had or would reasonably be expected to have a Material Adverse Effect; or (iii) which purports to affect the legality, validity or enforceability of any such Material Document or the transactions contemplated thereby.

     (i) Financial Condition. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2001, heretofore furnished to the Lenders, fairly presents in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date in accordance with GAAP.

     (j) Material Adverse Change. There has been no change in the business, condition (financial or otherwise) or results of operations of the Borrower or its consolidated Subsidiaries since September 30, 2001 which has had or would reasonably be expected to have a Material Adverse Effect as to the Borrower.

     (k) Taxes. There has been no matter with respect to payment of taxes or filing of tax returns which has had or would reasonably be expected to have a Material Adverse Effect as to the Borrower.

     (l)  Investment   Company  Act.   Neither  the Borrower nor  any  of its
Subsidiaries is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is a company "controlled" by an "investment company", in each case, as such terms are defined in such Act.

     (m) Environmental Matters. To the knowledge of the Borrower, there has been no matter with respect to environmental compliance which has had or would reasonably be expected to have a Material Adverse Effect as to the Borrower.

     (n) Accuracy of Information. To the knowledge of the Borrower (i) the Information Memorandum (other than the projections included therein) was complete and correct in all material respects on and as of the date thereof; and
(ii) all financial projections contained in the Information Memorandum were prepared in good faith and based upon assumptions which management of the Borrower believed to be not unreasonable at the time the projections were prepared (it being understood that (A) such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control; (B) no assurance can be given that the projections will be realized; and (C) no representation or warranty can be made as to the accuracy of such projections).

     (o) Affiliate Transactions. All transactions between a Borrower Group Member and an Affiliate thereof are on arm's-length terms or are "at cost", in each case, in accordance with PUHCA or applicable rules and regulations issued pursuant thereto.

     (p) ERISA. (i) No Reportable Event has occurred and is continuing with respect to any Plan; (ii) no Plan has an accumulated funding deficiency determined under Section 412 of the Code; (iii) no proceedings have been instituted or, to the knowledge of the Borrower, planned to terminate any Plan;
(iv) neither the Borrower, nor any member of a Controlled Group, nor any duly appointed administrator of a Plan has instituted or intends to institute proceedings to withdraw from any Multiemployer Pension Plan (as defined in Section 3(37) of ERISA); and (v) each Plan has been maintained and funded in all material respects in accordance with its terms and with the provisions of ERISA applicable thereto.

     (q) PUHCA and FPA. The Borrower is an "electric utility company" (as defined in PUHCA). No authorization or approval by, or notice to or filing with, any Governmental Authority is required for (i) the acquisition of each Project by a Borrower Group Member, other than those which, on or prior to the first Utilization with respect to such Project, have been duly obtained or made and are in full force and effect; or (ii) the issuance of the Notes, the incurrence of the Debt contemplated under this Agreement and the borrowing, repayment and reborrowing of the Advances, other than those which have been duly obtained or made and are in full force and effect. All necessary rate schedules are on file and effective with the Federal Energy Regulatory Commission for the Borrower Group Members to sell power at wholesale. The Borrower reasonably believes that timely interconnection agreements for the Projects will be available in the ordinary course.

     (r) No Subsidiary. The Borrower has not had any Subsidiaries on or prior to the Funds Availability Date other than Southern Company-Florida LLC.

     (s) Title to Property. Except for the Permitted Encumbrances, with respect to all real property necessary for, or material to, the development, ownership, operation and maintenance of the Projects and which is not leased by it, each Borrower Group Member has such title as a reputable title company doing business in the state in which such real property is located would insure, subject to such exceptions as would not materially affect the contemplated use of such property by such Borrower Group Member, and with respect to all such real property which is leased by a Borrower Group Member, such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

                                   Article V

                            COVENANTS OF THE BORROWER

     SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment under this Agreement, the Borrower will:

     (a) Ratio of Recourse Debt to Recourse Capital. At the end of each fiscal quarter (including the fourth fiscal quarter) of the Borrower for which financial statements have most recently been delivered to the Agent by the Borrower pursuant to Section 5.01(d) or (e), cause the ratio of Recourse Debt to Total Capitalization to be not more than 0.60:1:00 (60%), calculated as of the date of such financial statements; provided that at the Borrower's election, (i) capital contributions or Affiliate Subordinated Debt made to the Borrower within forty-five (45) days after the end of such fiscal quarter, net of Restricted Payments made by the Borrower during such 45-day period, shall be taken into account in calculating Total Capitalization as at the end of such fiscal quarter; and (ii) if any such capital contribution or Affiliate Subordinated Debt is made to the Borrower and included for such calculation, the incurrence or repayment, if any, of Debt during such 45-day period, shall also be taken into account in calculating Recourse Debt as at the end of such fiscal quarter.

     (b) Compliance with Law. Comply, and cause each Relevant Subsidiary to comply, with the requirements of all Laws applicable to it in the conduct of its business, where failure to do so would reasonably be expected to have a Material Adverse Effect.

     (c) Maintenance of Existence. Preserve and maintain, and cause each Relevant Subsidiary to preserve and maintain, its legal existence as a corporation or limited liability company and the rights, licenses, permits, privileges, properties and franchises material to its business, except that (i) the Borrower may be merged or consolidated with or into another Person if the continuing or surviving Person is the Borrower or is organized under the laws of any State of the United States; and (ii) the Borrower may be converted into a limited liability company upon giving notice to the Agent at least ten (10) Business Days prior to such conversion if such limited liability company expressly assumes all of the obligations of the Borrower under each Material Document to which it is a party; provided that in each case (A) immediately before the consummation of such transaction there is no Default or Event of Default; (B) such consummation shall not result in a Default or Event of Default; and (C) the resulting Person shall have delivered evidence of its due organization, incumbency of officers or managers, and unless all of the Borrower's obligations under the Material Documents to which the Borrower is a party have been assumed by operation of law by such resulting Person, a certified copy of the agreement pursuant to which such resulting Person assumes all such obligations, and an opinion of counsel, in each case, in form reasonably satisfactory to the Agent, and certified copies of such Person's constitutive and other governing documents.

     (d) Annual Financial Statements, Etc. Within one hundred and twenty (120) days after the end of each fiscal year of the Borrower (beginning with the fiscal year 2001), deliver to the Agent copies for the Lenders of its consolidated financial statements as of the end of and for such fiscal year duly certified by the independent accountants of the Borrower. Such financial statements shall be prepared in accordance with GAAP and shall be accompanied by a certificate of the chief financial officer or the treasurer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.01(a).

     (e) Interim Financial Statements, Etc. Within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (beginning with the first such fiscal quarter to end after September 30, 2001), deliver to the Agent copies for the Lenders of its unaudited consolidated financial statements as of the end of and for such fiscal quarter duly certified (subject to year-end adjustments) by the chief financial officer or the treasurer of the Borrower as having been prepared in accordance with GAAP (except as to the omission of footnotes). Such financial statements shall be accompanied by a certificate of the chief financial officer or the treasurer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with
Section 5.01(a).

     (f) Other Information. Deliver to the Agent as soon as reasonably practicable such other information relating to the then existing financial condition of the Borrower and its consolidated Subsidiaries as the Agent may from time to time reasonably request, except such information the disclosure of which is prohibited by Law or by regulatory requirement applicable to the Borrower.

     (g) Notice of Default. Promptly, and in any event within ten (10) Business Days, notify the Agent of the occurrence of any Default or Event of Default of which the chief financial officer or treasurer of the Borrower has actual knowledge.

     (h) Notice Concerning PPA Documents. Promptly notify the Agent of (i) the entry by any Borrower Group Member into a PPA Document and any issuance of Acceptable Credit Support in favor of a Borrower Group Member; and (ii) the termination of any PPA Document prior to its stated expiration.

     (i) Project Information. Promptly, and in any event within ten (10) Business Days, after delivery of a cash basis financial statement to the Agent pursuant to Section 5.01(d) or (e), notify the Agent if the ratio of Cash Available for Corporate Debt Service to Corporate Interest is 2.00:1.00 or less or, if the Borrower does not have at least an Investment Grade Rating, 2.25:1.00 or less, in each case, as calculated on a rolling four (4) fiscal quarter basis commencing from the first fiscal quarter to commence after ubstantial Completion is achieved for any Project which, as of the date of this Agreement or the date of the first Utilization with respect thereto, is an Uncompleted Project and ending on the date of such financial statement (or, if at such time less than four (4), but at least two (2), such fiscal quarters have ended, as calculated for the fiscal quarters ending on the date of such financial statement), and deliver to the Agent as soon as reasonably practicable such information relating to the completion testing, operations and maintenance of any Completed Project for review by the Independent Engineer and Environmental Consultant as the Agent (acting upon the instructions of the Majority Lenders) may from time to time thereafter reasonably request, except such information the disclosure of which is prohibited by Law or by regulatory requirement applicable to the Borrower.

     (j) Inspection Rights, Etc. Permit the Agent or any Lender or any agents or representatives thereof to examine and make copies of and abstracts from records and books of, and visit the properties of, any Borrower Group Member to discuss the affairs, finances and accounts of, any Borrower Group Member with any of its officers or directors and with its independent certified public accountants from time to time during normal business hours upon reasonable notice. The Lenders and the Agent agree that the Agent shall coordinate and consolidate visits by Lenders and their agents and representatives (including the examination of records and books and the making of copies and abstracts of records and books) at mutually convenient times and in such a manner so as to minimize the disruption to the operations of the Borrower Group Members and the costs associated with such visits.

     (k) PPA Documents. Obtain the consent of the Majority Lenders prior to any material amendment to, or termination prior to its stated expiration by any Borrower Group Member of, any PPA Document, which in the case of any such termination, is not replaced by another PPA Document satisfying the PPA Parameters.

     (l) Insurance. (i) Insurance. (A) At all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice; provided that such coverages (and limits and deductibles) may be modified due to, but only to the extent of, the unavailability of such coverages at commercially reasonable rates or on commercially reasonable terms.

                  (B) Review its insurance program at least annually, on each anniversary of the Funds Availability Date.

               (ii) Insurance Account. Upon the occurrence of any Loss which may
          reasonably   be  expected  to  result  in  payment of  Loss  proceeds
          exceeding, in the aggregate, $1,000,000, and in any event prior to receipt by any Borrower Group Member of such proceeds, establish an account with the Agent to hold and disburse such proceeds in accordance with this Section 5.01(l).

               (iii)  Total  Loss.  Except  as  otherwise provided  in the last sentence of this sub-clause (iii), in the event of a total Loss of any Completed Project (with respect to which there are Utilizations then outstanding or Commitments then available under the Facility), promptly apply all proceeds of insurance (other than business interruption insurance), condemnation awards or other recoveries to prepay all outstanding Project Debt associated with such Project in accordance with Section 2.09(c), unless the Borrower certifies to the Agent, within sixty (60) days after receipt of such proceeds in an aggregate amount equal to at least 30% of the Total Project Costs for such Completed Project that: (1) all such insurance proceeds have been, or upon receipt shall be immediately, deposited by a Borrower Group Member into the Insurance Account; (2) it will reinstate such Project or replace it with a Similar Asset; (3) all conditions precedent specified in Sections 3.04(a) through (c) inclusive (but with (x) all references to "Borrowing" therein being read and construed as references to the first disbursement from the Insurance Account and all references therein to "Project" being read and construed as references to such Project (in the case of a reinstatement) or such Similar Asset (in the case of a replacement); and (y) the certification referred to in Section 3.04(a)(iii)(A) certifying instead that the ratio of outstanding Debt to Equity Contributions for such Project or Similar Asset (as the case may be) does not exceed the Debt/Equity Ratio applicable thereto, as at the date of the first disbursement from the Insurance Account, and after giving effect to such disbursement and any Equity Contributions as of the date thereof, and the application of proceeds therefrom) are then satisfied with respect to the reinstatement or replacement of such Project; (4) there are sufficient funds to do so (taking into account all undisputed proceeds to be paid and all committed equity contributions into the Borrower); and (5) such reinstatement or replacement is technically feasible, then, such proceeds may be held in the Insurance Account and disbursed from time to time to pay Project Costs for reinstating such Project or for such replacement Similar Asset (x) if all conditions precedent specified in Section 3.05(a) and (b) (but with (AA) all references to "Borrowing" therein being read and construed as references to a disbursement from the Insurance Account and all references therein to "Project" being read and construed as references to such Project (in the case of a reinstatement) or such Similar Asset (in the case of a replacement); and (BB) the certification referred to in Section 3.05(b)(iii) certifying instead that the ratio of outstanding Debt to Equity Contributions for such Project or Similar Asset (as the case may be) does not exceed the Debt/Equity Ratio applicable thereto, as at the date of the relevant disbursement from the Insurance Account, and after giving effect to such disbursement and any Equity Contributions as of the date thereof, and the application of proceeds therefrom) are then satisfied; and (y) where the aggregate of all such proceeds is less than the Project Costs for such reinstatement or replacement (as the case may be), if Project Costs are funded pro rata between disbursements from the Insurance Account and Equity Contributions to be paid with respect to such reinstatement or replacement. To the extent any such proceeds in excess of $1,000,000 are not used for such reinstatement or replacement, they shall, upon completion of such reinstatement or replacement (as applicable) be applied to prepay the outstanding Project Debt made with respect to such Project in accordance with Section 2.09(c).

               (iv) Partial Loss. In the event of a partial Loss of any Completed Project (with respect to which there are Utilizations then outstanding or Commitments then available under the Facility), deal with such proceeds of insurance (other than business interruption), condemnation awards or other recoveries in the following manner: if such proceeds (A) do not exceed $1,000,000 in the aggregate with respect to such Loss, apply them at the Borrower's sole discretion;
          (B) exceed $1,000,000 but not $5,000,000 in the aggregate with respect to such Loss, use such proceeds to prepay the outstanding Project Debt made with respect to such Project in accordance with Section 2.09(c) to the extent such proceeds (in excess of $1,000,000 in the aggregate with respect to such Loss) are not used to repair or reinstate such Project, upon completion of such repair or reinstatement; (C) exceed $5,000,000 but not 10% of the Total Project Costs for such Project with respect to such Loss, apply such proceeds to repair or reinstate the affected Project if the Borrower certifies to the Agent, within sixty (60) days after receipt of proceeds equal to at least $5,000,000 (but with all such proceeds to be reserved by the Borrower until such certification is made or until prepayment is required pursuant to this
          Section 5.01(l)(iv)) that (1) it will repair or reinstate such Project; (2) there are sufficient funds to do so (taking into account all undisputed proceeds to be paid and committed equity contributions into the Borrower); and (3) such repairs or reinstatements are technically feasible; otherwise, all such proceeds in excess of $1,000,000 not used for such repair or reinstatement shall, upon completion of such repair or reinstatement, be promptly applied to prepay the outstanding Project Debt made with respect to such Project in accordance with Section 2.09(c); and (D) exceed 10% of the Total Project Costs for such Completed Project, apply such proceeds to repair or reinstate the affected Project if consent from the Majority Lenders shall have been obtained; otherwise, all such proceeds shall be used promptly to prepay the outstanding Project Debt made with respect to such Project in accordance with Section 2.09(c).

               (m) Asset Sales. To the extent the Borrower has not reinvested Sale Proceeds arising from any Sale in a Similar Asset, by way of the purchase or lease (pursuant to a Development Authority Sale/Leaseback) of such Similar Asset, within six (6) months after such Sale (any such reinvestment being subject to satisfaction of all conditions precedent specified in Sections 3.04(a) through (c) inclusive as of the date of the Borrower's initial investment in such Similar Asset (but (i) with all references to "Borrowing" therein being read and construed as references to such investment and all references therein to "Project" being read and construed as references to such Similar Asset; and (ii) the certification referred to in Section 3.04(a)(iii)(A) certifying instead that the ratio of outstanding Debt to Equity Contributions for such Similar Asset does not exceed the Debt/Equity Ratio applicable thereto, as at the date of such investment, and after giving effect to such investment and any Equity Contributions as of the date thereof, and the application of proceeds therefrom)), the Borrower shall prepay the outstanding Debt under the Facility to the extent required under
          Section 2.09(b)(iii); provided that the Borrower shall be permitted to apply all Sale Proceeds remaining thereafter, if any, to make a Restricted Payment in accordance with Section 5.02(b).

               (n) Regulatory Approvals. Obtain and maintain, and cause each Relevant Subsidiary to obtain and maintain, in full force and effect all necessary authorizations and approvals by, and deliver all necessary notices to and undertake all necessary filings with, each Governmental Authority which are required, in each case, for the Borrower and such Subsidiary to sell, at wholesale, the entire output of each electric generation plant (including the Projects) owned by the Borrower or such Subsidiary, as the case may be.

               (o) Initial Projects. As long as an Initial Project is owned, directly or indirectly, by the Borrower, own, or procure that a wholly owned Subsidiary of the Borrower (other than an Unrestricted Subsidiary) will own, such Project.

               (p) Granting of Benefits under Certain Circumstances. If in connection with obtaining a waiver or a curative amendment of a "default" or an "event of default" under a document under which any Debt of the Borrower in a principal or notional amount equal to or in excess of $50,000,000 is outstanding or which evidences any such Debt, any creditor in respect of such Debt will obtain any benefit (including collateral security, a guarantee or other third-party support and improved financial terms), offer to the Lenders the same benefit (including ratable collateral security and guarantees and third-party support and comparably improved terms) and, upon the acceptance by the Majority Lenders of such offer, cause such benefit to be made available to the Lenders concurrently with making such benefit available, and on substantially the same terms as it is made available, to such other creditor.

               (q) Notice of Change of Investment Grade Rating. Promptly, and in
          any event within ten (10) days, after the Borrower is notified thereof in writing by S&P, Fitch or Moody's (as applicable), or the chief financial officer or the treasurer of the Borrower becomes aware of the public announcement thereof by S&P, Fitch or Moody's (as applicable), notify the Agent of either (i) any downgrade in the Borrower's Investment Grade Rating by S&P, Fitch or Moody's, as the case may be; or (ii) mention of the Borrower with negative implication in "Credit Watch", or the equivalent thereof by any of S&P, Moody's or Fitch.

               (r) Updated Documents. Upon (i) the earlier of the Non-Recourse Date and the Refinancing Date for any Project, deliver to the Agent an Adjusted Project Budget setting forth Project Costs incurred, as of such date, with respect to such Project; and (ii) each Relevant Event, deliver to the Agent an updated Independent Market Consultant report with respect to all Relevant Completed Plants as at such Relevant Event (including where such Relevant Event is a Southern Event of Default or a Buydown Event, all Substantially Completed Projects for which a Buydown Amount is to be paid as a result of such Relevant Event) based, in the case of each Plant which has then achieved (A) Final Completion, on the performance of such Plant, as certified by Southern to the Agent for purposes of its Final Completion; and (B) Substantial Completion but not Final Completion, on the performance of such Plant, as certified by Southern to the Agent for purposes of its Substantial Completion, and, in each case, which is verified by the Independent Engineer and Environmental Consultant as being consistent with the performance (output, heat rate, environmental and permit compliance and availability) of such Plant.

               (s) Project Bonds. As long as any Project is owned by a development authority created and existing under the laws of the State of Georgia and is leased by a Borrower Group Member, hold, or procure that a wholly owned Subsidiary of the Borrower shall hold, free and clear of any Liens, all legal and beneficial title to all Project Bonds issued with respect to a Development Authority Sale/Leaseback of such Project.

     SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment under this Agreement, the Borrower will not:

     (a) Debt. Incur, and will not permit any Subsidiary of the Borrower to incur, any Debt other than (i) Recourse Debt under the Facility; (ii) Recourse Debt the proceeds of which (after customary transaction fees and costs) are applied to the concurrent repayment of Debt; (iii) if the Borrower has at least an Investment Grade Rating and such rating of the Borrower is reaffirmed after incurrence of such other Debt, Recourse Debt or, in the case of Lease Obligations, Debt of the related lessor, that has been rated at least "Baa3" by Moody's and "BBB-" by S&P; (iv) Recourse Debt the repayment in full of which is guaranteed by Southern or another Affiliate which has at least an Investment Grade Rating; (v) Debt that is incurred by an Unrestricted Subsidiary on a basis that is without recourse to the Borrower other than with respect to the Borrower's ownership interest in such Unrestricted Subsidiary; or (vi) Debt which is secured by Liens referred to in Section 5.02(c)(iv), (vi), (vii),
(viii), (ix), (x), (xvi) or (xvii). Notwithstanding the above, the Borrower will ensure that no Relevant Subsidiary which owns or leases a Project with respect to which Advances are then outstanding, or for which Commitments are then available, shall incur any Debt, other than Debt referred to in clause (vi) above.

     (b) Restricted Payments. (i) Declare or make any Restricted Payment; (ii) make any payments with respect to Affiliate Subordinated Debt (other than any Affiliate Subordinated Debt loaned, prior to the initial Utilization hereunder in respect of any Project, to the Borrower to fund its acquisitions of such Project) or make any redemption or repurchase of any Affiliate Subordinated Debt (except for any payment, redemption or repurchase of Affiliate Subordinated Debt from insurance proceeds for casualties which have been restored with the proceeds of such Affiliate Subordinated Debt); or (iii) purchase, redeem or otherwise acquire for value any shares of any class of capital stock of the Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, or reduce the Borrower's capital (except for any purchase, redemption or acquisition of such shares held by Southern or any reduction of capital paid to an Affiliate of the Borrower from insurance proceeds for casualties which have been restored with the proceeds of such shares or such capital, as the case may be); provided that the Borrower may (A) declare and make any Restricted Payment payable in common stock of the Borrower;
(B) purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares with the proceeds received from the substantially concurrent contribution to the Borrower's capital or the issue of new shares of the Borrower's common stock; and (C) make any payments with respect to Affiliate Subordinated Debt, make any redemption or repurchase of Affiliate Subordinated Debt and take any other action specified in clauses (i), (ii) and (iii) above if, in any such case, (x) no Default or Event of Default shall have occurred and is continuing; and (y) at the end of the fiscal quarter (including the fourth fiscal quarter) of the Borrower for which a cash basis financial statement has been delivered to the Agent pursuant to
Section 5.01(d) or (e) most recently preceding the date on which the Borrower takes such action, the ratio of Cash Available for Corporate Debt Service to Corporate Interest was at least 2.00:1.00 or, if the Borrower does not have at least an Investment Grade Rating, 2.25:1.00, in each case, calculated on a rolling four (4) fiscal quarter basis ending on the date of such financial statement (or, if at such time less than four (4) fiscal quarters have ended, such lesser number of fiscal quarters and with effect from the date of such delivery of such financial statement). Any such cash basis financial statement shall be certified by the chief financial officer or the treasurer of the Borrower as having been prepared in accordance with the books and records of the Borrower.

     (c) Liens. Without the consent of the Majority Lenders, create or have outstanding, or permit the creation of, any Lien on or over any Assets of the Borrower or any of its Subsidiaries except for:

          (i) Liens arising solely by operation of law or by order of a court or tribunal or other Governmental Authority (or by an agreement of similar effect);

          (ii) Liens arising in the ordinary course of business or operations, in respect of overdue amounts which either (A) have not been overdue for more than thirty (30) days; or (B) are being contested in good faith and for which adequate reserves have been set aside in accordance with GAAP;

          (iii) Liens created for the sole purpose of refinancing all outstanding Advances; provided that the Advances are simultaneously prepaid in full, all Commitments cancelled and no amounts are then owing under this Agreement;

          (iv) Liens arising out of title retention or like provisions in relation to the acquisition of goods or equipment acquired in the ordinary course of business or operations;

          (v) Liens created or arising on ownership interests and documents evidencing ownership interests in (A) an Unrestricted Subsidiary which is the primary obligor in respect of Project Finance Debt; or (B) a Subsidiary all the Assets of which consist of ownership interests in (x) an Unrestricted Subsidiary which is the primary obligor in respect of Project Finance Debt; or (y) another Person described in this clause (B), which Liens secure such Project Finance Debt only;

          (vi) Liens on deposits to secure, or any Lien otherwise securing, the performance of bids, trade contracts (other than for borrowed money), operating leases other than Synthetic Leases, statutory obligations, surety bonds, appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (vii) Liens, other than Liens on a Project or the Assets comprising a Project or the ownership interests in all Persons directly or indirectly owning such Project, securing reimbursement obligations under letters of credit, guarantees and other forms of credit enhancement given in the ordinary course of business;

          (viii) Liens created or arising over any Asset which is acquired, constructed or created by the Borrower (excluding any Assets acquired or constructed with the use of a Synthetic Lease), but only if (A) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto or a guarantee given in respect thereof;
     (B) such Lien is created or arises on or before ninety (90) days after the completion of such acquisition, construction or creation; (C) such Lien is confined solely to the propertyso acquired, constructed or created; and
     (D) the aggregate principal amount secured by all such Liens and by Liens (if any) under subparagraphs (ix) and (xvii) below, does not exceed $75,000,000;

          (ix) Liens (A) outstanding on or over any Asset acquired after the date of this Agreement; (B) in existence at the date of such acquisition;
     (C) where the Borrower does not take any step to increase the principal amount secured thereby from that so secured and outstanding at the time of such acquisition (other than in the case of Liens for a fluctuating balance facility, by way of utilization of that facility within the limits applicable thereto at the time of acquisition); and (D) the aggregate principal amount secured under such Liens, and by Liens (if any) under subparagraphs (viii) above and (xvii) below, does not exceed $75,000,000;

          (x) Liens created or arising over any Asset which is acquired or constructed by the Borrower with the use of a synthetic financing or Synthetic Lease, but only if (A) such Lien secures only principal amounts (not exceeding the cost of such acquisition or construction (including any contingency amount relating to such acquisition or construction)) raised for the purposes of such acquisition or construction through such synthetic financing or Synthetic Lease, together with any costs, expenses, interest and fees and indemnities incurred in relation thereto or a guarantee given in respect thereof; (B) such Lien is created or arises on or before ninety
     (90) days after the completion of such acquisition or construction; and (C) such Lien is confined solely to the property so acquired or constructed;

          (xi) Liens constituted by a right of set-off (including a bank's right of set-off with respect to deposit accounts) or rights over a margin call account or any form of cash collateral or any similar arrangement for obligations incurred in respect of any currency, commodity or interest rate swap, option, forward rate, or futures contracts or any other arrangement for the hedging or management of risks entered into on commercial terms;

          (xii) Liens in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs or expenses where such action is being prosecuted or defended in the bona fide interest of the Borrower;

          (xiii) Liens described in any of subparagraphs (iv) through (xi) above or (xiv) through (xvii) below and renewed or extended upon the renewal or extension or refinancing or replacement of the indebtedness secured thereby; provided that there is no increase in the principal amount of the indebtedness secured thereby over the principal, capital or nominal amount thereof outstanding immediately prior to such refinancing;

          (xiv) Liens existing on the date of this Agreement;

          (xv) Liens on the property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any of its Subsidiaries and not incurred in contemplation with such merger or consolidation;

          (xvi) Liens created or arising over any land which is acquired by the Borrower or any of its Subsidiaries, but only if (A) such Lien secures only principal amounts (not exceeding the cost of such acquisition) raised for the purpose of such acquisition or which are secured by such land at the time of its acquisition, together with any costs, expenses, interest and fees incurred in relation thereto or a guarantee given in respect thereof;
     (B) such Lien is created or arises on or before ninety (90) days after the completion of such acquisition; (C) such Lien is confined solely to the land so acquired; and (D) the aggregate principal amount secured by all such Liens does not exceed $25,000,000; and

          (xvii) Liens created or outstanding on or over Assets of the Borrower or any Relevant Subsidiary; provided that the aggregate outstanding principal, capital or nominal amount secured by all Liens created or outstanding under this subparagraph (xvii) on or over Assets of the Borrower and all Relevant Subsidiaries shall not at any time exceed $25,000,000.

         Notwithstanding anything else contained herein, an Unrestricted Subsidiary may create or have outstanding any Lien on or over its Assets to secure the payment of such Unrestricted Subsidiary's Debt.

          (d) Activities. Engage in, and will not permit any of its Subsidiaries to engage in, any business activities other than activities which the Borrower and its Subsidiaries may undertake under PUHCA (whether or not such law is repealed); provided that in the event PUHCA is repealed, any Unrestricted Subsidiary shall not be so restricted.

          (e) Acquisitions. Acquire, and will ensure that no Relevant Subsidiary will acquire, from a non-Affiliate of the Borrower any Project that has achieved Final Completion without first obtaining the consent of the Majority Lenders.

          (f) Affiliate Transactions. Except as otherwise required by Law, enter into, or permit any Relevant Subsidiary to enter into, any transaction or series of transactions, whether or not in the ordinary course of business, with any of its Affiliates other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate.

                                   Article VI

                                EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) Payments. The Borrower shall fail to pay (i) any principal of any Advance when the same becomes due and payable; or (ii) any interest on any Advance or any fees or other amounts payable under this Agreement within five
(5) Business Days after the same becomes due and payable; provided that failure to pay any principal, interest or other amounts required under Section 2.09(b)(i) shall not constitute a default by the Borrower or an Event of Default unless such failure is still continuing as of the Final Maturity Date, whereupon it shall, on such date, become an Event of Default; or

     (b) Representations and Warranties. Any representation or warranty made by the Borrower in this Agreement shall prove to have been materially incorrect when made and, if the underlying facts or circumstances making such representation or warranty incorrect are susceptible of cure, it shall not have been cured within thirty (30) days after written notice thereof has been given by the Agent to the Borrower (or such longer period as the Majority Lenders may permit); or

     (c)  Covenants.  The  Borrower  shall fail to  perform  or comply  with (i)
Section 5.01(g); or (ii) any other material term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure under clause (ii) shall remain unremedied for thirty (30) days after written notice thereof has been given by the Agent to the Borrower (or such longer period as the Majority Lenders may permit); or

     (d) Cross-default. The Borrower or any Relevant Subsidiary shall fail to pay any principal of, or premium or interest on, any of its Debt that is outstanding in a principal or notional amount equal to or in excess of $50,000,000, in the aggregate, for all such unpaid Debt (but excluding Debt outstanding under the Facility) when such Debt becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under the agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt by reason of default; or any such Debt shall be declared due and payable, or be required to be prepaid or
redeemed  (other  than  by  a  regularly   scheduled   required  prepayment  or
redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case, prior to the scheduled maturity thereof by reason of default; or

     (e) Judgment. Any judgment or order for the payment of money in excess of $50,000,000, in the aggregate, shall be rendered against the Borrower and the Relevant Subsidiaries and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (f) Bankruptcy, Etc. The Borrower or any Relevant Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the U.S. Bankruptcy Code (as now or hereafter in effect) or any similar law of any applicable jurisdiction;
(iv) file a petition  seeking to take  advantage  of any other law  relating  to
bankruptcy,   insolvency,   reorganization,  winding-up,  or composition  or
readjustment of debts; or (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the U.S. Bankruptcy Code or any similar law of any applicable jurisdiction; or a proceeding or case shall be comenced, without the application or consent of the Borrower or any of its Relevant Subsidiaries, in
any   court   of   competent   jurisdiction,   seeking  (A)  its liquidation,
reorganization, dissolution or winding-up, or the composition or readjustment of its debts; (B) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or such Relevant Subsidiary (as applicable) or of all or any substantial part of its assets; or (C) similar relief in respect of the Borrower or such Relevant Subsidiary (as applicable) under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue unstayed and in effect for a period of ninety (90) or more days; or

     (g) Change of Control. Southern shall at any time cease to beneficially own, directly or indirectly, (i) at least a majority of each of the non-voting common stock (if any) and the voting common stock of the Borrower; or (ii) sufficient shares of the capital stock of the Borrower to elect a majority of the board of directors of the Borrower; or

     (h) Credit Agreement. Any material provision of this Agreement shall fail to be in full force and effect, or the Borrower so asserts in writing;

     then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances or establish CP Commitments to be terminated, whereupon the same shall forthwith terminate; and/or (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances and the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances and the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances or establish CP Commitments shall automatically be terminated; and (B) the Advances and the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  Any Default or Event of Default which has been waived in the manner required by the applicable provisions of this Agreement shall not be considered to be continuing from and after the time as of which such waiver has become effective.

                                  Article VII

                                    THE AGENT

     SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by their respective terms, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Loan Document (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, the other Loan Documents or applicable Law. The Agent agrees to give to each Lender prompt notice of each notice given to it by any Loan Party pursuant to the terms of the relevant Loan Document.

     SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation to the generality of the foregoing, the Agent:
(a) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, any other Loan Document or any PPA Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Material Document on the part of the Borrower or Southern or any other party thereto, or to inspect the property (including the books and records) of the Borrower or Southern; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Material Document or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from, and generally engage in any kind of business with, the Borrower, Southern, any of their respective Subsidiaries and any Person who may do business with, or own securities of, the Borrower, Southern or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

     SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any Arranger or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Loan Document.

     SECTION 7.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under this Agreement or any other Loan Document (collectively, the "Indemnified Costs"); provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct; provided further that no Designated Lender shall be liable for any payment under this Section 7.05 so long as, and to the extent that, its Designating Lender makes such payment. Without limitation to the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Material Document or any other instrument or agreement furnished pursuant hereto or thereto, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

     SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Borrower shall have the right to appoint a successor Agent, subject to the approval of the Majority Lenders, such approval not to be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Borrower and approved by the Majority Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent subject to the approval of the Borrower and the Majority Lenders, such approval not to be unreasonably withheld or delayed, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent under this Section 7.06 by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal under this Section 7.06 as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                                  Article VIII

                                  MISCELLANEOUS

SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by the Borrower or Southern therefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of the Borrower (and, in the case only of the Southern Completion Guarantee and the Southern Equity Agreement, Southern) and the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

          (a) no amendment, waiver or consent shall, unless in writing and signed by or on behalf of the Borrower (and, in the case only of the Southern Completion Guarantee and the Southern Equity Agreement, Southern) and all the Lenders, do any of the following: (i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest on, the Notes or any fees payable under this Agreement or the other Loan Documents; (iii) postpone any date fixed for, or change the place or currency of, any payment of principal of, or interest on, the Notes or any fees payable under this Agreement or the other Loan Documents; (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action under this Agreement or any other Loan Document; (v) amend the definition of "Majority Lenders" or "Required Lenders"; or (vi) amend this
     Section 8.01;

          (b) no  amendment  or waiver  of any of the  conditions  specified  in
     Section 3.02, 3.04, 3.06(a) or 3.06(d) shall be effective unless in writing and signed by or on behalf of the Borrower and the Required Lenders;

          (c) no amendment (other than an amendment to extend its provisions, in accordance with the terms thereof, to a Subsequent Project), waiver or consent shall, unless in writing and signed by or on behalf of the Borrower, Southern and the Required Lenders (or, all of the Lenders with respect to any matters relating to those matters expressly referred to in subsection (a) above), be made to or given under the Southern Completion Guarantee or the Southern Equity Agreement; and

          (d) no amendment, waiver or consent shall, unless in writing and signed by or on behalf of the Agent in addition to the Persons required pursuant to subsection (a), (b) or (c) above, as the case may be, to take such action, affect the rights or duties of the Agent under this Agreement, any Note or any other Loan Document.

Each Designating Lender may act on behalf of its Designated Lender with respect to any rights of its Designated Lender to grant or withhold any amendment, waiver or consent under this Agreement and the other Loan Documents or with respect to the Notes.

          SECTION  8.02.  Notices,  Etc.  All notices  and other communications
     provided  for  under  this  Agreement   shall  be  in  writing   (including
     telecopier) and mailed, telecopied, or delivered,

          (a) if to the Borrower, at its address at 270 Peachtree Street NW, Suite 2000, Atlanta, GA 30303, Attention: Allen Leverett, Treasurer, facsimile: (404) 506-0708; with a copy to Chris J. Kysar, Southern Power Company, 270 Peachtree Street NW, Suite 2000, Atlanta, GA 30303, facsimile:
     (404) 506-0708, and Richard H. Brody, Troutman Sanders LLP, Bank of America Plaza, Suite 5200, 600 Peachtree Street NE, Atlanta, GA 30308, facsimile:
     (404) 962-6514;

          (b) if to an Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I;

          (c) if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender;

          (d) if to any Designated Lender, to its Designating Lender in accordance with subsection (c) above; and

          (e) if to the Agent, at its address at 2 Penns Way, Suite 200, New Castle, DE 19720, Attention: Dave Graber, telephone: (302) 894-6034, facsimile: (302) 894-6120; with a copy to Citibank, N.A., 388 Greenwich Street, 20th Floor, New York, NY 10013, Attention: John Maguire, telephone:
     (212) 816-1081, facsimile: (212) 816-0584;

or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of this Agreement or of any amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document or of any Exhibit to be executed and delivered under this Agreement shall be effective as delivery of a manually executed counterpart thereof.

          SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right under this Agreement or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided under this Agreement are cumulative and not exclusive of any remedies provided by Law.

          SECTION 8.04. Costs and Expenses, Etc. (a) The Borrower agrees to pay, upon demand and presentation to the Borrower of a statement of account, all reasonable and documented third-party out-of-pocket costs and expenses of
     the  Agent  in  connection  with  the  preparation,   execution, delivery,
     syndication, administration, modification and amendment of this Agreement, the Notes, the other Loan Documents and the other documents to be delivered hereunder or thereunder (including (i) all costs and expenses in connection
     with  due   diligence  and   syndication   (including   printing,  travel,
     communication, document preparation, printing and distribution and bank meetings); (ii) the reasonable fees and expenses of each of New York special counsel and regulatory counsel for the Agent (but excluding the Agent's in-house counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement and the other Loan Documents; and (iii) the fees and expenses of each of the
     Independent   Engineer  and  Environmental   Consultant,  the  Independent
     Insurance Consultant and the Independent Market Consultant). The Borrower further agrees to pay, upon demand and presentation to the Borrower of a
     statement  of  account,   all   reasonable   and   documented  third-party
     out-of-pocket costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable fees and expenses of counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes, the other Loan Documents and the other documents to be delivered hereunder and thereunder, including reasonable fees and expenses of counsel for the Agent and the Lenders in connection with the enforcement of rights under this Section 8.04(a); provided that the Borrower shall be required to pay the reasonable fees and expenses of only one special counsel and, if applicable, one
     regulatory   counsel   selected  by  the  Indemnified   Parties  under the
     circumstances contemplated by the proviso to Section 8.04(b)(iii).

          (b) (i) The Borrower agrees to indemnify each of the Arrangers, the Agent, the Lenders and their respective Affiliates, officers, directors, employees and agents (each, an "Indemnified Party") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages and expenses incurred by any of them relating to, or arising out of or in connection with, this Agreement, the Notes, the other Loan Documents and the actual or proposed use of the proceeds of the Advances or the consummation of any matter contemplated by this Agreement or the other Loan Documents, including any investigation, litigation or other proceeding (whether or not any of the Indemnified Parties is a party thereto) related to the entering into of any Loan Document and, to the extent provided in this subsection (b), the reasonable fees and disbursements of counsel incurred in connection with any such claim, investigation, litigation or other proceeding; provided that the Borrower shall not be responsible for any such losses, liabilities, claims, damages or expenses of any Indemnified Party to the extent incurred by reason of gross negligence or willful misconduct on the part of such Indemnified Party.

          (ii) The Borrower shall be entitled to participate in any action or proceeding of which it has been notified by any Indemnified Party except any action or proceeding brought by or for the benefit of the Borrower, Southern or any Subsidiary of the Borrower or Southern against an Indemnified Party.

          (iii) Promptly after receipt by an Indemnified Party of written notice of any investigation, litigation or proceeding in respect of which indemnity is sought by it under this Agreement, such Indemnified Party will, if a claim is to be made against the Borrower, notify the Borrower thereof in writing, but the omission so to notify the Borrower will not relieve the Borrower from (A) any liability under this Section which it may have to such Indemnified Party except to the extent the Borrower was prejudiced by such omission; or (B) any liability other than under this Section. Thereafter, the Indemnified Party and the Borrower shall consult, to the extent appropriate, with a view to minimizing the cost to the Borrower of its obligations under this Agreement. In case any Indemnified Party receives written notice of any investigation, litigation or proceeding in respect of which indemnity may be sought by it under this Agreement and it notifies the Borrower thereof, the Borrower will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from the Indemnified Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Parties (and, if the Agent or one or more Lenders are the Indemnified Parties, the Agent and such Lenders shall be entitled jointly to direct the conduct of their defense); provided that if the parties against which any loss, claim, damage, expense or liability may arise under any such investigation, litigation or proceeding include both an Indemnified Party and the Borrower, Southern or any Subsidiary of the Borrower or Southern, and such Indemnified Party shall have reasonably concluded that (1) there may be legal defenses available to it or other Indemnified Parties which are different from or additional to those available to the Borrower, Southern or any Subsidiary of the Borrower or Southern, and may conflict therewith; or (2) if any liability, loss, claim, damage or expense arises out of actions brought by or for the benefit of the Borrower, Southern or any
     Subsidiary of the Borrower or Southern, the Indemnified Parties collectively shall have the right to select one separate counsel to assume such legal defenses and otherwise to participate in the defense of such investigation, litigation or proceeding on behalf of the Indemnified Parties. Upon receipt by the Indemnified Party of notice from the Borrower of its election to assume the defense of such investigation, litigation or proceeding and approval by the Indemnified Party of counsel, the Borrower shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless (x) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence; (y) the Borrower shall not have employed and continued to employ counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action; or (z) the Borrower shall have authorized in writing the employment of separate counsel for the Indemnified Party at the expense of the Borrower. At the Borrower's request, an Indemnified Party will settle, compromise or consent to the entry of any order adjudicating or otherwise disposing of any loss, claim, damage or liability resulting from such investigation, litigation or proceeding for which the Borrower is liable under this Agreement if such settlement, compromise or consent to entry of any order (AA) includes a provision unconditionally releasing each Indemnified Party from and holding each Indemnified Party harmless against all liability in respect of claims by any releasing party relating to or arising out of this Agreement, the Notes and the matters contemplated herein; (BB) does not require any admission or acknowledgment of culpability or wrongdoing by such Indemnified Party; and (CC) does not involve performance by, or the payment of money damages by, such Indemnified Party. The Borrower shall not be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any investigation, litigation or proceeding effected without its consent.

          (c) The Borrower agrees to indemnify each Lender for its actual and documented losses (excluding any loss of profit and/or margin), costs and expenses reasonably incurred by it resulting from any payment or prepayment of principal of, or Conversion of, any Eurodollar Rate Advance which is made on a day other than the last day of the relevant Interest Period or in an amount other than given in the Borrower's notice of such payment or prepayment, excluding, however, any such losses, costs and expenses resulting from a payment or prepayment made more than ninety (90) days prior to demand being made to the Borrower by such Lender for indemnification. The payment of such indemnity to a Lender shall be made within thirty (30) days of a demand by such Lender complying with Section 8.04(d).

          (d) Any demand by a Lender for payment under Section 2.02(c), 2.10, 2.13, 8.04(b) or 8.04(c) or under any other indemnity made by the Borrower under this Agreement shall be made in writing to the Borrower (with a copy to the Agent) and shall be accompanied by a certificate of an officer of the Agent or the relevant Lender, as may be appropriate, setting forth in reasonable detail the calculation of the amount demanded.

          (e) To the extent permitted by Law, if any Lender notifies the Borrower that additional amounts will be due under Section 2.10 or that any of the events outlined in Section 2.11 have occurred, such Lender will, if it determines that such change is not commercially unreasonable, change its Applicable Lending Office if as a result of such change such increased costs would not be required to be so paid or it would not be illegal for such Lender to make, fund or maintain its Eurodollar Rate Advances. The Borrower will reimburse such Lender for all reasonable expenses it may incur as a result of complying with this Section 8.04(e).

          (f) If any circumstances arise which result, or such Lender becomes aware of any circumstances which might result, in the Borrower having to make such compensation or indemnification or in it becoming illegal for such Lender to make, fund or maintain such Lender's Eurodollar Rate Advances, such Lender will promptly notify the Borrower thereof and, in consultation with the Borrower, such Lender shall take all such steps, if any, as it determines are reasonable and the Borrower determines are acceptable to mitigate the effect of those circumstances.

          (g) Without prejudice to the survival of any other agreement of the Borrower or of the Lenders under this Agreement, the agreements and obligations of the Borrower contained in Sections 2.10, 2.13 and 8.04 and the obligations of the Lenders contained in Sections 2.13, 8.04, 8.07(g) and 8.08 shall survive the payment in full of principal, interest and all other amounts payable under this Agreement and under the Notes.

     SECTION 8.05. Right of Set-off. Upon declaration by the Agent that the Advances and the Notes are due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender to, or for the credit or the account of, the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes held by such Lender and the other Loan Documents, whether or not such Lender shall have made any demand under this Agreement, such Notes or any other Loan Document and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

     SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Section 2.01 and 2.15, each of which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by the Initial Lenders that such Initial Lenders have executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to
(i) one or more Eligible Assignees without the approval of the Borrower or the Agent in the case of any Eligible Assignee that is already a Lender or an Affiliate of a Lender, and with the approval of the Borrower (unless an Event of Default or Default has occurred and is then continuing) and the Agent, in the case of any other Eligible Assignee (such approval not to be unreasonably withheld or delayed); and (ii) one or more other entities with the approval of the Agent and the Borrower, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided that (A) each such assignment shall be of a pro rata share of each outstanding Advance made by such Lender and the Commitment and CP Commitment of such Lender; (B) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement; (C) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be $10,000,000 or a larger integral multiple of $1,000,000; and (D) the parties to each such assignment shall execute and deliver to the Agent, for recording in the Register, and, if the relevant assignee is not a Lender or an Affiliate of a Lender, to each of the Agent and the Borrower for its acceptance (provided that no such acceptance is required
(1) from the Borrower or the Agent with respect to an assignee that is a Lender or an Affiliate of a Lender; or (2) from the Borrower with respect to any other Eligible Assignee while an Event of Default or Default has occurred and is continuing), an appropriate Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,000 (which shall not be payable by the Borrower). Upon such execution, delivery, acceptance (if applicable) and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement; and (y) the Lender assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (other than under Sections 2.13(f), 8.07(g) and 8.08) (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party to this Agreement).

(b) If any Lender shall make a demand under Section 8.04(d) for payment in respect of a claim under Section 2.10 or shall give a notice under Section 2.11 of any unlawfulness or assertion of unlawfulness contemplated by such Section or any demand shall be made or any amount shall be payable with respect to any Lender under Section 2.13, the Borrower may, by written notice given to such Lender within forty-five (45) days of the making by such Lender of such demand or the giving by such Lender of such notice, require by written notice to such Lender that such Lender assign, by executing and delivering an Acceptance and Assignment, within fifteen (15) days of the giving by the Borrower of such notice but on at least three (3) Business Days' notice to one or more Persons in accordance with Section 8.07(a) such Lender's Commitment and its Advances against payment to such Lender in immediately available funds of the principal amount of such Advances, all interest accrued thereon to the date of payment, all fees accrued by such Lender to the date of payment, any amounts payable to such Lender under Section 8.04(c) and all other amounts payable hereunder to such Lender.

(c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties to this Agreement as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Material Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Material Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, Southern or any Subsidiary of the Borrower or Southern, or the performance or observance by the Borrower or Southern or any other party of any of its obligations under any Material Document to which it is a party or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee confirms that it is an Eligible Assignee or that it is an entity that has been approved by the Borrower and the Agent to the extent any such approval is required under Section 8.07(a); (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(d) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and (if applicable) accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an existing Lender or Affiliate of a Lender or that it is an entity that has been approved by the Borrower and the Agent under Section 8.07(a), together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C, (i) accept such Assignment and Acceptance; (ii) record the information contained therein in the Register; and (iii) promptly give notice and a copy thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to such Eligible Assignee or other entity in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment under this Agreement, a new Note to the assigning Lender in an amount equal to the Commitment retained by it under this Agreement. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A.

(f) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and/or the Note or Notes held by
it); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents (including its Commitment) shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties to this Agreement and the other Loan Documents for the performance of such obligations;
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement and the other Loan Documents; (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement, any Note or any other Loan Document, or any consent to any departure by the Borrower or Southern therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable under this Agreement, the Notes or any other Loan Document, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable under this Agreement, the Notes or any other Loan Document, in each case to the extent subject to such participation, or any other matter for which unanimous consent of the Lenders is required pursuant to this Agreement or any other Loan Document.

(g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any Confidential Information; provided that prior to any such disclosure, the assignee or participant or proposed assignee or participant shall (if it is not an existing Lender or Participant) have executed and delivered to such Lender and to the Borrower a duly authorized confidentiality agreement substantially in the form of Exhibit D.

(h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(i) Any Lender may at any time, without the consent of the Borrower, designate not more than one Designated Lender to fund Advances on behalf of such Designating Lender subject to the terms of this Section 8.07(i), and the provisions of Sections 8.07(a) through (h) shall not apply to such designation. No Lender may have more than one Designated Lender at any time. Such designation may occur either by the execution before the Funds Availability Date of the signature pages of an Assignment and Acceptance by such Lender and Designated Lender next to the appropriate "Designating Lender" and "Designated Lender" captions, or by execution by such parties of a Designation Agreement on or after the Funds Availability Date; provided that any Lender and its Designated Lender executing the signature pages of any Assignment and Acceptance as "Designating Lender" and "Designated Lender", respectively, before the Funds Availability Date shall be deemed to have executed a Designation Agreement, and shall be bound by the respective representations, warranties and covenants contained therein. The parties to each such designation occurring on or after the Funds Availability Date shall execute and deliver to the Agent and the Borrower a Designation Agreement. Upon receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Agent will accept such Designation Agreement and will give prompt notice thereof to the Borrower and the other Lenders, whereupon
(i) the Borrower shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender; (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Advances on behalf of its Designating Lender pursuant to Section 2.01(c); and
(iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement and the other Loan Documents, including any indemnification obligations under Section 7.05, and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender, or specified branch or affiliate thereof, shall serve as the administrative agent of its Designated Lender and shall on behalf of its Designated Lender: (A) receive any and all payments made for the benefit of such Designated Lender; and (B) give and receive all communications and notices and take all actions under this Agreement and the other Loan Documents, including votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by a Designating Lender, or specified branch or affiliate thereof, as administrative agent for its Designated Lender and need not be signed by such Designated Lender on its own behalf. The Borrower, the Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest under this Agreement, other than via an assignment to its Designating Lender or Liquidity Lender, if any, or otherwise in accordance with the provisions of Sections 8.07(a) through (h).

(j) Notwithstanding anything in this Agreement to the contrary (including any other provision regarding assignments, participations, transfers or novations), any Lender (a "Granting Lender") may, without the consent of any other party hereto, grant to a special purpose vehicle (whether a corporation, partnership, limited liability company, trust or otherwise, an "SPV") sponsored or managed by the Granting Lender or any Affiliate thereof, a participation in all or any part of any existing or future Advances hereunder (including Commitments therefor) that such Granting Lender has made or will make pursuant to this Agreement; provided that (i) such Granting Lender's obligations under this Agreement (including its Commitments) shall remain unchanged; (ii) such Granting Lender shall remain the holder of the Notes for all purposes under this Agreement; and
(iii) the Borrower, Agent and other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender's rights and obligations under this Agreement. Each party hereto hereby agrees that (A) no SPV will be entitled to any rights or benefits that a Participant would not otherwise be entitled to under this Agreement; and (B) an SPV may assign its interest in any existing or future Advances under this Agreement to any Person that would constitute a Participant. Notwithstanding anything in this Agreement to the contrary, the Granting Lender and any SPV may, without the consent of any other party to this Agreement, and without limiting any other rights of disclosure of the Granting Lender under this Agreement, disclose on a confidential basis any non-public information relating to its funding of Advances to (1) (in the case of the Granting Lender) any actual or prospective SPV, (2) (in the case of an SPV) its lenders, sureties, reinsurers, guarantors or credit liquidity enhancers, (3) their respective directors, officers, and advisors, and (4) any rating agency.

     SECTION 8.08. Confidentiality. (a) Neither the Agent, any Arranger nor any Lender shall, without the prior written consent of the Borrower, (i) disclose Confidential Information to any Person except as permitted by Section 8.07(g) or
(j) or this Section 8.08; or (ii) use, either directly or indirectly, any of the Confidential Information except in concert with the Borrower and in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

(b) The Agent, each Arranger and each Lender may disclose the Confidential Information (i) to their respective Representatives who need to know the Confidential Information for the purpose of administering or enforcing its rights under this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby or for the discharge of their duties, who are informed by the Agent, such Arranger or such Lender of the confidential nature of the Confidential Information, and who agree to be bound by the terms and conditions of this Agreement to the same extent as the Agent, such Arranger or such Lender; and (ii) to any party to this Agreement.

(c) Each of the Agent, each Arranger and each Lender agrees that, without the Borrower's prior written consent, it shall not disclose to any Person (except as otherwise expressly permitted in this Agreement) the fact that the Confidential Information has been made available or any of the terms, conditions or other facts with respect to the Confidential Information.

(d) The provisions contained in this Section 8.08 shall be inoperative as to any portion of the Confidential Information that (i) is or becomes generally available to the public on a nonconfidential basis through no fault or action by the Agent, any Arranger, any Lender or their respective Representatives; or (ii) is or becomes available to the Agent, any Arranger or any Lender on a nonconfidential basis from a source other than the Borrower, its Affiliates or Representatives or the Agent or any Arranger or their Representatives, which source, to the best knowledge of the Agent, any Arranger or any Lender, as may be appropriate, is not prohibited from disclosing such Confidential Information to the Agent, any Arranger or such Lender by a contractual, legal or fiduciary obligation to the Borrower, the Agent, any Arranger or any Lender.

(e) The Agent, each Arranger and each Lender may disclose the Confidential Information at the request of any regulatory or supervisory authority having jurisdiction over it or to the extent necessary for purposes of enforcing this Agreement or any other Loan Document.

(f) In the event that the Agent, any Arranger or any Lender becomes legally compelled to disclose any of the Confidential Information otherwise than as contemplated by Section 8.08(e), the Agent, such Arranger or such Lender shall provide the Borrower with notice of such event promptly upon its obtaining knowledge thereof (provided that it is not otherwise prohibited by Law from giving such notice) so that the Borrower may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Agent, such Arranger or such Lender shall furnish only that portion of the Confidential Information that it is legally required to furnish and shall cooperate with the Borrower's counsel to enable the Borrower to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

(g) In the event of any breach of this Section 8.08, the Borrower shall be entitled to equitable relief (including injunction and specific performance) in addition to all other remedies available to it at Law or in equity.

(h) Neither the Agent, any Arranger nor any Lender shall make any public announcement, advertisement, statement or communication regarding the Borrower, its Affiliates (insofar as such announcement, advertisement, statement or communication relates to the Borrower or the transactions contemplated hereby) or this Agreement or the transactions contemplated hereby without the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed).

(i) Any Designated Lender may disclose any Confidential Information to any rating agency, commercial paper dealer, Liquidity Lender, sureties, reinsurers, guarantors or credit liquidity enhancers for or to such Designated Lender, and their respective directors, officers and advisors; provided that each of such Persons is informed by the Designated Lender of the confidential nature of the Confidential Information and each such commercial paper dealer, Liquidity Lender, surety, reinsurer, guarantor or credit liquidity enhancer agrees to be bound by the terms and conditions of this Section 8.08 to the same extent as the Designated Lender.

(j) The obligations of the Agent, each Arranger and each Lender under this
Section 8.08 shall survive the termination or expiration of this Agreement.

     SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the Laws of the State of New York.

     SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court, New York County, United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties to this Agreement hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by Law, in such federal court. Each of the parties to this Agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction. (b) Each of the parties to this Agreement irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties to this Agreement hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 8.12. No Bankruptcy Proceedings. Each of the Borrower, the Lenders and the Agent agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender.

     SECTION 8.13. Waiver of Jury Trial. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the Notes or any other Loan Document or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement of any such document.

                  IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their respective officers duly authorized for such purpose, as of the date first above written.




                                 The Borrower

                                 SOUTHERN POWER COMPANY


                                 By: _________________________________________
                                       Name:
                                       Title:

                                The Agent

                               CITIBANK, N.A.,
                                as Agent


                               By: __________________________________________
                                      Name:
                                      Title:

                            The Initial Lenders

                            CITIBANK, N.A.


                            By: ______________________________________________
                                  Name:
                                  Title:

                          THE BANK OF TOKYO-MITSUBISHI, LTD., NY BRANCH


                          By: ------------------------------------------------
                                Name:
                                Title:


                          By: ------------------------------------------------
                                Name:
                                Title:

                         BAYERISCHE LANDESBANK
                         GIROZENTRALE, CAYMAN ISLANDS
                         BRANCH


                          By: ______________________________________________
                               Name:
                               Title:


                         By:  _____________________________________________
                              Name:
                              Title:

                         COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES


                         By:_______________________________________________
                              Name:
                              Title:


                         By:_______________________________________________
                              Name:
                              Title:

                         THE INDUSTRIAL BANK OF JAPAN, LIMITED


                         By: _____________________________________________
                              Name:
                              Title:


                         By: _____________________________________________
                              Name:
                              Title:


                                   SCHEDULE I
                             SOUTHERN POWER COMPANY
                                CREDIT AGREEMENT


                   COMMITMENTS AND APPLICABLE LENDING OFFICES


------------------------------------------------------------------------------------------------------------------------------
Initial Lenders                 Commitments           Domestic Lending Offices            Eurodollar Lending Offices
------------------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                  $75,000,000           Citibank, N.A.                      Citibank, N.A.
                                                      2 Penns Way, Suite 200              2 Penns Way, Suite 200
                                                      New Castle, DE 19720                New Castle, DE 19720
                                                      Attention:  Tony Neville            Attention:  Tony Neville
                                                      Tel: (302) 894-6057                 Tel: (302) 894-6057
                                                      Fax: (302) 894-6120                 Fax: (302) 894-6120

                                                      Copy to:                            Copy to:
                                                      Citibank, N.A.                      Citibank, N.A.
                                                      388 Greenwich Street, 20th Floor,   388 Greenwich Street, 20th Floor
                                                      New York, NY 10013                  New York, NY 10013
                                                      Attention:  John Maguire            Attention:  John Maguire
                                                      Tel:  (212) 816-1081                Tel:  (212) 816-1081
                                                      Fax: (212) 816-0584                 Fax: (212) 816-0584

------------------------------------------------------------------------------------------------------------------------------
The Bank of Tokyo-Mitsubishi,   $65,000,000           The Bank of Tokyo-Mitsubishi        The Bank of Tokyo-Mitsubishi Ltd.,
Ltd., NY Branch                                       Ltd., NY Branch                     NY Branch
                                                      1251 Avenue of the Americas         1251 Avenue of the Americas
                                                      New York, NY 10020-1104             New York, NY 10020-1104
                                                      Attention:  Mr. Rolando Uy, AVP,    Attention:  Mr. Rolando Uy, AVP,
                                                      Loan Operations Dept.               Loan Operations Dept.
                                                      BTM Information Services, Inc.      BTM Information Services, Inc.
                                                      Tel: (201) 413-8570                 Tel: (201) 413-8570
                                                      Fax: (201) 521-2304/2305            Fax: (201) 521-2304/2305

------------------------------------------------------------------------------------------------------------------------------
Bayerische Landesbank           $65,000,000           Bayerische Landesbank Girozentrale  Bayerische Landesbank Girozentrale
Girozentrale, Cayman Islands                          560 Lexington Avenue                560 Lexington Avenue
Branch                                                New York, NY 10022                  New York, NY 10022
                                                      Attention:  Sean                    Attention:  Sean
                                                      O'Sullivan/Patricia Sanchez         O'Sullivan/Patricia Sanchez
                                                      Tel: (212) 310-9913/9810            Tel: (212) 310-9913/9810
                                                      Fax: (212) 310-9868/9930            Fax: (212) 310-9868/9930

------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------
Commerzbank AG, New York and    $65,000,000           Commerzbank AG, Atlanta Agency      Commerzbank AG, Atlanta Agency
Grand Cayman Branches                                 1230 Peachtree St., N.E.            1230 Peachtree St., N.E.
                                                      Suite 3500                          Suite 3500
                                                      Atlanta, GA 30309                   Atlanta, GA 30309
                                                      Attention: Brian Campbell, Senior   Attention: Brian Campbell, Senior
                                                      Vice President                      Vice President
                                                      Tel: (404) 888-6518                 Tel: (404) 888-6518
                                                      Fax: (404) 888-6539                 Fax: (404) 888-6539

                                                      Copy to:  Commerzbank AG,           Copy to:  Commerzbank AG,
                                                      555 Theodore Fremd Ave - Suite      555 Theodore Fremd Ave - Suite
                                                      B-200,                              B-200,
                                                      Rye, NY 10580                       Rye, NY 10580
                                                      Attention: Monica Aguirre           Attention: Monica Aguirre
                                                      Tel: (914) 925-2097                 Tel: (914) 925-2097
                                                      Fax: (914) 925-2001                 Fax: (914) 925-2001

------------------------------------------------------------------------------------------------------------------------------
The Industrial Bank of Japan,   $65,000,000           The Industrial Bank of Japan,       The Industrial Bank of Japan,
Limited                                               Limited                             Limited
                                                      1251 Avenue of the Americas         1251 Avenue of the Americas
                                                      New York, NY 10020-1104             New York, NY 10020-1104
                                                      Attention: Juan A. Almodoval        Attention: Juan A. Almodoval
                                                      Tel: (212) 282-4072                 Tel: (212) 282-4072
                                                      Fax: (212) 282-4480                 Fax: (212) 282-4480

------------------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.           $45,000,000           Bank of America, N.A.               Bank of America, N.A.
                                                      901 Main St. 14th FL                901 Main St. 14th FL
                                                      Dallas, TX 75202                    Dallas, TX 75202
                                                      Attention: Nora Taylor              Attention: Nora Taylor
                                                      Tel: (214) 209-0175                 Tel: (214) 209-0175
                                                      Fax: (214) 290-9440                 Fax: (214) 290-9440

------------------------------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia         $45,000,000           The Bank of Nova Scotia             The Bank of Nova Scotia
                                                      Suite 2700, 600 Peachtree St. N.E.  Suite 2700, 600 Peachtree St. N.E.
                                                      Atlanta, GA 30308                   Atlanta, GA 30308
                                                      Attention:  Anthony                 Attention:  Anthony
                                                      Millington/Twala Johnson            Millington/Twala Johnson
                                                      Tel:  (404) 877-1579/1565           Tel:  (404) 877-1579/1565
                                                      Fax: (404) 888-8998                 Fax: (404) 888-8998

------------------------------------------------------------------------------------------------------------------------------
Barclays Bank PLC               $45,000,000           Barclays Bank PLC                   Barclays Bank PLC
                                                      222 Broadway - 11th Floor           222 Broadway - 11th Floor
                                                      New York, NY 10038                  New York, NY 10038
                                                      Attention:  Jesse Adams/Jeff        Attention:  Jesse Adams/Jeff
                                                      Pannullo                            Pannullo
                                                      Tel: (212) 412-4081/3724            Tel: (212) 412-4081/3724
                                                      Fax: (212) 412-5306                 Fax: (212) 412-5306

------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------
KBC Bank N.V., New York Branch  $45,000,000           KBC Bank N.V.,                      KBC Bank N.V.,
                                                      New York Branch                     New York Branch
                                                      125 West 55th Street                125 West 55th Street
                                                      New York, NY 10019                  New York, NY 10019
                                                      Attention: Rose Pagan, Loan         Attention: Rose Pagan, Loan
                                                      Administration                      Administration
                                                      Tel: (212) 541-0657                 Tel: (212) 541-0657
                                                      Fax: (212) 956-5581                 Fax: (212) 956-5581

------------------------------------------------------------------------------------------------------------------------------
Australia and New Zealand       $32,500,000           Australia and New Zealand Banking   Australia and New Zealand Banking
Banking Group Limited                                 Group Limited                       Group Limited
                                                      1177 Avenue of the Americas         1177 Avenue of the Americas
                                                      New York, NY 10036                  New York, NY 10036
                                                      Attention:  Arlene Esin/Ben         Attention:  Arlene Esin/Ben
                                                      Velazquez                           Velazquez
                                                      Tel: (212) 801-9827/9100            Tel: (212) 801-9827/9100
                                                      Fax: (212) 536-9278/556-4829        Fax: (212) 536-9278/556-4829

------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------
Bayerische Hypo- und            $32,500,000           Bayerische Hypo- und Vereinsbank    Bayerische Hypo-  und Vereinsbank
Vereinsbank AG, New York                              AG, New York Branch                 AG, Grand Cayman Branch
Branch                                                150 East 42nd Street                c/o Bayerische Hypo- und
                                                      New York, NY 10017                  Vereinsbank AG
                                                      Attention:  Tina Chung              150 East 42nd Street
                                                      Tel: (212) 672-5688                 New York, NY 10017
                                                      Fax: (212) 672-5691                 Attention:  Tina Chung
                                                                                          Tel: (212) 672-5688
                                                                                          Fax: (212) 672-5691

------------------------------------------------------------------------------------------------------------------------------
Credit Lyonnais New York        $32,500,000           Credit Lyonnais New York Branch     Credit Lyonnais New York Branch
Branch                                                1301 Avenue of the Americas         1301 Avenue of the Americas
                                                      New York, NY 10019                  New York, NY 10019
                                                      Attention:  Bindu Menon             Attention:  Bindu Menon
                                                      Tel: (212) 261-7633                 Tel: (212) 261-7633
                                                      Fax: (917) 849-5440                 Fax: (917) 849-5440

------------------------------------------------------------------------------------------------------------------------------
First Union National Bank       $32,500,000           First Union National Bank           First Union National Bank
                                                      201 South College Street NC1183     201 South College Street NC1183
                                                      Charlotte, NC 28288-1183            Charlotte, NC 28288-1183
                                                      Attention: Chanue Michael           Attention: Chanue Michael
                                                      Tel: (704) 715-1195                 Tel: (704) 715-1195
                                                      Fax: (704) 383-7201                 Fax: (704) 383-7201

------------------------------------------------------------------------------------------------------------------------------
Fleet National Bank             $32,500,000           Fleet National Bank                 Fleet National Bank
                                                      Global Energy MA DE 10008A          Global Energy MA DE 10008A
                                                      100 Federal Street                  100 Federal Street
                                                      Boston, MA 02110                    Boston, MA 02110
                                                      Attention:  Cassandra Roberson      Attention:  Cassandra Roberson
                                                      Tel: (617) 434-3936                 Tel: (617) 434-3936
                                                      Fax: (617) 434-0201                 Fax: (617) 434-0201

------------------------------------------------------------------------------------------------------------------------------
ING (U.S.) Capital LLC          $32,500,000           ING (U.S.) Capital LLC              ING (U.S.) Capital LLC
                                                      c/o ING Barings                     c/o ING Barings
                                                      135 East 57th Street                135 East 57th Street
                                                      New York, NY 10022                  New York, NY 10022
                                                      Attention: Charmen Smith,           Attention: Charmen Smith, Associate
                                                      Associate                           Tel: (212) 409-1516
                                                      Tel: (212) 409-1516                 Fax: (212) 409-1091
                                                      Fax: (212) 409-1091

------------------------------------------------------------------------------------------------------------------------------
JP Morgan Chase Bank            $20,000,000           JP Morgan Chase Bank                JP Morgan Chase Bank
                                                      ICMP - 8th Floor                    ICMP - 8th Floor
                                                      New York, NY 10081                  New York, NY 10081
                                                      Attention:  Lynette Lang            Attention:  Lynette Lang
                                                      Tel: (212) 552-7692                 Tel: (212) 552-7692
                                                      Fax: (212) 552-5777                 Fax: (212) 552-5777

------------------------------------------------------------------------------------------------------------------------------
Lehman Commercial Paper Inc.    $20,000,000           Lehman Commercial Paper Inc.        Lehman Commercial Paper Inc.
                                                      101 Hudson Street                   101 Hudson Street
                                                      Jersey City, NJ 07302               Jersey City, NJ 07302
                                                      Attention:  Nancy Wong              Attention:  Nancy Wong
                                                      Tel: (201) 524-4204                 Tel: (201) 524-4204
                                                      Fax: (201) 524-4298                 Fax: (201) 524-4298

------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Senior           $20,000,000           Morgan Stanley Senior Funding,      Morgan Stanley Senior Funding, Inc.
Funding, Inc.                                         Inc.                                1585 Broadway
                                                      1585 Broadway                       New York NY 10036
                                                      New York NY 10036                   Attention:  Larry Benison/Will
                                                      Attention:  Larry Benison/Will      Pope/Theresa Amato
                                                      Pope/Theresa Amato                  Tel: (212) 537-1439/1366/1384
                                                      Tel: (212) 537-1439/1366/1384       Fax: (212) 537-1867/1866
                            Fax: (212) 537-1867/1866

------------------------------------------------------------------------------------------------------------------------------
Norddeutsche Landesbank         $20,000,000           NORD/LB New York Branch             NORD/LB New York Branch
Girozentrale                                          1114 Avenue of the Americas, 37th   1114 Avenue of the Americas, 37th
                                                      Floor                               Floor
                                                      New York, NY 10036                  New York, NY 10036
                                                      Attention: Andrea Johann, Loan      Attention: Andrea Johann, Loan
                                                      Administration Group                Administration Group
                                                      Tel: (212) 812-6830                 Tel: (212) 812-6830
                                                      Fax: (212) 812-6930                 Fax: (212) 812-6930

------------------------------------------------------------------------------------------------------------------------------
Sanpaolo IMI S.p.A.             $20,000,000           Sanpaolo IMI S.p.A.                 Sanpaolo IMI S.p.A.
                                                      245 Park Avenue, 35th Floor         245 Park Avenue, 35th Floor
                                                      New York, NY 10167                  New York, NY 10167
                                                      Attention:  Glen Binder             Attention:  Glen Binder
                                                      Tel: (212) 692-3016                 Tel: (212) 692-3016
                                                      Fax: (212) 692-3178                 Fax: (212) 692-3178

------------------------------------------------------------------------------------------------------------------------------







------------------------------------------------------------------------------------------------------------------------------
Toronto Dominion (Texas), Inc.  $20,000,000           Toronto Dominion (Texas), Inc.      Toronto Dominion (Texas), Inc.
                                                      909 Fannin Street, 17th Floor       909 Fannin Street, 17th Floor
                                                      Houston, TX 77010                   Houston, TX 77010
                                                      Attention:  Jean Pettit             Attention:  Jean Pettit
                                                      Tel: (713) 653-8234                 Tel: (713) 653-8234
                                                      Fax: (713) 951-9921                 Fax: (713) 951-9921

------------------------------------------------------------------------------------------------------------------------------
Westdeutsche Landesbank         $20,000,000           Westdeutsche Landesbank             Westdeutsche Landesbank
Girozentrale, New York Branch                         Girozentrale, New York Branch       Girozentrale, New York Branch
                                                      1211 Avenue of the Americas         1211 Avenue of the Americas
                                                      New York, NY 10036                  New York, NY 10036
                                                      Attention:  Felicia La Forgia       Attention:  Felicia La Forgia
                                                      Tel: (212) 852-6096                 Tel: (212) 852-6096
                                                      Fax: (212) 852-6307                 Fax: (212) 852-6307

------------------------------------------------------------------------------------------------------------------------------

2/570773
                                   SCHEDULE II
                             SOUTHERN POWER COMPANY
                                CREDIT AGREEMENT


                             TERMS OF SUBORDINATION

                  Terms defined in the Credit Agreement referred to below are used in these Terms of Subordination with their defined meanings except as otherwise defined herein.

                  SECTION 1. "Affiliate Subordinated Debt" Defined. "Affiliate Subordinated Debt" means, for purposes of these Terms of Subordination (the "Agreement"), [describe the specific Affiliate Subordinated Debt that is being subordinated hereby -- to include all amounts payable in connection therewith], which constitutes debt of the Borrower originally issued to a Person that is an Affiliate of the Borrower and which is subordinated on the terms set forth below. Debt of the Borrower payable to any entity that is formed by the Borrower or an Affiliate of the Borrower for the purpose of issuing securities in the public or capital markets, or in a private placement, shall not constitute "Affiliate Subordinated Debt" for all purposes hereof.

                  SECTION 2. Agreement to Subordinate. The holder hereof (the "Subordinated Creditor") and the Borrower each agree that the Affiliate Subordinated Debt is and shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all obligations of the Borrower now or hereafter existing under (a) the Credit Agreement, dated as of November 15, 2001, as from time to time in effect (the "Credit Agreement"), among the Borrower, the financial institution(s) party thereto and Citibank, N.A., as Agent for such financial institution(s), and any promissory notes (the "Notes") issued pursuant thereto and (b) such documents as may be listed on Schedule I hereto on the date of execution hereof or from time to time added to said Schedule I (other than any such document which the Senior Creditors (as hereinafter defined) thereunder have agreed may be deleted from said Schedule I from time to time) by a writing signed by the Borrower and the Subordinated Creditor (such documents being referred to herein collectively as the "Senior Debt Documents"), whether for principal, interest (including, without limitation, interest, as provided in the Notes and in the debt instruments included in the Senior Debt Documents (such debt instruments included in the Senior Debt Documents being referred to herein collectively as the "Senior Debt Instruments"), accruing after the filing of a petition initiating any proceeding referred to in Section 3(a), whether or not such interest accrues after the filing of such petition for purposes of the Federal Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses, indemnity or other amounts due thereunder (such obligations of the Borrower under the Credit Agreement and the Senior Debt Documents being the "Obligations"). For the purposes of this Agreement, the Obligations shall not be deemed to have been paid in full until (i) with respect to the Lenders, the earlier of (A) the Final Maturity Date, and (B) the date of termination in whole of each Lender's commitment (the "Termination Date") under the Credit Agreement shall have occurred and (ii) with respect to each Senior Creditor, the obligation under each of its respective Senior Debt Documents to extend credit, disburse funds or acquire a debt instrument shall have terminated and unless the Lenders, the creditors under the Senior Debt Documents and the holders (other than the Lenders) of the Senior Debt Instruments (such creditors and holders being referred to collectively herein as the "Senior Creditors") shall have received payment of their respective Obligations in full in cash. The Borrower and the Subordinated Creditor shall endorse on any instrument evidencing Affiliate Subordinated Debt a statement to the effect that it is subject to these terms of subordination.

                  SECTION 3. Events of Subordination. (a) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Borrower or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Borrower or otherwise, the Lenders and the Senior Creditors shall be entitled to receive payment in full of their respective Obligations before the Subordinated Creditor is entitled to receive any payment of all or any of the Affiliate Subordinated Debt, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Affiliate Subordinated Debt in any such case, proceeding, assignment or marshaling (including any payment that may be payable by reason of any other Debt of the Borrower being subordinated to payment of the Affiliate Subordinated Debt) shall be paid or delivered directly to Citibank, as Agent under the Credit Agreement, for the account of the Lenders, and to the Senior Creditors or to a trustee or other agent for the Senior Creditors or for any group of the Senior Creditors (any such trustee or agent being referred to herein as a "Representative") which may be listed on
Schedule I hereto, pro rata according to the principal amount of the Obligations then owed by the Borrower to each of the Lenders and the Senior Creditors, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations until the Obligations shall have been paid in full.

                  (b) In the event that (i) any Default or Event of Default described in Section 6.01 of the Credit Agreement or any payment default by the Borrower under a Senior Debt Document shall have occurred and be continuing,
(ii) any Event of Default or any "event of default" under a Senior Debt Document that would entitle the creditors under such Senior Debt Document to accelerate the maturity of indebtedness evidenced by such Senior Debt Document (a "Senior Event of Default") (other than as referred to in the preceding clause (i)) shall have occurred and be continuing or (iii) any judicial proceeding shall be pending with respect to any Event of Default or Senior Event of Default, then no payment (including any payment that may be payable by reason of any other Debt of the Borrower being subordinated to payment of the Affiliate Subordinated
Debt) or distribution of any kind, whether in cash, property or securities, shall be made by or on behalf of the Borrower for or on account of any Affiliate Subordinated Debt, and the Subordinated Creditor shall not take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Affiliate Subordinated Debt until the Obligations shall have been paid in full.

                  (c) Notwithstanding anything to the contrary in Section 3(b) and regardless of whether any Default or Event of Default shall have occurred and be continuing, until the Termination Date under the Credit Agreement shall have occurred and the Obligations thereunder then owned by the Borrower to the Lenders shall have been paid in full in cash, no payment (including any payment that may be payable by reason of any other Debt of the Borrower being subordinated to the payment of the Affiliate Subordinated Debt) or distribution of any kind, whether in cash, property or securities, shall be made by or on behalf of the Borrower for or on account of any Affiliate Subordinated Debt, and the Subordinated Creditor shall not take or receive from the Borrower, directly or indirectly, in cash, property or securities or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Affiliate Subordinated Debt at any time unless at the end of the fiscal quarter (including the fourth fiscal quarter) of the Borrower for which financial statements have most recently been delivered to the Agent by the Borrower pursuant to Section 5.01(d) or (e) of the Credit Agreement on or preceding the date on which the Borrower takes such action, the ratio of Cash Available for Corporate Debt Service to Corporate Interest was at least 2.00:1.00 or, if the Borrower does not have at least an Investment Grade Rating, 2.25:1.00, in each case, for the period comprised of the four fiscal quarters ending on the date of such financial statements and with effect from the date of delivery of such financial statements.

                  SECTION 4. In Furtherance of Subordination. The Subordinated Creditor agrees as follows:

                  (a) If any proceeding referred to in Section 3(a) above is commenced by or against the Borrower,

                           (i) Citibank, as Agent for the Lenders, and the
                  Senior Creditors, acting directly or through one or more Representatives, are hereby irrevocably authorized and empowered (in their own names or in the name of the Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 3(a) to which they are entitled thereunder and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Affiliate Subordinated Debt pro rata according to the principal amount of the Obligations then owed by the Borrower to each of the Lenders and the Senior Creditors or enforcing any security interest or other lien securing payment of the Affiliate Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent, the Lenders, the Representatives and the Senior Creditors hereunder; and

                           (ii) the Subordinated Creditor shall duly and
                  promptly take such reasonable actions as Citibank, as Agent for the Lenders and the Senior Creditors or the Representatives may request (A) to permit Citibank, as Agent of the Lenders, and the Senior Creditors or the Representatives to collect the Subordinated Debt for the account of the Lenders and the Senior Creditors and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to Citibank, as Agent for the Lenders, and to the Senior Creditors or their Representatives such documents as Citibank, as Agents for the Lenders and the Senior Creditors or the Representatives may reasonably request in order to enable Citibank, as Agent for the Lenders, and the Senior Creditors or the Representatives to enforce any and all claims with respect to, and any security interest and other liens securing payment of, the Subordinated Debt, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt, which payments and distributions shall be distributed pro rata according to the principal amount of the Obligations then owed by the Borrower to each of the Lenders and the Senior Creditors.

                  (b) All payments or distributions upon or with respect to the Affiliate Subordinated Debt which are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Lenders and the Senior Creditors pro rata according to the principal amount of the Obligations then owed by the Borrower to each of the Lenders and the Senior Creditors, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to Citibank, as Agent for the Lenders, for the account of the Lenders, and to the Senior Creditors or their Representatives pro rata according to the principal amount of the Obligations then owed by the Borrower to each of the Lenders and the Senior Creditors, in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations in accordance with the terms of the Credit Agreement and the Senior Debt Documents. Any portion of a payment or distribution received by a Lender or Senior Creditor (or by the Agent or a Representative) which is in excess of its pro rata portion of such payment or distribution shall be held in trust by such Lender or Senior Creditor (or Agent or Representative) for the benefit of the other Lenders and Senior Creditors to be paid promptly to the other Lenders and Senior Creditors (or to the Agent and the Representatives on behalf of such Lenders and Senior Creditors) pro rata according to the principal amount of the Obligations then owed by the Borrower to each of such Lenders and Senior Creditors.

                  (c) Citibank, as Agent for the Lenders, and the Senior Creditors or their Representatives are hereby authorized to seek specific performance of this Agreement, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to it.

                  SECTION 5. No Commencement of Any Proceeding. The Subordinated Creditor agrees that, so long as the Obligations shall not have been paid in full in cash, the Subordinated Creditor will not sue for payment of all or any of the Affiliate Subordinated Debt, or commence, or join with any creditor other than the Lenders, Citibank, as Agent for the Lenders, the Senior Creditors and the Representatives, in commencing any proceeding referred to in Section 3(a); provided, however, that the foregoing provisions shall not prevent the Subordinated Creditor from commencing and prosecuting to judgment any action necessary to enforce such Affiliate Subordinated Debt during the period commencing one year prior to the expiration of the limitation period governing such Affiliate Subordinated Debt under any applicable statute of limitations.

                  SECTION 6. Rights of Subrogation. The Subordinated Creditor agrees that no payment or distribution to Citibank, as Agent for the Lenders, the Lenders, the Senior Creditors or the Representatives pursuant to the provisions of this Agreement shall entitle the Subordinated Creditor to exercise any right of subrogation in respect thereof until the Obligations shall have been paid in full. From and after the payment in full of the Obligations, the Subordinated Creditor shall be subrogated to all rights of the Agent, the Lenders, the Senior Creditors and the Representatives to receive any further payments or distributions applicable to the Obligations until the Affiliate Subordinated Debt shall have been paid in full, in addition to all other rights of subrogation that the Subordinated Creditor may have. For purposes of any such subrogation, no payments or distributions on the Obligations pursuant to this Agreement shall, as between the Borrower, its creditors other than the Lenders and the Senior Creditors, and the Subordinated Creditor, be deemed to be a payment by the Borrower to or on account of the Obligations, and no payments or distributions to the Subordinated Creditor of assets by virtue of the subrogation herein provided for shall, as between the Borrower, its creditors other than the Lenders and the Senior Creditors, and the Subordinated Creditor, be deemed to be a payment by the Borrower to or on account of the Obligations, and no payments or distributions to the Subordinated Creditor of assets by virtue of the subrogation herein provided for shall, as between the Borrower, its creditors other than the Lenders and the Senior Creditors, and the Subordinated Creditor, be deemed to be a payment to or on account of the Affiliate Subordinated Debt. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Subordinated Creditor, on the one hand, and the Lenders, the Agent for the benefit of the Lenders, the Senior Creditors and the Representatives, on the other hand, and nothing contained in this Agreement is intended to or shall impair the obligation of the Borrower, which is unconditional and absolute, to pay the principal of (and premium, if any) and interest on the Affiliate Subordinated Debt as and when the same shall become due and payable in accordance with its terms, or, except as provided in Section 10 below, to affect the relative rights of the Subordinated Creditor and the creditors of the Borrower other than the Lenders and the Senior Creditors, nor shall anything herein prevent the Subordinated Creditor from exercising all remedies otherwise permitted by applicable law upon default under the Affiliate Subordinated Debt, subject to the rights, if any, under this Agreement, of the Lenders, the Agent for the benefit of the Lenders, the Senior Creditor and the Representatives in respect of cash, property or securities of the Borrower otherwise payable or delivered to the Subordinated Creditor upon the exercise of any such remedy.

                  SECTION 7. Agreements in Respect of Affiliate Subordinated Debt. The Subordinated Creditor will not sell, assign, pledge, encumber or otherwise dispose of any of the Affiliate Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition (i) is to a person or entity other than the Borrower and (ii) is made expressly subject to this Agreement.

                  SECTION 8. Obligations Hereunder Not Affected. All rights and interest of Citibank, as Agent for the Lenders, the Lenders, the Senior Creditors and the Representatives hereunder, and all agreements and obligations of the Subordinated Creditor and the Borrower under this Agreement, shall remain in full force and effect irrespective of:

                  (i) any lack of validity or enforceability of the Credit Agreement, a Note, a Senior Debt Document or any other agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, a Note or a Senior Debt Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrower or otherwise;

                  (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

                  (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Borrower or any of its subsidiaries;

                  (v) any change, restructuring or termination of the corporate structure or existence of the Borrower; or

                 (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a subordinated creditor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Citibank, as Agent for the Lenders, any Lender, any Senior Creditor or any Representative upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

                  SECTION 9. Waiver. The Subordinated Creditor and the Borrower each hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that Citibank, as Agent for the Lenders, any Lender, any Senior Creditor or any Representative protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity or any collateral.

                  SECTION 10. Extension of Subordination. The Borrower and the Subordinated Creditor shall not subordinate the Affiliate Subordinated Debt for the benefit of any one or more other creditors of the Borrower, now or hereafter existing, upon any terms other than those set forth in this Agreement. The Borrower and the Subordinated Creditor shall have the right to subordinate the Affiliate Subordinated Debt for the benefit of any one or more other creditors of the Borrower, now or hereafter existing, upon the same terms as are set forth in this Agreement.

                                   SCHEDULE I
                              Senior Debt Documents


Title and Date                     Party(ies)             Representative



                                  SCHEDULE III
                             SOUTHERN POWER COMPANY
                                CREDIT AGREEMENT


                       PROJECT LIMITS FOR INITIAL PROJECTS

           Initial Project                 Total Project Costs (Estimated if an               Project Limit
           ---------------                 -------------------------------------              -------------
                                          Uncompleted Project, and actual, if a
                                                    Completed Project)

     Autaugaville 1 Project                            $270,512,613                           $162,307,568
     Autaugaville 2 Project                            $242,292,211                           $145,375,327
     Dahlberg                                          $265,341,836                           $159,205,102
     Goat Rock 1 Project                               $229,183,570                           $137,510,142
     Goat Rock 2 Project                               $246,205,077                           $147,723,046
     Wansley                                           $451,387,132                           $270,832,279



                                   SCHEDULE IV
                             SOUTHERN POWER COMPANY
                                CREDIT AGREEMENT


                 SCHEDULED COMPLETION DATE, GUARANTEED HEAT RATE
                 AND GUARANTEED OUTPUT FOR EACH INITIAL PROJECT


1.       Scheduled Completion Dates

          ----------------------------------------------------------
          Initial Project               Scheduled Completion Date
          ----------------------------------------------------------
          Autaugaville 1 Project        June 1, 2003
          ----------------------------------------------------------
          Autaugaville 2 Project        June 1, 2003
          ----------------------------------------------------------
          Dahlberg                      June 1, 2001 (Completed)
          ----------------------------------------------------------
          Goat Rock 1 Project           April 1, 2002
          ----------------------------------------------------------
          Goat Rock 2 Project           June 1, 2003
          ----------------------------------------------------------
           Wansley Project               June 1, 2002
          ----------------------------------------------------------

2.       Guaranteed Heat Rates

Guaranteed Heat Rate with respect to the following Initial Projects, at the relevant average ambient rated conditions for such Project, are set forth below:


              ---------------------------------------------------------------------------------------------------------------------
                                                                           Power   Power     HP          IP   Condenser  Condenser
 Average       Base Mode   Dry Bulb    Relative                 Fuel       Factor  Factor  Blowdown   Blowdown  Makeup    Makeup
 Annual       Heat Rate * Temperature  Humidity  Elevation   Temperature** (GT)    (ST)    Flow       Flow      Flow        Temp.
 Ambient              -------------------------------------------------------------------------------------------------------------
                Btu/kWh        F           %        Ft.      F         -     -        %        %        Lb/Hr     F
              ---------------------------------------------------------------------------------------------------------------------
Goat Rock 1      6,711       64.0        74.5       560    25.0     0.85   0.85     0.5       1.0      1169          65
Goat Rock 2      6,728       64.0        74.5       560    25.0     0.85   0.90     0.5       1.0      1049          65
Autaugaville 1   6,730       64.8        73.8       200    25.0     0.85   0.90     0.5       1.0      1068          65
Autaugaville 2   6,730       64.8        73.8       200    25.0     0.85   0.90     0.5       1.0      1068          65
Wansley          6,706       61.0        69.0       740    25.0     0.85   0.85     0.5       1.0      1172          63

              -------------------------------------------------------------------------------------------------------------------


*        All to the high side of the generator step-up transformer
**       25F is as of the gas is delivered to each combustion turbine.  The gas is then heated by the Project's process before entry  to the combustion turbine burner


3.       Guaranteed Output

Guaranteed Output with respect to the following Initial Project, at the relevant rated summer conditions for such Project, are set forth below:

                 ------------------------------------------------------------------------------------------------------------------
Summer           Summer      Dry                                              Power   Power  HP         IP     Condenser  Condenser
                 Peak        Bulb         Relative                 Fuel       Factor Factor Blowdown   Blowdown  Makeup    Makeup
                 Capacity *  Temperature  Humidity  Elevation   Temperature**  (GT)   (ST)   Flow        Flow   Flow      Temp.
                 ------------------------------------------------------------------------------------------------------------------
                     MW         F           %        Ft.           F             -      -       %           %     Lb/Hr        F
                 ------------------------------------------------------------------------------------------------------------------
Goat Rock 1          571       95.0       40.0       560         25.0         0.82    0.98    0.5          1.0   224,005      83
Goat Rock 2          615       95.0       39.8       560         25.0         0.82    0.95    0.5          1.0   226,689      83
Autaugaville 1       618       95.0       44.3       200         25.0         0.82    0.95    0.5          1.0   229,045      83
Autaugaville 2       618       95.0       44.3       200         25.0         0.82    0.95    0.5          1.0   229,045      83
Wansley             1134       95.0       42.5       740         25.0         0.83    0.98    0.5          1.0   221,913      80
                 ------------------------------------------------------------------------------------------------------------------



*        All to the high side of the generator step-up transformer
**       25F is as of the gas is delivered to each combustion turbine.  The gas is then heated by the Project's process before entry to the combustion turbine burner

                                                            SCHEDULE V
                                                SOUTHERN POWER COMPANY
                                                      CREDIT AGREEMENT


                               TESTING PROCEDURES

A.       COMBINED-CYCLE PROJECTS

Introduction:
------------

The procedures and required tests which must be completed prior to Southern's certification of Substantial Completion and Final Completion with respect to an Uncompleted Project which is a combined-cycle electric generation plant are set forth below. The capacity and heat rate tests for such Project may be conducted independently; provided that if the Guaranteed Heat Rate and Guaranteed Output for such Project are based upon the same ambient conditions and operating mode (e.g., base mode, full pressure and power augmentation), the capacity and heat rate tests for such Project shall be conducted simultaneously.

The tests will be conducted by the owner according to a test procedure (incorporating the relevant matters set forth herein) provided by the owner and approved by Southern Company Services, Inc. ("SCS") and the purchaser of energy from such Project under each Power Purchase Agreement, if any, applicable thereto. The test procedure will be based on ASME PTC 46-1996 ("PTC 46"). This code determines the net electrical output and heat rate of the Project, corrected to design operating conditions.

The Uncompleted Project shall demonstrate compliance with the air permit limits during the tests (using certified plant continuous emissions monitoring system ("CEMS"), calibrated portable CEMS, or by certified emissions testing contractor) and all applicable laws and other permits, with no waivers or variances for construction, start-up, testing or otherwise.

The tests will encompass a control volume including the cooling tower as shown in Figure 5.1 of PTC 46. The only essential data required are those parameters which cross the test boundary. Correction curves will be utilized to correct net unit performance from test conditions to design conditions.

The tests will be conducted after all required systems are fully commissioned and at actual ambient and operating conditions as close as practical to design conditions. Heat recovery steam generator ("HRSG") blowdown will be isolated during the tests since these flows are unmetered; however, corrections to account for design flows will be applied. All auxiliary components must be operated in a normal manner consistent with Prudent Utility Practices. "Prudent Utility Practices" shall mean at a particular time, any of the practices, methods and acts engaged in or approved by a significant portion of the United States electric utility industry as at such time, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired results at a reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Utility Practices is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts expected to accomplish the desired results, having due regard for, among other things, manufacturers' warranties and the requirements of governmental authorities of competent jurisdiction.

Capacity Testing:
----------------

Capacity test results will be corrected to the rated conditions (the "Output Rated Conditions") applicable to the Guaranteed Output for such Project, as set forth, (a) in the case of an Initial Project, in Schedule IV to the Credit Agreement; or (b) in the case of a Subsequent Project, in the Project Schedule delivered pursuant to Section 3.04 of the Credit Agreement for such Project. The demonstrated net output of the Project will be as measured by the test metering system and corrected to such Project's Output Rated Conditions. PTC 46 correction curves will be produced by SCS using a GateCycle computer model, created from design input provided by the equipment vendors. Combustion turbine evaporative coolers, HRSG ductburners and power augmentation steam injection will be in service.

Net unit capacity will be corrected from test to design conditions for the following parameters as required by PTC 46:

Ambient Dry Bulb Temperature Ambient Humidity (or wet bulb temperature) Barometric Pressure (or elevation) HRSG Blowdown Flow Condenser Makeup Flow and Temperature Fuel Temperature (upstream of fuel heaters) Power Factor (each generator) Abnormal Auxiliary Power Loads Abnormal Fuel Properties Abnormal Unit Operating Conditions

Heat Rate Testing:
-----------------

Heat rate test results will be corrected to the rated operating conditions (the "Heat Rate Rated Conditions") applicable to the Guaranteed Heat Rate for such Project, as set forth, (a) in the case of an Initial Project, in Schedule IV to the Credit Agreement; or (b) in the case of a Subsequent Project, in the Project Schedule delivered pursuant to Section 3.04 of the Credit Agreement for such Project. The demonstrated net heat rate of the Project will be as measured by the test metering system and corrected to such Project's Heat Rate Rated Conditions. PTC 46 heat rate correction curves will be produced by SCS using a GateCycle computer model, created from design input provided by the equipment vendors. Combustion turbine evaporative coolers will be in service or appropriate corrections will be applied. HRSG ductburners and power augmentation will be out of service.

Net unit heat rate will be corrected from test to design conditions for the following parameters, as required by PTC 46:

Ambient Dry Bulb Temperature
Ambient Humidity (or wet bulb temperature)
HRSG Blowdown Flow
                  -
Condenser Makeup Flow and Temperature
                                     -
Fuel Temperature (Upstream of fuel heaters)
Power Factor (each generator)
Abnormal Aux. Power Loads
Abnormal Fuel Properties
Abnormal Unit Operating Conditions

Essential Data Requirements:
---------------------------

Test data will be obtained using test instruments which meet the requirements of PTC 46. Specific methods which will be employed for significant data points are as follows:

1. Net power will be determined from the sum of gross combustion turbine output and steam turbine output, less station service and main transformer losses.

2. Combustion turbine gross output will be measured using temporary test watt meters installed in parallel with station watt meters.

3. Steam turbine gross output will be measured using temporary test watt meters installed in parallel with station watt meters.

4. Station service will be measured using installed station watt hour meters.

5. Main transformer losses will be calculated from transformer shop test data.

6. Net fuel consumption will be the sum of fuel flow to each combustion turbine and the ductburners.

7. Natural gas flows to each combustion turbine and ductburner will be determined using test differential pressure transmitters installed in parallel with station instruments across the existing plant orifice meter tubes. Test instruments also will be used to measure gas pressure and temperatures.

8. Natural gas flowrates will be calculated using the formulas provided in ASME MFC-3M.

9. Fuel properties will be determined from gas samples taken during each test and analyzed by an independent analysis laboratory.

10. Ambient pressure will be measured using an electronic test barometer meeting ASME PTC 22 requirements.

11. Combustion turbine inlet dry bulb temperatures will be determined by a test temperature grid installed in the inlet of each combustion turbine unit.

12. Combustion turbine inlet wet bulb temperature and relative humidity will be determined using a test psychrometer in the inlet of each combustion turbine unit.

13. Substitute or temporary plant equipment shall not be used during testing, and the Uncompleted Project shall be tested while in an "automatic mode" to an extent consistent with normal operating practice.

14. Cooling tower inlet dry and wet bulb temperatures will be determined based on dedicated temperature readings near the cooling tower(s).

Test Conditions:
---------------

At least two test runs of one hour each will be conducted and compared for repeatability. The tests will be conducted after all required systems are fully commissioned and at actual ambient and operating conditions as close as practical to Output Rated Conditions (in the case of capacity tests) or Heat Rate Rated Conditions (in the case of heat rate tests). HRSG blowdown will be isolated during the tests since these flows are unmetered; however, corrections back to design flows will be applied. If the corrected results of the two test runs do not agree within 0.25%, then the cause of the discrepancy will be investigated, eliminated if possible, and a third test performed. If the results of all tests vary by more than 0.25% from the mean of all tests, then the results of all three tests will be averaged. If one test varies by more than 0.25% from the mean of the other two tests, then its results will be discarded and the results of the other two will be averaged.


B.       PEAKER PROJECTS
         ------------------

To be agreed between the Borrower and the Independent Engineer and Environmental Consultant (acting on the instructions of the Majority Lenders) with respect to each Subsequent Project which is a Peaker on or prior to the first Utilization relating thereto.



                                RELIABILITY TEST

A.       COMBINED-CYCLE PROJECTS

The Borrower will conduct a 7-day reliability test which is intended to demonstrate that each of the Autaugaville 1 Project, the Autaugaville 2 Project, the Goat Rock 1 Project, the Goat Rock 2 Project and the Wansley Project (and any other Subsequent Project which is a combined-cycle electric generation plant) are capable of continuous, reliable operation at various load points. The reliability test shall be conducted during a continuous 168-hour period during which the relevant Project shall demonstrate the following requirements:

o Achieve an Equivalent Availability Factor (as calculated by the North American Electric Reliability Council) of at least 97 percent;

o During such test, the Project shall operate for 124 or more hours at the mode of operation applicable to either the Guaranteed Output or the Guaranteed Heat Rate for such Project, provided that the Project shall operate (a) for at least 24 hours in the mode of operation applicable to the Guaranteed Output for such Project, if ambient conditions allow; and (b) for at least 6 continuous hours in the mode of operation applicable to the Guaranteed Output for such Project;

o During the reliability test, data will be recorded from plant instrumentation at one-hour intervals (ambient conditions recorded manually if necessary);

o All plant emissions shall be recorded by the plant CEMS during the reliability test;

o During the reliability test, the Project shall be operated in accordance with prudent utility practice and all laws, permits and regulations applicable to such Project (including, without limitation, all emissions requirements imposed by the Project's air permit); and

o The facility controls shall be placed in an "automatic mode" to an extent consistent with normal operating practice, and manual control of facility equipment and systems shall be minimized. Operating personnel shall be staffed consistent with normal operating plans.

B.       PEAKER PROJECTS
         ------------------

To be agreed between the Borrower and the Independent Engineer and Environmental Consultant (acting on the instructions of the Majority Lenders) with respect to each Subsequent Project which is a Peaker on or prior to the first Utilization relating thereto.

                                                            EXHIBIT A
                                               SOUTHERN POWER COMPANY
                                                     CREDIT AGREEMENT


                                  FORM OF NOTE

                                 PROMISSORY NOTE



U.S.$_______________                       Dated:  _______________, _____


                 FOR VALUE RECEIVED, the undersigned, SOUTHERN POWER COMPANY, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to _________________________ (the "Lender") for the account of its Applicable Lending Office on the Final Maturity Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate outstanding principal amount of the Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of [ ], 2001 among the Borrower, the Lender and certain other financial institutions parties thereto and Citibank, N.A., as Agent for the Lender and such other financial institutions (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Final Maturity Date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at 2 Penns Way, Suite 200, New Castle, DE 19720, Attention: Dave Graber, in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the debt of the Borrower resulting from each such Advance being evidenced by this Promissory

                  Note; and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                    SOUTHERN POWER COMPANY


                                    By: _____________________________________
                                         Title:

NYDOCS02/570773
                       ADVANCES AND PAYMENTS OF PRINCIPAL



------------------------------------------------------------------------------
                                           Amount of
          Amount  Category   Project       Principal     Unpaid
 Date     of          of        (if         Paid         Principal   Notation
         Advance   Advance   applicable)1  or Prepaid    Balance       Made By

----------------------------------------------------------------------------



1    Insert name of Project, unless Working Capital Advance.

                                                       EXHIBIT B
                                                    SOUTHERN POWER COMPANY
                                                          CREDIT AGREEMENT


                          FORM OF NOTICE OF UTILIZATION

Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
2 Penns Way
Suite 200
New Castle, DE  19720
Attention: Dave Graber
                                     [Date]

                  Attention:  ____________________

Ladies and Gentlemen:

                  The undersigned, SOUTHERN POWER COMPANY, refers to the Credit Agreement, dated as of [ ], 2001 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain financial institutions parties thereto and CITIBANK, N.A., as Agent for said financial institutions, and hereby gives you notice, irrevocably, pursuant to Article II of the Credit Agreement that the undersigned hereby requests a Utilization under the Credit Agreement, and in that connection sets forth below the information relating to such Utilization (the "Proposed Utilization") as required by Section 2.02(a) (if the Proposed Utilization is to be a Borrowing) or 2.15 (if the Proposed Utilization is to be a CP Commitment Reservation) of the Credit Agreement, as the case may be:

                  (a) The Proposed Utilization shall consist of a [Borrowing in the aggregate amount of $_______________] / [CP Commitment Reservation in the aggregate amount of $_______________, and is being made with respect to Commercial Paper in an aggregate principal amount equal to such amount which will be issued on the date of the Proposed Utilization]*.

                  (b) The Business Day of the Proposed Utilization is _______________, ____.

                  [(c) [The Type of Advances comprising the Proposed Utilization is [Base Rate Advances] / [Eurodollar Rate Advances].] The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Utilization is __________ month[s].]**

                  (d) The aggregate principal amount of all outstanding Advances and the unused Commitments and CP Commitments, in each case, with respect to the Project(s) relating to the Proposed Utilization, before and after giving effect to the Proposed Utilization, are as follows:

------------------------------------------------------------------------------------------------------
                                          Outstanding Utilizations     Outstanding Utilizations After
                                        Before Proposed Utilization         Proposed Utilization
          Estimated
          Aggregate   Project  Aggregate    Aggregate      Aggregate    Aggregate
Project   Project     Limit    Borrowings   CP             Borrowings   CP
           Costs                           Commitments                  Commitments
-----------------------------------------------------------------------------------------------------







                  [(e) The Advances comprising the Proposed Utilization are Project Advances, the proceeds of which are to finance Project Costs in the following amounts with respect to the following Project(s):

       ----------------------------------------------------------------------
        Project(s)   Aggregate
                     Project      Project Costs to be    Project Costs to be
                      Costs       Funded by Proposed     Funded with Equity
                                    Utilization           Contributions
       ----------------------------------------------------------------------

                                      ]; OR

                  [(e) The Advances comprising the Proposed Utilization are CP Advances in the following amounts, the proceeds of which are to repay Commercial Paper issued with respect to the following Project(s) in connection with the CP Commitment Reservation(s) established on the following dates for such Project(s):

-------------------------------------------------------------------------------
       Project(s)  Aggregate  Aggregate
                    Project   Amount      Amount(s) and    Project Costs Funded
                    Costs     of  CP      Date(s) of CP        with Equity
                              Advances    Commitment         Contributions
                                          Reservation
-------------------------------------------------------------------------------


                                      ]; OR

                  [(e)     The Advances comprising the Proposed Utilization are
               Working Capital Advances.

                                      ]; OR

                  [(e) The Proposed Utilization is a CP Commitment (Refinancing
         CP) Reservation which is to be made with respect to Refinancing Commercial Paper the proceeds of which are to be used to repay Project Advances in the following amounts with respect to the following Project(s):

-------------------------------------------------------------------------------
    Project(s)                             Aggregate Amount(s) and Date(s) of
                                             Project Advances
-------------------------------------------------------------------------------


                                      ]; OR

                 [(e) The Proposed Utilization is a CP Commitment (Original CP) Reservation which is to be made with respect to Original Commercial Paper, the proceeds of which are to finance Project Costs in the following amounts with respect to the following Project(s):

-------------------------------------------------------------------------------
   Project(s)      Aggregate Project    Project Costs         Project Costs
                     Costs              to be Funded            to be Funded
                                     by Commercial Paper        with Equity
                                                               Contributions

------------------------------------------------------------------------------

                 (f) The Proposed Utilization will not result in the applicable Borrowing Limit(s) to be exceeded or in the aggregate principal amount of all outstanding Advances and CP Commitment Reservations (including the Proposed Utilization) to exceed $850,000,000.

                  The undersigned hereby certifies that on the date hereof and on the date of the Proposed Utilization the representations and warranties contained in Section 4.01 of the Credit Agreement [(except those contained in Sections 4.01(h) and (j)) and all representations and warranties contained in Sections 4 and 2 of the Southern Completion Guarantee and the Southern Equity Agreement (other than Sections 4(f) and (h) and 2(f) and (h), respectively)]* are or will be, as the case may be, correct [in all material respects]**, before and after giving effect to the Proposed Utilization and to the application of the proceeds therefrom (or, if the Proposed Utilization is a CP Commitment Reservation, after giving effect to the application of the proceeds of the Commercial Paper for which such CP Commitment Reservation is being requested), as though made on and as of such date.

                                             Very truly yours,


                                             SOUTHERN POWER COMPANY



                                             By:  ___________________________
                                                  Title:

                                                EXHIBIT C
                                            SOUTHERN POWER COMPANY
                                                  CREDIT AGREEMENT


                        FORM OF ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement dated as of [ ], 2001 (as amended or modified from time to time, the "Credit Agreement") among SOUTHERN POWER COMPANY, a Delaware corporation (the "Borrower"), certain financial institutions parties thereto and CITIBANK, N.A., as agent for said financial institutions (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto. After giving effect to such sale and assignment, the Assignee's Commitment, CP Commitment and the amount of the Advances (and Categories thereof) owing to the Assignee will be as set forth on Schedule 1 hereto.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, Southern or any Subsidiary of the Borrower or Southern, or the performance or observance by any of the Borrower, Southern or any Subsidiary of the Borrower or Southern, or any other party, of any of its obligations under the Credit Agreement and the other Material Documents to which it is a party, or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for a new Note payable to the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (iii) confirms that it is an Eligible Assignee or that it is an entity that has been approved by the Borrower and the Agent to the extent any such approval is required under Section 8.07(a) of the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations (other than under Sections 2.13(f), 8.07(g) and 8.08) under the Credit Agreement.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the Laws of the State of New York.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers duly authorized for such purpose, as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

1.   Percentage interest assigned:                         _____%
2.   Commitments

     (a)   Assignee's Commitment:                          $_______________
     (b)   Assignee's CP Commitment                        $_______________
3.   Outstanding Advances

     (a)    Aggregate outstanding principal amount of
             Project
            Advances assigned:                             $_______________
     (b)    Aggregate outstanding principal amount of CP
            Advances assigned:                             $_______________
     (c)    Aggregate outstanding principal amount of
            Working Capital Advances assigned:             $_______________
4.   Principal amount of Note payable to Assignee:         $_______________
5.   Principal amount of Note payable to Assignor:         $_______________
6.   Effective Date*:   _______________, _____
                                                           [NAME OF ASSIGNOR],
                                                            as Assignor



                            By: --------------------------------------------
                                Title:

                            Dated:  _______________, ____



                            [NAME OF ASSIGNEE], as Assignee


                            By: --------------------------------------------
                                 Title:

                            Domestic Lending Office:
                                     [Address]

                                                 Eurodollar Lending Office:
                                                          [Address]

Accepted this __________ day of _______________, ____

CITIBANK, N.A., as Agent

By:  _____________________
      Title:

By:  _____________________
      Title:

**Agreed this ___ day of ________, ____

SOUTHERN POWER COMPANY

By:  _____________________
      Title:

                                                  EXHIBIT D
                                                  SOUTHERN POWER COMPANY
                                                        CREDIT AGREEMENT


                            CONFIDENTIALITY AGREEMENT

Memorandum To:    Proposed Assignee or Participant

From:                      Lender

Date:                      [___________]

Subject:          Credit Agreement for Southern Power Company

                  In connection with your possible interest in becoming a Lender or participant under the Credit Agreement dated as of [ ], 2001 (as from time to time in effect, the "Credit Agreement") among Southern Power Company (the "Company"), certain financial institution(s) party thereto and Citibank, N.A., as Agent for such financial institution(s) (the "Agent"), you will receive certain information which is non-public, confidential or proprietary in nature. That information and any other information concerning the Company and its affiliates or the Credit Agreement furnished to you at any time on, before or after the date of this Confidentiality Agreement (this "Agreement") by the Company and its affiliates, the Agent, Salomon Smith Barney Inc. (the "Lead Arranger") or any Co-Arranger or Lender in connection with the Credit Agreement, together with analyses, compilations or other materials prepared by you or your directors, officers, employees, agents, auditors, attorneys, consultants or advisors (collectively, "Representatives") which contain or otherwise reflect such information or your review of or interest in the Credit Agreement is hereinafter referred to as the "Information". In consideration of your receipt of the Information, you agree that:

1. You will not, without the prior written consent of the Company, use, either directly or indirectly, any of the Information except in concert with the Company or in connection with the Credit Agreement.

2. You agree to reveal the Information only to your Representatives who need to know the Information for the purpose of evaluating the Credit Agreement, who are informed by you of the confidential nature of the Information, and who agree to be bound by the terms and conditions of this Agreement. You agree to be responsible for any breach of this Agreement by any of your Representatives.

3. Without the Company's prior written consent, you shall not disclose to any person (except as otherwise expressly permitted herein) the fact that the Information has been made available, or any of the terms, conditions or other facts with respect to the Credit Agreement.

4. This Agreement shall be inoperative as to any portion of the Information that (i) is or becomes generally available to the public on a nonconfidential basis through no fault or action by you or your Representatives, or (ii) is or becomes available to you on a nonconfidential basis from a source other than the Company or its affiliates, the Lead Arranger, any Co-Arranger, the Agent or any Lender or their Representatives, which source, to the best of your knowledge, is not prohibited from disclosing such Information to you by a contractual, legal or fiduciary obligation to the Company, the Lead Arranger, any Co-Arranger, the Agent or any Lender.

5. You may disclose the Information at the request of any regulatory or supervisory authority having jurisdiction over you.

6. In the event that you become legally compelled to disclose any of the Information or the existence of the Credit Agreement, you shall provide the Company with notice of such event promptly upon your obtaining knowledge thereof (provided that you are not otherwise prohibited by law from giving such notice) so that the Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, you shall furnish only that portion of the Information that is legally required and shall cooperate with the Company's counsel to enable either the Company to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information.

7. In the event that discussions with you concerning the Credit Agreement are discontinued, you shall redeliver to the Company the copies of the Information that were furnished to you by or on behalf of the Company and represent to the Company that you have destroyed all other copies thereof. All of your obligations hereunder and all of the Company's rights and remedies hereunder shall survive any return or destruction of the Information.

8. You acknowledge that disclosure of the Information in violation of the terms of this Agreement could have serious consequences, and agree that, in the event of any breach by you or your Representatives of this Agreement, the Company may be entitled to equitable relief (including injunction and specific performance) in addition to all other remedies available to it at law or in equity.

9. You will not make any public announcement, advertisement, statement or communication regarding the Company, its affiliates or the Credit Agreement without the prior written consent of the Company.

10. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by and under the laws of the State of New York.

11. All provisions of this Agreement are severable, and the unenforceability or invalidity of any of the provisions of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

12. No waiver of any provision of this Agreement, or of a breach hereof, shall be effective unless it is in writing, signed by the party waiving the provision, or the breach hereof. No waiver of a breach of this Agreement (whether express or implied) shall constitute a waiver of a subsequent breach hereof.

13. The Company is a party to and an intended beneficiary of this Agreement.

                  If you are prepared to accept the Information on this basis, please sign and return this Confidentiality Agreement to us at [ ] and to the Company at [ ], Attention:
[                   ].

By:
                  --------------------------------------------

Name:
                  --------------------------------------------

Title:
                  --------------------------------------------

Institution:
                  --------------------------------------------

                                                          EXHIBIT E
                                             SOUTHERN POWER COMPANY
                                                  CREDIT AGREEMENT


                FORM OF OPINIONS OF COUNSEL FOR THE LOAN PARTIES

                                                            EXHIBIT F
                                               SOUTHERN POWER COMPANY
                                                     CREDIT AGREEMENT


                              DESIGNATION AGREEMENT

                                                           Dated
                                                                 ----------


                  Reference is made to that certain Credit Agreement dated as of [ ], 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among SOUTHERN POWER COMPANY, the Lenders parties thereto and CITIBANK, N.A., as Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

                  [NAME OF DESIGNATING LENDER] (the "Designating Lender"), [NAME OF DESIGNEE] (the "Designee") and the Agent agree as follows:

                  1. Pursuant to Section 8.07(i) of the Credit Agreement, the Designating Lender hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Advances pursuant to Article II of the Credit Agreement. Any delegation by Designating Lender to Designee of its rights to make an Advance pursuant to such Article II shall be effective at the time of the funding of such Advance and not before such time.

                  2. Except as set forth in Section 7 below, the Designating Lender makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to
         (a) any statements, warranties or representations made in or in connection with the Credit Agreement or any document related thereto (each, a "Loan Document") or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto; and
         (b) the financial condition of the Borrower or Southern or any other party or the performance or observance by the Borrower or Southern or any other party of any of its obligations under any Loan Document or other Material Document to which it is a party or any other instrument or document furnished pursuant thereto.

                  3. The Designee (a) confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in Article IV of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement;
         (b) agrees that it will independently and without reliance upon the Agent, any Arranger, the Designating Lender or any other Lender and, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Lender.

                  4. The Designee hereby appoints Designating Lender or a specified branch or affiliate of Designating Lender as Designee's agent and attorney in fact and grants to Designating Lender or a specified branch or affiliate of Designating Lender an irrevocable power of attorney to receive payments made for the benefit of Designee under the Loan Documents, to deliver and receive all communications and notices under the Credit Agreement and other Loan Documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents and amendments to or under the Credit Agreement or other Loan Documents. Designee shall not have any right to approve any waiver or amendment of the Credit Agreement, any Note or any other Loan Document, or any consent to any departure by the Borrower or Southern therefrom, except to the extent that such waiver, amendment or consent would reduce the principal of, or interest on, the Notes or any fees or any other amounts payable under any Loan Document or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or any other amounts payable under any Loan Document. Any document executed by such agent on the Designee's behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designee. The Borrower, the Agent and each of the Lenders may rely on and are beneficiaries of the preceding provisions.

                  5. Following the execution of this Designation Agreement by the Designating Lender and its Designee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on the signature page of this Designation Agreement.

                  6. Each of the Designating Lender and the Agent hereby (a) acknowledges that the Designee is relying on the non-petition provisions of Section 8.12 of the Credit Agreement as agreed to by all signatories thereto; and (b) reaffirms that it will not institute against the Designee or join any other Person in instituting against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law for one year and one day after the payment in full of the latest maturing commercial paper note issued by the Designee.

                  7. The Designating Lender unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Designation Agreement or any Loan Documents or any action taken or omitted by the Designee hereunder or thereunder; provided that the Designating Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

                  8. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Advances as a Designated Lender pursuant to
         Article II of the Credit Agreement and the rights and obligations of a Designated Lender related thereto; provided that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designee which is not otherwise required to repay obligations of the Designee Lender which are then due and payable. Notwithstanding the foregoing, the Designating Lender or a specified branch or affiliate of Designating Lender, as administrative agent for the Designee, shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designee and the Designating Lender with respect to the Credit Agreement, including any indemnification obligations under Section 7.05 of the Credit Agreement and any sums otherwise payable to any Loan Party by the Designee.

                  9. This Designation Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

                  10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

                  IN WITNESS WHEREOF, the Designating Lender and the Designee intending to be legally bound, have caused this Designation Agreement to be executed by their officers duly authorized for such purpose, as of the date first above written.

                  [NAME OF DESIGNATING LENDER],
                      as Designating Lender


                  By:
                       --------------------------------------------------
                       Name:
                       Title:


                  [NAME OF DESIGNEE], as Designee


                  By:
                       --------------------------------------------------
                       Name:
                       Title:


                                                              Lending Office
(and address for notices):


Accepted this __ day of ________, ____               Effective Date:

CITIBANK, N.A.
  as Agent


By:
     -----------------------------------------------
      Name:
      Title:

                                                      EXHIBIT I-1
                                           SOUTHERN POWER COMPANY
                                                 CREDIT AGREEMENT

                         [Letterhead of R.W. Beck, Inc.]


[Funds Availability Date]

Citibank, N.A.
388 Greenwich Street, 20th Floor
New York, New York 10013
     (as Agent for the Lenders)

Subject: Independent Engineer's Report
                  Southern Power Company Initial Projects

Ladies and Gentlemen:

                  This letter is furnished pursuant to Section 3.01(c)(vi) of the Credit Agreement dated as of ____________ ___, 2001 (the "Credit Agreement") by and among Southern Power Company (the "Borrower"), Citibank, N.A. (the "Agent"), Salomon Smith Barney Inc., as Lead Arranger and Syndication Agent, the Co-Arrangers and the financial institutions named therein (the "Lenders"). Capitalized terms used in this letter and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

          R. W. Beck, Inc. (the "Independent Engineer") has been retained by the Agent, on behalf of the Lenders, as the Independent Engineer and it has prepared an Independent Engineer's Report dated October 16, 2001 (the "Report") relating to the combustion turbine power generation facilities located in Autauga County, Alabama (the "Autaugaville Facility"); Lee County, Alabama (the "Goat Rock Facility"); Athens, Georgia (the "Dahlberg Facility"); and near Atlanta, Georgia (the "Wansley Facility" and, collectively, the "Initial Projects"), a copy of which is attached as Annex A.

                  The Report was prepared pursuant to the scope of services under our Professional Services Agreement with the Agent on behalf of the Lenders and those services were provided in accordance with generally accepted engineering practices.

                  In connection with the preparation of the Report, personnel of the Independent Engineer have participated in meetings or telephone discussions with representatives of the Borrower, counsel to the Borrower, the Agent, and counsel to the Agent in regard to the Initial Projects.

                  Based on our review of the information made available to us by the Borrower on the Initial Projects as of the date of the Report, we have noted, among other things as set forth in the Report, certain observations and have arrived at certain conclusions regarding the design, technical provisions of the agreements and other aspects of the Initial Projects as set forth below. The Agent and the Lenders are encouraged to read the Report in its entirety for the purpose of understanding the following observations and conclusions:

     1. Each of the Initial Projects, from a technical and engineering perspective, appears to have been, or is expected to be, designed by Southern Company Services, Inc. ("SCS") in accordance with prudent industry standards and practices for similar plants.

     2. SCS has demonstrated experience in the design, engineering, procurement, and construction of power plants similar to each of the Initial Projects. Alabama Power Company and Georgia Power Company have demonstrated experience in the operation of power plants similar to each of the Initial Projects.

     3. Based on GE's previously demonstrated capability to address issues similar to those related to the Frame 7F/FA described in the Report, each of the Initial Projects utilizes sound technology and proven methods of electric generation in accordance with generally accepted industry practice. If operated and maintained consistent with generally accepted industry practices, each of the Initial Projects should be capable of meeting: (1) the heat rate, output, and availabilities assumed in the Initial Base Case Projections as set forth in
Section 8 of the Report; (2) the requirements set forth in each Power Purchase Agreement (if any) entered into with respect to such Initial Project and referred to in Section 5 of the Report (collectively, the "Relevant Power Purchase Agreements"); and (3) the requirements of the major permits and approvals required for the construction and operation of each of the Initial Projects (the "Project Permits").

     4. The performance tests used, or to be used, to determine whether each of Substantial Completion and Final Completion with respect to each of the Initial Projects has been achieved are (a) consistent with the testing procedures set forth in, or determined pursuant to, Schedule V of the Credit Agreement; (b) similar to performance test programs conducted for electric generating plants of the type and size of such Initial Project with which we are familiar; (c) adequate for demonstrating the capability of the Initial Projects to meet the Guaranteed Heat Rate, Guaranteed Output, and the air emissions requirements under the Project Permits, in each case, applicable thereto; and (d) consistent with the testing procedures set forth in the Relevant Power Purchase Agreements.

     5. The construction schedule applicable to each of the Initial Projects, other than the Dahlberg Project, as determined pursuant to the major equipment supply contracts and major construction contracts, is consistent with (a) the Scheduled Completion Date, as set forth in the Project Schedule for that Initial Project; and (b) the requirements under all Relevant Power Purchase Agreements entered into with respect to such Initial Project. The performance guarantees applicable to each of the Initial Projects, as contained in the major equipment supply contracts and major construction contracts are consistent with (i) the Guaranteed Output and Guaranteed Heat Rate applicable thereto, each as set forth in the Project Schedule for that Initial Project; and (ii) all corresponding performance guarantees in all Relevant Power Purchase Agreements entered into with respect to such Initial Project.

     6. The Dahlberg Project has and, upon achievement of Substantial Completion, the proposed design of each of the other Initial Projects will be consistent with the obligations relating to performance of such Initial Project under the Relevant Power Purchase Agreements applicable thereto.


                  For purposes of this letter, the Independent Engineer has, at the request of the Agent, carried out certain limited procedures for the period commencing October 17, 2001 and ending on____________ ___, ___ [Insert the date of this certificate], consisting solely of the making of inquiries of the Borrower as to whether there has been any material change in the information provided by them, and upon which the Independent Engineer relied, for purposes of the Report. These procedures would not be sufficient under generally accepted engineering practices to enable the Independent Engineer to express an opinion as to the matters covered by the Report and would not necessarily reveal matters of significance with respect to the statement in the last sentence of this paragraph. The Independent Engineer, therefore, expresses no opinion as to the matters covered by the Report as of any date subsequent to the date of the Report and makes no representations as to the sufficiency of the foregoing procedures for the Agent's purposes. Nothing has come to the attention of the Independent Engineer as a result of the foregoing procedures, however, that caused the Independent Engineer to believe that, as of the date to which the procedures were carried out, the opinions of the Independent Engineer set forth in the Report were not correct. The Borrower did inform us of a matter which it believed did not represent a material change in the information provided by them which is described in Attachment A to this letter.

                  This letter is solely for the information of, and assistance to, the Agent and the Lenders in conducting and documenting their investigation of the matters covered by the Report in connection with the Initial Projects and is not to be used, circulated, quoted, or otherwise referred to within or without the lending group for any purpose, nor is it to be referred to in whole or in part in any other document, except that reference may be made to it in the above-mentioned Credit Agreement or in any list of closing documents pertaining to the Initial Projects.

                  The Independent Engineer disclaims any obligation to update this letter. This letter is not intended to, and may not, be relied upon by any party other than the Agent and the Lenders.


Very truly yours,

R. W. BECK, INC.

[Name]
Principal and Senior Director

                                                 EXHIBIT I-2
                                                SOUTHERN POWER COMPANY
                                                      CREDIT AGREEMENT



                         [Letterhead of R.W. Beck, Inc.]



[Date of Initial Borrowing
for relevant Subsequent Project]



Citibank, N.A.
388 Greenwich Street, 20th Floor
New York, New York 10013
     (as Agent for the Lenders)

Subject: Independent Engineer's Report
                  Southern Power Company Subsequent Project(s)

Ladies and Gentlemen:

                  This letter is furnished pursuant to Section [3.04(a)(iv)(C)] / [3.04(b)(v)(C)] / [3.06(d)] of the Credit Agreement dated as of ____________
___, 2001 (the "Credit Agreement") by and among Southern Power Company (the "Borrower"), Citibank, N.A. (the "Agent"), Salomon Smith Barney Inc., as Lead Arranger and Syndication Agent, the Co-Arrangers and the financial institutions named therein (the "Lenders"). Capitalized terms used in this letter and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

                  R. W. Beck, Inc. (the "Independent Engineer") has been retained by the Agent, on behalf of the Lenders, as the Independent Engineer and it has prepared an Independent Engineer's Report dated _______ __, ____ the "Report") relating to the [insert name(s) of Subsequent Project(s)](the "Subsequent Project(s)"), a copy of which is attached as Annex A.

                  The Report was prepared pursuant to the scope of services under our Professional Services Agreement with the Agent on behalf of the Lenders and those services were provided in accordance with generally accepted engineering practices.

                  In connection with the preparation of the Report, personnel of the Independent Engineer have participated in meetings or telephone discussions with representatives of the Borrower[, counsel to the Borrower, the Agent, and counsel to the Agent] in regard to the Subsequent Project(s).

                  Based on our review of the information made available to us by the Borrower on the Subsequent Project(s) as of the date of the Report, we have noted, among other things as set forth in the Report, certain observations and have arrived at certain conclusions regarding the design, technical provisions of the agreements and other aspects of the Subsequent Project(s) as set forth below. The Agent and the Lenders are encouraged to read the Report in its entirety for the purpose of understanding the following observations and conclusions:

     1. Each of the Subsequent Projects, from a technical and engineering perspective, appears to have been, or is expected to be, designed by Southern Company Services, Inc. ("SCS") in accordance with prudent industry standards and practices for similar plants.

     2. SCS has demonstrated experience in the design, engineering, procurement, and construction of power plants similar to each of the Subsequent Projects. [An affiliate of Southern Company] has demonstrated experience in the operation of power plants similar to each of the Subsequent Projects.

     3. The major components of each of the Subsequent Projects (including, without limitation, the turbines, generators, and heat recovery steam generators) are identical to the components incorporated in one or more of the Initial Projects.

     4. Each of the Subsequent Projects utilizes sound technology and proven methods of electric generation in accordance with generally accepted industry practice. If operated and maintained consistent with generally accepted industry practices, each of the Subsequent Projects should be capable of meeting: (1) the heat rate, output, and availabilities assumed in its Project Base Case Projections as set forth in Section [ ] of the Report; (2) the requirements set forth in each Power Purchase Agreement (if any) entered into with respect to such Subsequent Project and referred to in Section [ ] of the Report
(collectively,   the  "Relevant  Power  Purchase   Agreements");   and  (3) the
requirements of the major permits and approvals required for the construction and operation of each of the Subsequent Projects (the "Project Permits").

     5. The performance tests used, or to be used, to determine whether each of Substantial Completion and Final Completion with respect to each of the Subsequent Projects has been achieved are (a) consistent with the testing procedures set forth in, or determined pursuant to, Schedule V of the Credit Agreement; (b) similar to performance test programs conducted for electric generating plants of the type and size of such Subsequent Project with which we are familiar; (c) adequate for demonstrating the capability of the Subsequent Project(s) to meet the Guaranteed Heat Rate, Guaranteed Output, and the air emissions requirements under the Project Permits, in each case, applicable thereto; and (d) consistent with the testing procedures set forth in the Relevant Power Purchase Agreements.

     6. The construction schedule applicable to each of the Subsequent Projects, as determined pursuant to the major equipment supply contracts and major construction contracts, is consistent with (a) the Scheduled Completion Date, as set forth in the Project Schedule for that Subsequent Project; and (b) the requirements under all Relevant Power Purchase Agreements entered into with respect to such Subsequent Project. The performance guarantees applicable to each of the Subsequent Projects, as contained in the major equipment supply
contracts  and  major  construction   contracts  are  consistent  with (i)  the
Guaranteed Output and Guaranteed Heat Rate applicable thereto, each as set forth in the Project Schedule for hat Subsequent Project; and (ii) all corresponding performance guarantees in all Relevant Power Purchase Agreements entered into with respect to such Subsequent Project.

     7. Upon achievement of Substantial Completion, the [proposed] design of each of the Subsequent Projects was, or will be, consistent with the obligations relating to performance of such Subsequent Project under the Relevant Power Purchase Agreements applicable thereto.

     8. Set out in Sections [ ] and [ ] of the Report is a description of each material project contract for the construction (if applicable), operation and maintenance of each of the Subsequent Projects, including, without limitation, all equipment supply contracts with respect to major components and construction contracts (if such Subsequent Project is not a Completed Project), interconnection contracts, contracts for the supply and transportation of fuel (unless one or more of the Relevant Power Purchase Agreements have been entered into with respect to the entire output of such Subsequent Project, and the purchaser(s) thereunder are solely responsible for fuel supply and transportation), the supply and discharge of water and the operation and maintenance of such Subsequent Project, and long term service contract(s) with respect to turbines and generators, in each case, in existence as of the date hereof (with respect to each of the Subsequent Projects, the "Project Contracts"). The term and technical and pricing provisions of the Project Contracts with respect to each of the Subsequent Projects have been taken into consideration in the preparation of the Project Base Case Projections.

     9. Set out in Section [ ] of the Report is a list and brief description of the Project Permits. Although all Project Permits have not been obtained to date, some of which cannot be obtained until a respective project is ready to operate, we are not aware of any technical or engineering circumstances that would prevent the issuance of the remaining Project Permits. The technical provisions of the Project Permits with respect to each of the Subsequent Projects have been taken into consideration in the preparation of the Project Base Case Projections.

     10. The Initial Project Budget for each of the Subsequent Projects includes all Project Costs anticipated to be incurred up to Final Completion of such Subsequent Project (including contingency). The construction cost included in the Initial Project Budget has been developed in accordance with generally accepted estimating practices and is comparable to the like costs of other projects similar in size and technology with which we are familiar.

     11. The Project Base Case  Projections for each of the Subsequent  Projects
(a) incorporate the forecasted prices for electricity and fuel provided to us by the Independent Market Consultant applicable to such Subsequent Project; (b) incorporate assumptions regarding heat rates, outputs and availabilities that we believe to be achievable; and (c) include the assumption (as agreed between the Borrower and the Lenders) that the debt referred to in such Project Base Case Projections has a term of 20 years and that such debt will bear interest at the rate of 8.25% per annum throughout its term.

     12. Environmental site assessments for each of the Subsequent Projects performed by [Insert name of environmental consultant that performed assessment] were conducted in a manner consistent with industry standards, using comparable industry protocols for similar studies with which we are familiar. The results of the environmental site assessments with respect to each of the Subsequent Projects have been taken into consideration in the preparation of the Project Base Case Projections.


                  For purposes of this letter, the Independent Engineer has, at the request of the Agent, carried out certain limited procedures for the period commencing ____________ ___, ___ [Insert the date one day after the date of the Report] and ending on____________ ___, ___ [Insert the date of this certificate], consisting solely of the making of inquiries of the Borrower as to whether there has been any material change in the information provided by them, and upon which the Independent Engineer relied, for purposes of the Report. These procedures would not be sufficient under generally accepted engineering practices to enable the Independent Engineer to express an opinion as to the matters covered by the Report and would not necessarily reveal matters of significance with respect to the statement in the last sentence of this paragraph. The Independent Engineer, therefore, expresses no opinion as to the matters covered by the Report as of any date subsequent to the date of the Report and makes no representations as to the sufficiency of the foregoing procedures for the Agent's purposes. Nothing has come to the attention of the Independent Engineer as a result of the foregoing procedures, however, that caused the Independent Engineer to believe that, as of the date to which the procedures were carried out, the opinions of the Independent Engineer set forth in the Report were not correct.

                  This letter is solely for the information of, and assistance to, the Agent and the Lenders in conducting and documenting their investigation of the matters covered by the Report in connection with the Subsequent Project(s) and is not to be used, circulated, quoted, or otherwise referred to within or without the lending group for any purpose, nor is it to be referred to in whole or in part in any other document, except that reference may be made to it in the above-mentioned Credit Agreement or in any list of closing documents pertaining to the Subsequent Project(s).

                  The Independent Engineer disclaims any obligation to update this letter. This letter is not intended to, and may not, be relied upon by any party other than the Agent and the Lenders.

Very truly yours,

R. W. BECK, INC.

[Name]
Principal and Senior Director

                                                                   EXHIBIT I-3
                                                        SOUTHERN POWER COMPANY
                                                              CREDIT AGREEMENT



                         [Letterhead of R.W. Beck, Inc.]


[Date of Initial Borrowing
for relevant Initial Project]

[Date of Initial Borrowing
for relevant Initial Project]



Citibank, N.A.
388 Greenwich Street, 20th Floor
New York, New York 10013
     (as Agent for the Lenders)

Subject: Independent Engineer's Report
                  Southern Power Company Initial Project(s)

Ladies and Gentlemen:

     This letter is furnished pursuant to Section 3.02(d)(i) of the Credit Agreement dated as of ___________ ___, 2001 (the "Credit Agreement") by and among Southern Power Company (the "Borrower"), Citibank, N.A. (the "Agent"), Salomon Smith Barney Inc., as Lead Arranger and Syndication Agent, the Co-Arrangers and the financial institutions named therein (the "Lenders"). Capitalized terms used in this letter and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

     R. W. Beck, Inc. (the "Independent Engineer") was retained by the Agent, on behalf of the Lenders, as the Independent Engineer and it prepared an Independent Engineer's Report dated October 16, 2001 (the "Report") relating to the [insert name(s) of Initial Project(s)](the "Initial Project(s)"), a copy of which is attached as Annex A.

     The Report was prepared pursuant to the scope of services under our Professional Services Agreement with the Agent on behalf of the Lenders and those services were provided in accordance with generally accepted engineering practices.

     In connection with the preparation of the Report, personnel of the Independent Engineer have participated in meetings or telephone discussions with representatives of the Borrower, counsel to the Borrower, the Agent, and counsel to the Agent in regard to the Initial Project(s).

     For purposes of this letter, the Independent Engineer has, at the request of the Agent, carried out certain limited procedures for the period commencing October 17, 2001 and ending on____________ ___, ___ [Insert the date of this certificate], consisting solely of the making of inquiries of the Borrower as to whether there has been any material change in the information provided by them, and upon which the Independent Engineer relied, for purposes of the Report. These procedures would not be sufficient under generally accepted engineering practices to enable the Independent Engineer to express an opinion as to the matters covered by the Report and would not necessarily reveal matters of significance with respect to the statement in the last sentence of this paragraph. The Independent Engineer, therefore, expresses no opinion as to the matters covered by the Report as of any date subsequent to the date of the Report and makes no representations as to the sufficiency of the foregoing procedures for the Agent's purposes. Nothing has come to the attention of the Independent Engineer as a result of the foregoing procedures, however, that caused the Independent Engineer to believe that, as of the date to which the procedures were carried out, the opinions of the Independent Engineer set forth in the Report were not correct.

     This letter is solely for the information of, and assistance to, the Agent and the Lenders in conducting and documenting their investigation of the matters covered by the Report in connection with the Initial Project(s) and is not to be used, circulated, quoted, or otherwise referred to within or without the lending group for any purpose, nor is it to be referred to in whole or in part in any other document, except that reference may be made to it in the above-mentioned Credit Agreement or in any list of closing documents pertaining to the Initial Project(s).

                  The Independent Engineer disclaims any obligation to update this letter. This letter is not intended to, and may not, be relied upon by any party other than the Agent and the Lenders.



Very truly yours,

R. W. BECK, INC.


[Name]
Principal and Senior Director

                                                        EXHIBIT J-1
                                             SOUTHERN POWER COMPANY
                                                   CREDIT AGREEMENT


                         [Letterhead of Marsh USA Inc.]


[Funds Availability Date]


The Lenders referred to below and
Citibank, N.A. (as Agent for such Lenders)


Ladies and Gentlemen:

We refer to the Credit Agreement dated as of [_____], 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among Southern Power Company (the "Borrower"), Salomon Smith Barney Inc., as Lead Arranger and Syndication Agent, the Co-Arrangers and Lenders party thereto and Citibank, N.A., as administrative agent (the "Agent") for the Lenders. Defined terms used in this certificate and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

The undersigned, a duly authorized representative of Marsh USA Inc. (the "Insurance Consultant"), hereby certifies that:

1. This certificate is delivered pursuant to Section 3.01(c)(vii) of the Credit Agreement.

2. In connection with the Credit Agreement, the Insurance Consultant has been retained to prepare the Independent Insurance Consultant's Report dated [________], 2001 (the "Report") relating to the Initial Projects, a true and correct copy of which is attached hereto as Annex A. The Report represents the Insurance Consultant's professional opinion as of the date thereof and was prepared in accordance with generally accepted practices for independent insurance consulting and with the standards of care practiced by leading independent insurance consultants in performing similar tasks on like projects and financings.

3. The Insurance Consultant acknowledges that pursuant to the Credit Agreement, the Lenders will be providing financing to the Borrower for the acquisition, development, construction, operation and/or maintenance of the Initial Projects.

4. After due inquiry, we hereby confirm that since the date of the Report, no event or circumstance has occurred which:

         (a) makes, as of the date hereof, any material information or material statement contained in the Report, read as a whole, untrue or incorrect; or

         (b) should be reflected in the Report in order to make the statements and information contained therein, read as a whole and in light of the circumstances under which they were made, not misleading; or

         (c) results, as of the date hereof, in the Report, read as a whole, omitting to state any material matter relevant to the insurance program for, or insurable events, losses or casualties relating to, the Initial Projects.

5. This certificate is solely for the information of, and assistance to, Citibank, N.A. as Agent and the Lenders from time to time under the Credit Agreement, and is not to be otherwise used, circulated, quoted or referred to within any document, unless specifically consented to in writing by the Insurance Consultant.


Marsh USA Inc.

By:
   ---------------------------------
Name:
Title:

                                                       EXHIBIT J-2
                                                     SOUTHERN POWER COMPANY
                                                           CREDIT AGREEMENT


                         [Letterhead of Marsh USA Inc.]


[Date of initial Borrowing
for relevant Subsequent Project]


The Lenders referred to below and
Citibank, N.A. (as Agent for such Lenders)

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of [_____], 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among Southern Power Company (the "Borrower"), Salomon Smith Barney Inc., as Lead Arranger and Syndication Agent, the Co-Arrangers and Lenders party thereto and Citibank, N.A., as administrative agent (the "Agent") for the Lenders. Defined terms used in this certificate and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

The undersigned, a duly authorized representative of Marsh USA Inc. (the "Insurance Consultant"), hereby certifies that:

1. This certificate is delivered pursuant to Section [3.04(a)(iv)(D)] / [3.04(b)(v)(D)] / [3.06(d)] of the Credit Agreement.

2. In connection with the Credit Agreement, the Insurance Consultant has been retained to prepare the Independent Insurance Consultant's Report dated [________] (the "Report") relating to [insert name(s) of Subsequent Project(s)] (each a "Subsequent Project"), a true and correct copy of which is attached hereto as Annex A. The Report represents the Insurance Consultant's professional opinion as of the date thereof and was prepared in accordance with generally accepted practices for independent insurance consulting and with the standards of care practiced by leading independent insurance consultants in performing similar tasks on like projects and financings.

3. The Insurance Consultant acknowledges that pursuant to the Credit Agreement, the Lenders will be providing financing to the Borrower for the acquisition, development, construction, operation and/or maintenance of each Subsequent Project.

4. After due inquiry, we hereby confirm that since the date of the Report, no event or circumstance has occurred which:

         (a) makes, as of the date hereof, any material information or material statement contained in the Report, read as a whole, untrue or incorrect; or

         (b) should be reflected in the Report in order to make the statements and information contained therein, read as a whole and in light of the circumstances under which they were made, not misleading; or

         (c) results, as of the date hereof, in the Report, read as a whole, omitting to state any material matter relevant to the insurance program for, or insurable events, losses or casualties relating to, the Subsequent Projects.

5. We have reviewed the insurance program put in place by the Borrower to insure the Subsequent Projects and conclude that (a) the insurance coverages (including, without limitation, the types and amounts of insurances, the risks insured against, and the limits, deductibles, exclusions and excesses applicable to such insurances) are consistent with the customs and practices of the utility power industry in the United States, and (b) such insurance program is maintained with insurance companies and underwriters which are customarily used by the utility power industry in the United States to insure against the relevant risks, and the use of all such insurance companies and underwriters in accordance with such insurance program is appropriate (taking into account all applicable coverages under the relevant policies).

6. This certificate is solely for the information of, and assistance to, Citibank, N.A. as Agent and the Lenders from time to time under the Credit Agreement, and is not to be otherwise used, circulated, quoted or referred to within any document, unless specifically consented to in writing by the Insurance Consultant.


Marsh USA Inc.

By:
   ---------------------------------
Name:
Title:

                                               EXHIBIT J-3
                                              SOUTHERN POWER COMPANY
                                                    CREDIT AGREEMENT


                         [Letterhead of Marsh USA Inc.]



[Date of initial Borrowing
for relevant Initial Project]


The Lenders referred to below and
Citibank, N.A. (as Agent for such Lenders)

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of [_____], 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among Southern Power Company (the "Borrower"), Salomon Smith Barney Inc., as Lead Arranger and Syndication Agent, the Co-Arrangers and Lenders party thereto and Citibank, N.A., as administrative agent (the "Agent") for the Lenders, and to our certificate dated [Funds Availability Date] provided pursuant to Section 3.01(c)(vii) of the Credit Agreement (the "Closing Certificate") and to the report attached to the Closing Certificate (the "Report"). Defined terms used in this certificate and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

The undersigned, a duly authorized representative of Marsh USA Inc. (the "Insurance Consultant"), hereby certifies that:

1. This certificate is delivered pursuant to Section [3.02(d)(ii)] / [3.06(a)] of the Credit Agreement.

2. The Insurance Consultant acknowledges that pursuant to the Credit Agreement, the Lenders will be providing financing to the Borrower for the acquisition, development, construction, operation and/or maintenance of the Initial Projects.

3. After due inquiry, we hereby confirm that since the date of the Report, no event or circumstance has occurred which:

         (a) makes, as of the date hereof, any material information or material statement contained in the Report, read as a whole, untrue or incorrect; or

         (b) should be reflected in the Report in order to make the statements and information contained therein, read as a whole and in light of the circumstances under which they were made, not misleading; or

         (c) results, as of the date hereof, in the Report, read as a whole, omitting to state any material matter relevant to the insurance program for, or insurable events, losses or casualties relating to, the Relevant Initial Projects.

4. This certificate is solely for the information of, and assistance to, Citibank, N.A. as Agent and the Lenders from time to time under the Credit Agreement, and is not to be otherwise used, circulated, quoted or referred to within any document, unless specifically consented to in writing by the Insurance Consultant.


Marsh USA Inc.

By:
   ---------------------------------
Name:
Title:

                                                          EXHIBIT K-1
                                               SOUTHERN POWER COMPANY
                                                     CREDIT AGREEMENT



                       [Letterhead of PA Consulting, Inc.]



[Funds Availability Date]


The Lenders referred to below and
Citibank, N.A. (as Agent for such Lenders)


Ladies and Gentlemen:

We refer to the Credit Agreement dated as of [_____], 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among Southern Power Company (the "Borrower"), Salomon Smith Barney Inc., as Lead Arranger and Syndication Agent, the Co-Arrangers and Lenders party thereto and Citibank, N.A., as administrative agent (the "Agent") for the Lenders. Defined terms used in this certificate and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

The undersigned, a duly authorized representative of PA Consulting, Inc. (the "Independent Market Consultant"), hereby certifies that:

1. This certificate is delivered pursuant to Section 3.01(c)(viii) of the Credit Agreement.

2. In connection with the Credit Agreement, the Independent Market Consultant has been retained to prepare the Independent Market Consultant's Report dated [________], 2001 (the "Report") relating to the Initial Projects, a true and correct copy of which is attached hereto as Annex A. The Report represents the Independent Market Consultant's professional opinion as of the date thereof and was prepared in accordance with generally accepted practices for independent market consulting and with the standards of care practiced by leading independent market consultants in performing similar tasks on like projects and financings.

3. The Independent Market Consultant acknowledges that pursuant to the Credit Agreement, the Lenders will be providing financing to the Borrower for the acquisition, development, construction, operation and/or maintenance of the Initial Projects.

4. After due inquiry, we hereby confirm that since the date of the Report, no event or circumstance has occurred which:

         (a) makes, as of the date hereof, any material information or material statement contained in the Report, read as a whole, untrue or incorrect; or

         (b) should be reflected in the Report in order to make the statements and information contained therein, read as a whole and in light of the circumstances under which they were made, not misleading; or

         (c) results, as of the date hereof, in the Report, read as a whole, omitting to state any material matter relevant to each electric power market relevant to the Initial Projects.

5. This certificate is solely for the information of, and assistance to, Citibank, N.A. as Agent and the Lenders from time to time under the Credit Agreement, and is not to be otherwise used, circulated, quoted or referred to within any document, unless specifically consented to in writing by the Independent Market Consultant.


PA Consulting, Inc.

By:
   ---------------------------------
Name:
Title:

                                             EXHIBIT K-2
                                            SOUTHERN POWER COMPANY
                                                  CREDIT AGREEMENT



                       [Letterhead of PA Consulting, Inc.]



[Date of initial Borrowing
for relevant Subsequent Project]


The Lenders referred to below and
Citibank, N.A. (as Agent for such Lenders)


Ladies and Gentlemen:

We refer to the Credit Agreement dated as of [_____], 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among Southern Power Company (the "Borrower"), Salomon Smith Barney Inc., as Lead Arranger and Syndication Agent, the Co-Arrangers and Lenders party thereto and Citibank, N.A., as administrative agent (the "Agent") for the Lenders. Defined terms used in this certificate and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

The undersigned, a duly authorized representative of PA Consulting, Inc. (the "Independent Market Consultant"), hereby certifies that:

1. This certificate is delivered pursuant to section [3.04(a)(iv)(E)] / [3.04(b)(v)(E)] / [3.06(d)] of the Credit Agreement.

2. In connection with the Credit Agreement, the Independent Market Consultant has been retained to prepare the Independent Market Consultant's Report dated [________] (the "Report") relating to [insert name(s) of Subsequent Project(s)] (each a "Subsequent Project"), a true and correct copy of which is attached hereto as Exhibit A. The Report represents the Independent Market Consultant's professional opinion as of the date thereof and was prepared in accordance with generally accepted practices for independent market consulting and with the standards of care practiced by leading independent market consultants in performing similar tasks on like projects and financings.

3. The Independent Market Consultant acknowledges that pursuant to the Credit Agreement, the Lenders will be providing financing to the Borrower for the acquisition, development, construction, operation and/or maintenance of each Subsequent Project.

4. After due inquiry, we hereby confirm that since the date of the Report, no event or circumstance has occurred which:

         (a) makes, as of the date hereof, any material information or material statement contained in the Report, read as a whole, untrue or incorrect; or

         (b) should be reflected in the Report in order to make the statements and information contained therein, read as a whole and in light of the circumstances under which they were made, not misleading; or

         (c) results, as of the date hereof, in the Report, read as a whole, omitting to state any material matter relevant to each electric power market relevant to the Subsequent Projects.

5. This certificate is solely for the information of, and assistance to, Citibank, N.A. as Agent and the Lenders from time to time under the Credit Agreement, and is not to be otherwise used, circulated, quoted or referred to within any document, unless specifically consented to in writing by the Independent Market Consultant.


PA Consulting, Inc.

By:
   ---------------------------------
Name:
Title:

                          EXHIBIT K-3
                         SOUTHERN POWER COMPANY
                               CREDIT AGREEMENT


                       [Letterhead of PA Consulting, Inc.]



[Date of initial Borrowing
for relevant Initial Project]


The Lenders referred to below and
Citibank, N.A. (as Agent for such Lenders)

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of [_____], 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among Southern Power Company (the "Borrower"), Salomon Smith Barney Inc., as Lead Arranger and Syndication Agent, the Co-Arrangers and Lenders party thereto and Citibank, N.A., as administrative agent (the "Agent") for the Lenders, and to our certificate dated [Funds Availability Date] provided pursuant to Section 3.01(c)(viii) of the Credit Agreement (the "Closing Certificate") and to the report attached to the Closing Certificate (the "Report"). Defined terms used in this certificate and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned, a duly authorized representative of PA Consulting, Inc. (the "Independent Market Consultant"), hereby certifies that:

1. This certificate is delivered pursuant to Section [3.02(d)(iii)] / [3.06(a)] of the Credit Agreement.

2. The Independent Market Consultant acknowledges that pursuant to the Credit Agreement, the Lenders will be providing financing to the Borrower for the acquisition, development, construction, operation and/or maintenance of the Initial Projects.

3. After due inquiry, we hereby confirm that since the date of the Report, no event or circumstance has occurred which:

         (a) makes, as of the date hereof, any material information or material statement contained in the Report, read as a whole, untrue or incorrect; or

         (b) should be reflected in the Report in order to make the statements and information contained therein, read as a whole and in light of the circumstances under which they were made, not misleading; or

         (c) results, as of the date hereof, in the Report, read as a whole, omitting to state any material matter relevant to each electric power market relevant to the Initial Projects.

4. This certificate is solely for the information of, and assistance to, Citibank, N.A. as Agent and the Lenders from time to time under the Credit Agreement, and is not to be otherwise used, circulated, quoted or referred to within any document, unless specifically consented to in writing by the Independent Market Consultant.



PA Consulting, Inc.

By:
   ---------------------------------
Name:
Title:

                           EXHIBIT L-1
                          SOUTHERN POWER COMPANY
                                CREDIT AGREEMENT


                      CERTIFICATE OF SUBSTANTIAL COMPLETION

         Pursuant to that certain Credit Agreement, dated as of _________, 2001 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Credit Agreement"), by and among Southern Power Company (the "Borrower"), Salomon Smith Barney Inc., as Lead Arranger and Syndication Agent, the Co-Arrangers and Lenders party thereto, and Citibank, N.A., as administrative agent for the Lenders (the "Agent"), The Southern Company ("Southern") hereby delivers this Certificate to the Agent. Except as otherwise defined herein, capitalized terms used herein but not defined shall have the respective meanings given to them in Exhibit A attached hereto.

         Southern hereby certifies as follows:

         (i)      the [relevant] Project has achieved Mechanical Completion;

         (ii) the [relevant] Project has passed an emissions test demonstrating that it can operate in accordance with its permits;

         (iii) the [relevant] Project has achieved at least 95% of its Guaranteed Output as set forth in Schedule I hereto, has achieved a heat rate not greater than 105% of its Guaranteed Heat Rate as set forth in Schedule I hereto, in each case, pursuant to tests conducted in accordance with Schedule V to the Credit Agreement;

         (iv) the [relevant] Project has successfully completed the reliability run required pursuant to Schedule V to the Credit
                   Agreement;

         (v) the [relevant] Project has obtained final, non-appealable permits required to operate as designed as of the date hereof;

         (vi) all necessary facilities for the transportation of natural gas to, the necessary electric interconnect facilities for, and all necessary facilities for the procurement, transportation and discharge of water to and from, the [relevant] Project have been completed; and

         (vii) based upon the foregoing, the [relevant] Project has achieved Substantial Completion as of the date hereof.

         Southern has caused this Certificate to be executed and delivered by its duly authorized officer as of the _____ day of ___________, 200__.


                                THE SOUTHERN COMPANY


                                By:
                                         -------------------------------------
                                Name:
                                         -------------------------------------
                                Title:
                                         -------------------------------------

                                    EXHIBIT A

                                   Definitions


"[Relevant] Project" means the [Project description].

"Guaranteed Heat Rate" means the average heat rate associated with the [relevant] Project while operating in [base mode (namely, at 100% combustion turbine load)] / [ specify mode of operation applicable to Guaranteed Heat Rate ] at the rated conditions for the [relevant] Project, as set forth in Schedule I hereto.

"Guaranteed Output" means the capability of the [relevant] Project with [all possible modes of operation in use] / [ specify mode of operation applicable to Guaranteed Output ] at the rated conditions for the [relevant] Project, as set forth in Schedule I hereto.

"Mechanical Completion" means (a) all construction work for the [relevant] Project has been completed according to the proper scope of work and the [relevant] Project is ready for performance testing with the exception of Punch List Items; (b) satisfactory completion of the materials and equipment associated with individual turnover packages (with all items within the turnover package completed to the satisfaction of the Borrower's start-up or testing manager, all equipment capable of operation in a safe and proper manner without voiding warranties, all equipment systems installed associated with the turnover package, including remote control systems, ready to commence start-up and testing) and the satisfactory completion and documentation of the construction completion testing; and (c) all construction, temporary facilities that may interfere with or disrupt the Borrower's start-up and plant testing activities, waste material and rubbish have been removed from the work area.

"Punch List Items" means those incomplete work items that do not have a material effect on the operations and maintenance of the [relevant] Project, including painting, platforms, and damaged instrument glass.

"Substantial Completion" means (a) achievement of Mechanical Completion; (b) the [relevant] Project has passed an emissions test demonstrating that it can operate in accordance with its permits; (c) the [relevant] Project has achieved at least 95% of its Guaranteed Output, has achieved a heat rate not greater than 105% of its Guaranteed Heat Rate, in each case, as set forth in Schedule I hereto and as tested in accordance with the testing procedures applicable to the [relevant] Project set forth in, or determined in accordance with, Schedule V to the Credit Agreement; (d) the [relevant] Project has successfully completed the reliability run applicable thereto, as set forth in, or determined in accordance with, Schedule V to the Credit Agreement; (e) the [relevant] Project has obtained final, non-appealable permits required to operate as designed as of the date hereof; and (f) all necessary facilities for the transportation of natural gas to, the necessary electric interconnect facilities for, and all necessary facilities for the procurement, transportation and discharge of water to and from, the [relevant] Project have been completed.

                                   Schedule I

                                Rated Conditions

                                    EXHIBIT L-2
                                   SOUTHERN POWER COMPANY
                                         CREDIT AGREEMENT


                         CERTIFICATE OF FINAL COMPLETION


         Pursuant to that certain Credit Agreement, dated as of _________, 2001 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Credit Agreement"), by and among Southern Power Company (the "Borrower"), Salomon Smith Barney Inc., as Lead Arranger and Syndication Agent, the Co-Arrangers and Lenders party thereto, and Citibank, N.A., as administrative agent for the Lenders (the "Agent"), The Southern Company ("Southern") hereby delivers this Certificate to the Agent. Except as otherwise defined herein, capitalized terms used herein but not defined shall have the respective meanings given to them in Exhibit A attached hereto.

         Southern hereby certifies as follows:

         (i)      the [relevant] Project has achieved Substantial Completion;

         (ii) the tested output in megawatts for the [relevant] Project has achieved 100% of its Guaranteed Output and the [relevant] Project has achieved an average tested heat rate not greater than 100% of its Guaranteed Heat Rate, in each case, as set forth in Schedule I hereto and pursuant to tests conducted in accordance with Schedule V to the Credit Agreement; and

         (iii) based upon the foregoing, the [relevant] Project has achieved Final Completion as of the date hereof.

         Southern has caused this Certificate to be executed and delivered by its duly authorized officer as of the _____ day of ___________, 200__.


                                           THE SOUTHERN COMPANY



                                           By:
                                                    --------------------------
                                           Name:
                                                    --------------------------
                                           Title:
                                                    --------------------------

                                    EXHIBIT A

                                   Definitions


"[Relevant] Project" means the [Project description].

"Final Completion" means (a) the [relevant] Project has achieved Substantial Completion; (b) the tested output in megawatts for the [relevant] Project has achieved 100% of its Guaranteed Output pursuant to tests conducted in accordance with Schedule V to the Credit Agreement; and (c) the [relevant] Project has achieved a tested heat rate not greater than 100% of its Guaranteed Heat Rate pursuant to tests conducted in accordance with Schedule V to the Credit Agreement.

"Guaranteed Heat Rate" means the average heat rate associated with the [relevant] Project while operating in [base mode (namely, at 100% combustion turbine load)] / [ specify mode of operation applicable to Guaranteed Heat Rate ] at the rated conditions for the [relevant] Project, as set forth in Schedule I hereto.

"Guaranteed Output" means the capability of the [relevant] Project with [all possible modes of operation in use] / [ specify mode of operation applicable to Guaranteed Output ] at the rated conditions for the [relevant] Project, as set forth in Schedule I hereto.

"Mechanical Completion" means (a) all construction work for the [relevant] Project has been completed according to the proper scope of work and the [relevant] Project is ready for performance testing with the exception of Punch List Items; (b) satisfactory completion of the materials and equipment associated with individual turnover packages (with all items within the turnover package completed to the satisfaction of the Borrower's start-up or testing manager, all equipment capable of operation in a safe and proper manner without voiding warranties, all equipment systems installed associated with the turnover package, including remote control systems, ready to commence start-up and testing) and the satisfactory completion and documentation of the construction completion testing; and (c) all construction, temporary facilities that may interfere with or disrupt the Borrower's start-up and plant testing activities, waste material and rubbish have been removed from the work area.

"Punch List Items" means those incomplete work items that do not have a material effect on the operations and maintenance of the [relevant] Project, including painting, platforms, and damaged instrument glass.

"Substantial Completion" means (a) achievement of Mechanical Completion; (b) the [relevant] Project has passed an emissions test demonstrating that it can operate in accordance with its permits; (c) the [relevant] Project has achieved at least 95% of its Guaranteed Output, has achieved a heat rate not greater than 105% of its Guaranteed Heat Rate, in each case, as set forth in Schedule I hereto and as tested in accordance with the testing procedures applicable to the [relevant] Project set forth in, or determined in accordance with, Schedule V to the Credit Agreement; (d) the [relevant] Project has successfully completed the reliability run applicable thereto, as set forth in, or determined in accordance with, Schedule V to the Credit Agreement; (e) the [relevant] Project has obtained final, non-appealable permits required to operate as designed as of the date hereof; and (f) all necessary facilities for the transportation of natural gas to, the necessary electric interconnect facilities for, and all necessary facilities for the procurement, transportation and discharge of water to and from, the [relevant] Project have been completed.

                                   Schedule I

                                Rated Conditions

                                                                EXHIBIT M
                                                     SOUTHERN POWER COMPANY
                                                           CREDIT AGREEMENT

                          [SOUTHERN COMPANY LETTERHEAD]

                               ____________, 2001


Citibank, N.A., as Agent for
the Lenders under, and as defined in,
the Credit Agreement referred to below


Ladies and Gentlemen:

         The Southern Company ("Southern") hereby refers to that certain Credit Agreement, dated as of the date hereof (the "Credit Agreement"), among Southern Power Company (the "Borrower"), the Initial Lenders named therein, Citibank, N.A., as Agent, Salomon Smith Barney Inc., as Lead Arranger and Syndication Agent, and the Co-Arrangers. Except as otherwise defined in this letter agreement (the "Agreement"), capitalized terms used herein but not defined shall have the respective meanings given to them in the Credit Agreement. Southern owns all of the outstanding stock of the Borrower and acknowledges that it will benefit from the Credit Agreement.

         Southern, therefore, hereby agrees as follows:

                  (a) if (1) the [name of development authority] (including its successors and permitted assigns, the "Development Authority") shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its property; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the U.S. Bankruptcy Code (as now or hereafter in effect) or any similar law of any applicable jurisdiction;
(iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts; or (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the U.S. Bankruptcy Code or any similar law of any applicable jurisdiction; or (2) a proceeding or case shall be commenced, without the application or consent of the Development Authority, in any court of competent jurisdiction, seeking (A) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts; (B) the appointment of a trustee, receiver, custodian, liquidator or the like of the Development Authority or of all or substantially all of its assets; or (C) similar relief in respect of the Development Authority under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue unstayed and in effect for a period of ninety (90) or more days (each a "Bankruptcy Event");

                  (b) if, as a result of such Bankruptcy Event, the Borrower's leasehold interest with the Development Authority in respect of the [name of leased project], or any of the Borrower's rights, powers and remedies under or in connection with the lease of the [name of leased project] with the Development Authority, or any documents related thereto, is materially and adversely affected; and

                  (c) if revenues of the Borrower (after payment of (i) all operating expenses; and (ii) all Recourse Debt of the Borrower (other than the Project Debt relating to the [name of leased project]) then due and payable, and accrued interest thereon) are insufficient to repay any or all of the principal amount of the Project Debt outstanding with respect to the [name of leased project], and accrued interest thereon, in each case, as and when due;

then, Southern shall (A) on the Final Maturity Date (or, if required to be prepaid prior to the Final Maturity Date pursuant to the Credit Agreement, on such earlier date), pay to the Agent, for the account of the Lenders and on behalf of the Borrower, such amount as may be required to pay in full the outstanding principal of all Advances then outstanding with respect to the [name of leased project] and all accrued and unpaid interest related thereto; (B) pay all interest due and payable, from time to time, on the outstanding Advances made with respect to the [name of leased project]; and (C) upon the maturity thereof, pay to the holders of all Commercial Paper then outstanding with respect to the [name of leased project] and for which there are one or more CP Commitment Reservations then outstanding (or a trustee on behalf of such holders), for the account of the Borrower, such amount as may be required to pay in full the outstanding principal of all such Commercial Paper and all accrued and unpaid interest related thereto.

         This Agreement has been duly executed and delivered by Southern and constitutes the legal, valid and binding obligation of Southern enforceable against Southern in accordance with its terms, subject to laws affecting the enforcement of creditors' rights generally and to general principles of equity.

         This Agreement is intended to be solely for the benefit of the Borrower, the Agent and the Lenders and is not intended to and shall not confer any rights or benefits on any other party.




                                                     Very truly yours,

                                                     The Southern Company


                                                     By:
                                                        ----------------------
                                                     Name:
                                                          --------------------
                                                     Title:
                                                           -------------------

Agreed and accepted by

Citibank, N.A.,
As Agent for and on behalf of
the Lenders

By:
   -----------------------------------------------------------
Name:
     ---------------------------------------------------------
Title:
      --------------------------------------------------------







* Include only if Utilization is CP Commitment Reservation.

** Include only if Utilization is Borrowing.

* Include only if Utilization is under Section 3.03, 3.05, 3.06(b), (c), (e) or
(f) or 3.07.

** Include unless Utilization is on Funds Availability Date.

* This date should be no earlier than five (5) Business Days after the delivery of this Assignment and Acceptance to the Agent.

** Include if Borrower's consent is required.